File No. 811-24128

As filed with the Securities and Exchange Commission

ON APRIL 29, 2026

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 2	☒

Baillie Gifford Institutional Trust

(Exact Name of Registrant as Specified in Charter)

780 Third Avenue, 43rd Floor,

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

(011-44-131-275-2000)

(Registrant’s Telephone Number, Including Area Code)

Gareth Griffiths

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

(Name and Address of Agent for Service)

It is proposed that this filing become effective on April 30, 2026 in accordance with Section 8 of the Investment Company Act of 1940.

This Amendment No. 2 to the Registration Statement is filed by the Registrant pursuant to Section 8 of the Investment Company Act of 1940. However, beneficial interests in the Fund are not being registered under the Securities Act of 1933 (the “1933 Act”), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act. This Amendment No. 2 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any security.

Prospectus for Private Placement

April 30, 2026

Baillie Gifford Institutional Long Term Global Growth Fund

Baillie Gifford Institutional Trust (the “Trust”) is an open-end management investment company consisting of one series for which Baillie Gifford Overseas Limited (the “Manager”) acts as investment adviser, Baillie Gifford Institutional Long Term Global Growth Fund (the “Fund”). This Prospectus relates to the Fund and concisely describes the information that investors should know before investing. The Fund is newly organized. Information on purchasing or redeeming shares of the Fund is available in the section entitled “Shares”, below. Please read this Prospectus carefully and keep it for future reference.

The securities described in this Prospectus are being offered only to “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities offered hereby have not been registered under the Securities Act, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt therefrom.

However, the securities are redeemable as described in this Prospectus. In certain cases, redemptions by investors in the Fund may be effected “in kind,” in which case the investors receive portfolio securities held by the Fund in lieu of cash. In such case, an investor will incur costs when the investor sells the securities distributed.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any other federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

Although the Manager is domiciled and headquartered in the United Kingdom (the “UK”), neither the Fund nor its shares are being offered or otherwise promoted to any natural or legal persons domiciled or with a registered office in the UK, where the United Kingdom Alternative Investment Fund Managers Regulations 2013, as amended, including by the European Union (Withdrawal) Act 2018 and the Alternative Investment Fund Managers (Amendment etc.) (EU Exit) Regulations 2019 (the “AIFM Law”), are in force and effect. Furthermore, in light of the structure of the Fund and the manner in which it is managed, it does not fall within the scope of the AIFM Law, and shareholders of the Fund are not subject to the protections of the AIFM Law.

No person has been authorized to make any representations or provide any information with respect to the shares except such information as is contained in this Prospectus and in the Statement of Additional Information (“SAI”) or in other materials approved by the Trust. No sales made hereunder shall under any circumstances create an implication that there has been no change in matters discussed herein since the date hereof.

Baillie Gifford Institutional Trust – Prospectus for Private Placement

FUND SUMMARY

Investment Objective

Baillie Gifford Institutional Long Term Global Growth Fund seeks to provide long-term capital appreciation.

Fees and Expenses

The tables below describe the fees and expenses that you may pay if you buy, hold, and sell shares of the Fund.

Shareholder Fees

(Fees paid directly from your investment)

Class 2	Class 3	Class 4	Class 5
None	None	None	None

Annual Fund Operating Expenses

(Expenses that you pay each year as a percentage of the value of your investment)

	Class 2	Class 3	Class 4	Class 5
Advisory Fees	0.45%	0.45%	0.45%	0.45%
Service Fees(a)	0.17%	0.10%	0.07%	0.02%
Other Expenses(b)	0.74%	0.74%	0.74%	0.74%
Total Annual Fund Operating Expenses	1.36%	1.29%	1.26%	1.21%
Fee Waiver and/or Expense Reimbursement(c)	(0.66)%	(0.66)%	(0.66)%	(0.66)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement(c)	0.70%	0.63%	0.60%	0.55%
(a)

Service Fees differ between the classes of the Fund to reflect varying levels of shareholder servicing fees payable to Baillie Gifford Overseas Limited, as described in detail under “Fund Management—Shareholder Services” below.

(b)	The Fund is newly organized. Therefore, Other Expenses have been estimated for the current fiscal year assuming Fund assets of $25 million.
(c)

Baillie Gifford Overseas Limited has contractually agreed to waive its fees and/or bear Other Expenses of the Fund until April 30, 2029 to the extent that the Fund’s Total Annual Fund Operating Expenses (excluding taxes and extraordinary expenses) exceed 0.70% for Class 2 shares, 0.63% for Class 3 shares, 0.60% for Class 4 shares, and 0.55% for Class 5 shares. This contractual agreement may only be terminated by the Board of Trustees of the Trust.

Example of Expenses

The example below is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, regardless of whether or not you redeem your shares at the end of such periods. It also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. The example below also applies any contractual expense waivers and/or expense reimbursements.

Although your actual costs may be higher or lower, based on these assumptions, your expenses would be:

Class 2		Class 3	Class 4	Class 5
1 Year	$72	$64	$61	$56
3 Years	$224	$202	$192	$176

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These transaction costs, which are not reflected in “Annual Fund Operating Expenses” or in the “Example of Expenses” above, affect the Fund’s performance. Because the Fund had not commenced operations as of December 31, 2025, the Fund’s portfolio turnover rate for the most recent fiscal year end is not yet available.

Principal Investment Strategies

The Fund seeks to meet its objective by investing in a portfolio of global common stocks and other equity securities without reference to benchmark constraints.

While the portfolio managers are not constrained by geographic limitations, the Fund ordinarily invests in securities of issuers located in at least six different countries. In addition, under normal circumstances, the Fund invests at least 40% of its total assets in securities of companies located outside the U.S. when market conditions are favorable, but, when market conditions are not favorable, invests at least 30% of its total assets in companies located outside the U.S. The Fund may invest in issuers located in emerging markets.

The Fund does not apply specific constraints with respect to market capitalization and may participate in initial public offerings (“IPOs”). In addition, investment is permitted in securities offerings that are not registered in the U.S.

The portfolio managers employ a bottom-up approach to stock selection, seeking to identify companies they believe have attractive long-term growth prospects, and select investments without regard to the geographic, industry, sector, or individual company weightings on any index. The portfolio managers focus on company research and the long-term outlook of companies and industries. Ideas can come from a wide variety of sources, including, but not limited to, research trips, company meetings, and relationships with industry thought leaders and academic institutions. Stock ideas are normally researched to assess a range of factors, including: long-term growth potential, geographic and industry positioning, competitive advantage, management, financial strength and valuation. Under normal circumstances, the intended outcome is a portfolio typically consisting of between 30 and 60 growth companies with the potential to outperform the Fund’s benchmark over the long term. The process can result in significant exposure to a single country or a small number of countries, and the Fund expects to have

Baillie Gifford Institutional Trust – Prospectus for Private Placement

considerable exposure to Chinese companies including through China A shares, which are common stocks and other equity securities that are listed or traded on a Chinese stock exchange and which are quoted in renminbi, the official currency of China. The Fund is a non-diversified fund, which means that it may invest a relatively large percentage of its assets in a small number of issuers, industries or sectors. The Fund aims to hold securities for long periods (typically at least 5 years), which generally results in relatively low portfolio turnover and is in line with the portfolio managers’ long-term investment outlook.

When assessing a company’s long-term growth prospects, the portfolio managers seek to identify and to incorporate a range of factors that they believe are material to managing the Fund’s investment risks and maximizing capital appreciation. The Manager believes that a company selected for the Fund’s portfolio is unlikely to be financially sustainable in the long run if the portfolio managers believe that its approach to business is fundamentally out of line with changing societal expectations. The portfolio managers employ an investment process designed to identify companies with practices they believe are aligned with sustainable financial growth over the long-term, including environmental, social, and/or governance characteristics, such as stewardship, sustainable business practices, and/or corporate culture. With respect to the consideration of a company’s environmental characteristics, the portfolio managers believe that the possibility of climate-related disruptions and the related transition to a low-carbon economy present opportunities for, and specific risks relevant to, the Fund’s holdings. As a result, the portfolio managers generally seek to invest the Fund’s assets in companies that they believe are “climate-fit” for the future, which are companies that take appropriate steps (in the view of and as determined by the portfolio managers) to (i) reduce their direct and indirect greenhouse gas emissions (i.e., pursue “net zero” carbon emission ambitions or targets), (ii) integrate the related challenges into business strategies (i.e., the company undertakes steps to understand and manage the related technological, market and environmental changes confronting its business), and/or (iii) provide robust disclosure on climate change and other significant environmental issues so that investors can better assess the related investment risks and opportunities to such company. However, the portfolio managers do not employ categorical restrictions or exclusions in assessing a company’s climate-fitness. The portfolio managers expect that companies that they assess as climate-fit under the Fund’s investment process will ultimately correlate with companies that themselves are aligned with a broader global transition toward net zero carbon emissions.

The portfolio managers may sell a holding if they determine there has been a material deterioration in the investment case or as appropriate to make other investments or meet redemptions.

The Fund invests in equity securities either directly or indirectly, such as through depositary receipts, and may invest in preferred stocks, convertible securities, rights and warrants. The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. The Fund does not expect to engage in currency hedging and thus expects to be fully exposed to currency fluctuations relative to the U.S. dollar.

Principal Risks

The Fund’s net asset value and returns will be impacted by the performance of the underlying investments of the Fund. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money by investing in the Fund.

The principal risks of investing in the Fund (in alphabetical order after the first five risks) are:

—

Investment Style Risk – Baillie Gifford Overseas Limited (the “Manager”) actively makes investment decisions for the Fund through bottom-up stock selection. Accordingly, the Fund will have risk characteristics that differ from its benchmark index. The Manager’s judgments about the attractiveness, relative value, or potential appreciation of a particular stock may prove to be incorrect and cause the Fund to lose money or underperform compared to its benchmark index. There can be no assurance that the Manager’s investment decisions will produce the desired results.

—

Growth Stock Risk – The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news. Growth stocks may underperform stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors.

—

Long-Term Investment Strategy Risk – The Fund pursues a long-term investment approach, typically seeking returns over a period of several years. This investment style may cause the Fund to lose money or underperform compared to its benchmark index or other mutual funds over extended periods of time, and the Fund may not perform as expected in the long term. An investment in the Fund may be more suitable for long-term investors who can bear the risk of short- or medium-term fluctuations in the value of the Fund’s portfolio. See also “Selected Investment Techniques and Topics—Our Stewardship Approach.”

—

Non-Diversification Risk – The Fund is classified as a “non-diversified” fund. A non-diversified fund may hold a smaller number of portfolio securities, with larger positions in each security it holds, than many other mutual funds. To the extent the Fund invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Fund may affect its value more than if it invested in a larger number of issuers. The value of the Fund’s shares may be more volatile than the values of shares of more diversified funds. See also “Focused Investment Risk.”

—

Non-U.S. Investment Risk – Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding or other taxes, increased vulnerability to adverse changes in local and global economic conditions, less regulation, and possible fluctuation in value due to adverse political conditions. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S.

2

Baillie Gifford Institutional Trust – Prospectus for Private Placement

—

Asia Risk – Investing in securities of companies located in or with exposure to Asian countries involves certain risks and considerations not typically associated with investing in securities of U.S. issuers, including different financial reporting standards, currency exchange rate fluctuations, and highly regulated markets with the potential for government interference. The economies of many Asian countries are heavily dependent on international trade and on only a few industries or commodities and, as a result, can be adversely affected by trade barriers, exchange controls and other measures imposed or negotiated by the countries with which they trade. Some Asian securities may be less liquid than U.S. or other foreign securities. See “China Risk” for additional details regarding the risks of investing in that country.

Additionally, many of the economies of countries in Asia are considered emerging market or frontier market economies. These Asian economies are often characterized by high inflation, undeveloped financial service sectors, frequent currency fluctuations, devaluations, or restrictions, political and social instability, and less efficient markets. See “Emerging Markets Risk” for additional details regarding the risks of investing in such countries.

—

China Risk – Investing in securities of Chinese issuers involves certain risks and considerations not typically associated with investing in securities of U.S. issuers, including, among others, more frequent trading suspensions and government interventions (including by nationalization of assets), currency exchange rate fluctuations or blockages, limits on the use of brokers and on foreign ownership, different financial reporting standards, higher dependence on exports and international trade, potential for increased trade tariffs, sanctions, embargoes and other trade limitations, custody risks, risks associated with investments in variable interest entities, and potential adverse tax consequences. U.S. sanctions or other investment restrictions could preclude the Fund from investing in certain Chinese issuers or cause the Fund to sell investments at a disadvantageous time. Significant portions of the Chinese securities markets may become rapidly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities, and have shown a willingness to exercise that option in response to market volatility and other events.

—

Conflicts of Interest Risk – The Manager’s relationships with the Fund’s institutional investor base may give rise to various conflicts of interest, since the Manager will sometimes have an incentive to favor those shareholders over other shareholders in the Fund. In addition, the Manager serves as investment adviser to various clients other than the Fund, some of whom may pursue strategies that are substantially similar or nearly identical to investment strategies pursued by the Fund. This “side-by-side” management may give rise to various conflicts of interest, including, for example, in connection with the fair allocation of trades among the Manager’s clients or the sharing of different, more, or more timely information regarding investment performance, portfolio holdings, strategy developments and/or the Manager’s general market outlook. Although the Fund’s investment objective and strategies are substantially similar to those of other accounts and funds, including an ETF, managed by the Manager, differences in purchase and redemption structure, investment restrictions and legal requirements, and the public nature of other funds’ positions lead to the use of different trading practices and potentially different portfolio decisions. Furthermore, if investment personnel of the Manager hold board or other positions at outside companies, they could be exposed to material non-public information potentially impeding or delaying the Fund’s ability to buy or sell certain investments, or they could otherwise be restricted in their ability to participate in the Fund’s investment process.

—

Currency Risk – The Fund may realize a loss if it has exposure to a non-U.S. currency, and this non-U.S. currency declines in value, relative to the U.S. dollar. The Fund does not expect to engage in currency hedging and thus expects to be fully exposed to currency fluctuations relative to the U.S. dollar.

—

Developed Markets Risk – Investing in securities of companies located in, or with exposure to, developed countries will subject the Fund to the regulatory, political, currency, security, economic and other risks associated with such countries. In recent periods, countries with developed markets have generally experienced slower economic growth than some less developed countries. Services sectors (e.g., the financial services sector) generally tend to represent the primary source of economic growth in developed markets, which can make them susceptible to the risks of individual service sectors. In addition, developed countries will be impacted by changes to the economic conditions of certain key trading partners, regulatory burdens, and the price or availability of certain commodities, among other things.

—

Emerging Markets Risk – To the extent the Fund invests in emerging market securities, the Fund may be exposed to greater market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed markets.

—

Equity Securities Risk – Equity securities may react more strongly to changes in an issuer’s financial condition or prospects than other securities of the same issuer. Investing in equity securities indirectly, such as through participatory notes or depositary receipts, may involve other risks such as the risk that the counterparty may default or that the investment does not track the underlying security as expected.

—

ESG Risk – To the extent that the Fund’s portfolio managers incorporate environmental, social and/or governance considerations (“ESG Factors”) into the Fund’s investment process as a part of the Fund’s long-term investment approach, the Fund is subject to the risk that it may underperform funds that do not take ESG Factors into account. The consideration of ESG Factors may prioritize long-term rather than short-term returns, and therefore may negatively impact the relative performance of the Fund over the short, medium or even long term depending on how successfully those ESG Factors are incorporated and whether such investments are in or out of favor. In considering ESG Factors, the portfolio managers may be dependent upon information and data obtained through

3

Baillie Gifford Institutional Trust – Prospectus for Private Placement

voluntary reporting by issuers or third-party research that may be incomplete, inaccurate or unavailable, which could impact the portfolio managers’ assessment of relative risks and opportunities. See also “Long-Term Investment Strategy Risk” and “Selected Investment Techniques and Topics—Our Stewardship Approach.”

—

Focused Investment Risk – Because the Fund focuses its investments in a limited number of companies, its investment strategy could result in more risk or greater volatility in returns than if the Fund’s investments were less focused.

—

Government and Regulatory Risk – Governmental and regulatory authorities in the United States and other countries, have taken, and may in the future take, actions intervening in the markets in which the Fund invests and in the economy more generally. Governmental and regulatory authorities may also act to increase the scope or burden of regulations applicable to the Fund or to the companies in which the Fund invests. The effects of these actions on the markets generally, and the Fund’s investment program in particular, can be uncertain and could restrict the ability of the Fund to fully implement its investment strategies, either generally, or with respect to certain securities, industries, or countries. By contrast, markets in some non-U.S. countries historically have been subject to little regulation or oversight by governmental or regulatory authorities, which could heighten the risk of loss due to fraud or market failures in those countries. Governments, agencies, or other regulatory bodies in any country may adopt or change laws or regulations that could adversely affect the Fund or the market value of an instrument held by the Fund.

—

Information Technology Risk – Cyber-attacks, disruptions, or failures that affect the Fund’s service providers, counterparties, the securities markets generally, other market participants, or issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

—

IPO Risk – The Fund may purchase securities in IPOs. These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile.

—

Large-Capitalization Securities Risk – Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and medium-sized companies. Larger companies may be unable to respond as quickly as smaller and medium-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to achieve or maintain growth at the high rates that may be achieved by well-managed smaller and medium-sized companies.

—

Liquidity Risk – The Fund’s investments may be subject to low trading volume, lack of a market maker, contractual lock-in periods or regulatory restrictions, and the Fund may hold large positions in particular securities. As a result, it may not be possible to sell an investment at a particular time or at an acceptable price. Liquidity risk may be magnified during periods of changing interest rates, significant shareholder redemptions or market turmoil. Illiquid investments may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. In some cases, due to unanticipated levels of illiquidity the Fund may seek to meet its redemption obligations wholly or in part by distributions of assets in-kind.

—

Market Disruption and Geopolitical Risk – The value of the Fund’s investments could be adversely affected by events that disrupt securities markets and adversely affect global markets such as war, terrorism, public health crises, and geopolitical events and by changes in non-U.S. and U.S. economic and political conditions. These disruptions could prevent the Fund from implementing its investment strategies and achieving its investment objective, and increase the Fund’s exposure to other risks detailed in this Prospectus. As a result, the Fund could lose money, experience significant redemptions, encounter operational difficulties, and suffer other negative impacts. Certain locations and industries may be particularly susceptible to this risk, and other risks may be heightened by such events.

—

Market Risk – The value of the Fund’s investments will be affected by fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally. Declines in securities market prices may reduce the net asset value of the Fund’s shares.

—

New and Smaller-Sized Funds Risk – New funds and smaller-sized funds, such as the Fund, will be subject to greater liquidity risk due to their smaller asset bases and may be required to sell securities at disadvantageous times or prices due to a large shareholder redemption. A fund that has been recently formed will have limited or no performance history for investors to evaluate and may not reach or maintain a sufficient asset size to effectively implement its investment strategy.

—

Service Provider Risk – The Fund will be affected by the Manager’s investment techniques, analyses, assessments and employee retention. Similarly, adverse events or performance failures at a service provider, such as human error, inadequate controls or insolvency, have the ability to adversely affect the Fund.

—

Settlement Risk – The Fund may experience delays in settlement due to the different clearance and settlement procedures in non-U.S. countries. Such delays may increase credit risk to the Fund, limit the ability of the Fund to reinvest the proceeds of a sale of securities, or prevent the Fund from selling securities at times and prices it considers desirable.

—

Small- and Medium-Capitalization Securities Risk – Securities of small- and medium-capitalization companies can be more volatile due to various factors including more limited product lines, financial and management resources and market distribution channels, as well as shorter operating histories

4

Baillie Gifford Institutional Trust – Prospectus for Private Placement

and potentially reduced liquidity, especially during market declines, than the securities of larger, more established companies.
—

Valuation Risk – In certain circumstances, some of the Fund’s portfolio holdings may be valued on the basis of factors other than market quotations by employing fair value procedures. This may occur more often in times of market turmoil or reduced liquidity. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. There is no assurance that the Fund could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Fund would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Fund at that time.

Performance

The Fund is new and therefore has not completed a full calendar year of operations. Once the Fund has completed a full calendar year of operations, a bar chart and table will be included that will provide some indication of the risks of investing in the Fund by comparing the Fund’s performance with a broad measure of market performance. Information on the Fund’s investment performance can be obtained by visiting www.bailliegifford.com/en/usa/institutional-investor/funds/baillie-gifford-institutional-long-term-global-growth-fund/. Past performance (before and after taxes) is not an indication of future performance.

Management

Investment Manager

Baillie Gifford Overseas Limited

Portfolio Managers

Name	Title	Year Commenced Service with the Fund
Gemma Barkhuizen	Portfolio Manager	2025
John MacDougall	Portfolio Manager	2025
Mark Urquhart	Portfolio Manager	2025

Purchasing Fund Shares

Investors may purchase shares of the Fund by submitting a request directly to the Manager, as further described in the section below entitled “Shares—How to Buy Shares.” The purchase of Fund shares is subject to Fund eligibility requirements and share class eligibility requirements as follows:

 —
Share Class Eligibility and Minimum Total Investment – Eligibility for different classes of Fund shares shall be determined with reference to the market value of assets managed by the Manager and its affiliates for the shareholder, whether in the Fund, another pooled vehicle or otherwise (the “Total Investment”). Where the Manager does not have visibility into certain of the shareholder’s holdings, the Manager will not include such holdings for purposes of determining the shareholder’s Total Investment. The minimum Total Investment for each class of shares is as follows:

Class	Total Investment
Class 2	USD 25 Million
Class 3	USD 100 Million
Class 4	USD 200 Million
Class 5	USD 500 Million

The Manager and Baillie Gifford Funds Services LLC (“BGFS”), the Fund’s distributor, each reserves the right to waive any minimum in their sole discretion, and to reject any purchase order for any reason. The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

Redeeming Fund Shares

Fund shares are redeemable, and under ordinary circumstances you may redeem the Fund’s shares on any day the New York Stock Exchange (“NYSE”) is open for trading by sending a written request in the form prescribed by the Manager by email to the Trust at bgnavtrading@bailliegifford.com.

Tax

The Fund intends to make distributions that will be taxable to you as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan. If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

5

Baillie Gifford Institutional Trust – Prospectus for Private Placement

ADDITIONAL INFORMATION ABOUT

PRINCIPAL STRATEGIES AND RISKS

Principal Investment Strategies

Investment Objective

Baillie Gifford Institutional Long Term Global Growth Fund seeks to provide long-term capital appreciation.

Investment Strategies

The Fund seeks to meet its objective by investing in a portfolio of global common stocks and other equity securities without reference to benchmark constraints.

While the portfolio managers are not constrained by geographic limitations, the Fund ordinarily invests in securities of issuers located in at least six different countries.

In addition, under normal circumstances, the Fund invests at least 40% of its total assets in securities of companies located outside the U.S. when market conditions are favorable, but, when market conditions are not favorable, invests at least 30% of its total assets in companies located outside the U.S. For purposes of establishing whether a 40% or 30% threshold applies when measuring the test described in the prior sentence, the Manager will determine, in its sole discretion, whether market conditions are favorable and in making such determination may consider any factors it deems relevant, including but not limited to: the relative prospects for growth among U.S. and non-U.S. companies; long- or short-term fluctuations, or expected fluctuations, in currency exchange rates; the relative monetary or fiscal health of the U.S. compared to other countries; the relative market stability, or expected stability, of the U.S. compared to other countries; and the relative weighting of the U.S. and non-U.S. countries on global equity market indices. The Fund may invest in issuers located in emerging markets.

The Fund does not apply specific constraints with respect to market capitalization and may participate in IPOs. In addition, investment is permitted in securities offerings that are not registered in the U.S. Under normal circumstances, the Fund aims to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or in connection with purchases of or redemptions from the Fund.

The portfolio managers select investments without regard to the geographic, industry, sector, or individual company weightings on any index. The portfolio managers focus on company research and the long-term outlook of companies and industries. Ideas can come from a wide variety of sources, including, but not limited to, research trips, company meetings, and relationships with industry thought leaders and academic institutions. Stock ideas are normally researched to assess a range of factors, including: long-term growth potential, geographic and industry positioning, competitive advantage, management, financial strength and valuation. Under normal circumstances, the intended outcome is a portfolio typically consisting of between 30 and 60 growth companies with the potential to outperform the Fund’s benchmark over the long term. The process can result in significant exposure to a single country or a small number of countries, and the Fund expects to have considerable exposure to Chinese companies including through China A shares, which are common stocks and other equity securities that are listed or traded on a Chinese stock exchange and which are quoted in renminbi, the official currency of China. The Fund is a non-diversified fund, which means that it may invest a relatively large percentage of its assets in a small number of issuers, industries or sectors. The Fund aims to hold securities for long periods (typically at least 5 years), which generally results in relatively low portfolio turnover and is in line with the portfolio managers’ long-term investment outlook.

When assessing a company’s long-term growth prospects, the portfolio managers seek to identify and to incorporate a range of factors that they believe are material to managing the Fund’s investment risks and maximizing capital appreciation. The portfolio managers employ a bottom-up stock-picking approach that seeks to make long-term investments in well-managed businesses with genuine and sustainable competitive advantages. The portfolio managers seek to identify companies that they believe are likely to generate above average growth in earnings and cash flows, based on fundamental research. The Manager’s disciplined investment framework focuses on: (i) the issuer’s opportunities within its industry, (ii) the issuer’s competitive advantages, (iii) the financial strength of the issuer, (iv) how the issuer’s management deploys capital, (v) the societal considerations that have the potential to prove material to the long-term growth of the issuer and (vi) the market valuation of the issuer.

The Manager believes that a company selected for the Fund’s portfolio is unlikely to be financially sustainable in the long run if the portfolio managers believe that its approach to business is fundamentally out of line with changing societal expectations. The portfolio managers employ an investment process designed to identify companies with practices they believe are aligned with sustainable financial growth over the long-term, including environmental, social, and/or governance characteristics, such as stewardship, sustainable business practices, and/or corporate culture. With respect to the consideration of a company’s environmental characteristics, the portfolio managers believe that the possibility of climate-related disruptions and the related transition to a low-carbon economy present opportunities for, and specific risks relevant to, the Fund’s holdings. As a result, the portfolio managers generally seek to invest the Fund’s assets in companies that they believe are “climate-fit” for the future, which are companies that take appropriate steps (in the view of and as determined by the portfolio managers) to (i) reduce their direct and indirect greenhouse gas emissions (i.e., pursue “net zero” carbon emission ambitions or targets), (ii) integrate the related challenges into business strategies (i.e., the company undertakes steps to understand and manage the related technological, market and environmental changes confronting its business), and/or (iii) provide robust disclosure on climate change and other significant environmental issues so that investors can better assess the related investment risks and opportunities to such company. However, the portfolio managers do not employ categorical restrictions or exclusions in assessing a company’s climate-fitness. The portfolio managers expect that companies

6

Baillie Gifford Institutional Trust – Prospectus for Private Placement

that they assess as climate-fit under the Fund’s investment process will ultimately correlate with companies that themselves are aligned with a broader global transition toward net zero carbon emissions.

The portfolio managers may sell a holding if they determine there has been a material deterioration in the investment case or as appropriate to make other investments or meet redemptions.

The Fund invests in equity securities either directly or indirectly, such as through depositary receipts, and may invest in preferred stocks, convertible securities, rights and warrants. The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. The Fund does not expect to engage in currency hedging and thus expects to be fully exposed to currency fluctuations relative to the U.S. dollar. In response to adverse market, economic, political or other conditions, the Fund may deviate from its investment policies by taking temporary defensive positions with some or all of its assets in high quality income securities, cash or cash equivalents. As a result, during such conditions, the Fund may not achieve its investment objective.

See “Selected Investment Techniques and Topics—Location of Issuers” below for additional detail on how the Fund classifies the location of issuers in which it invests.

Principal Investment Risks

The “Principal Investment Risks” section below identifies and describes the principal risks of investing in the Fund.

7

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Selected Investment Techniques and Topics

In addition to the principal investment strategies discussed above, the Fund may engage in certain non-principal investment strategies. Additional context and details regarding both the Fund’s principal investment strategies and the Fund’s non-principal investment strategies are provided below.

Active and Frequent Trading

The Fund generally will not engage in active and frequent trading of portfolio securities as part of its ordinary-course efforts to achieve its principal investment strategies. However, unusual market conditions may trigger increased trading and/or portfolio turnover to the extent the investment team deems such actions necessary or appropriate. A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These transaction costs affect the Fund’s performance. Frequent trading can also increase the possibility of capital gain and ordinary distributions. Frequent trading can also result in the realization of a higher percentage of short-term capital gains and a lower percentage of long-term capital gains as compared to a fund that trades less frequently. Because short-term capital gains are distributed as ordinary income, this would generally increase your tax liability unless you hold your shares through a tax-advantaged or tax-exempt vehicle.

Capitalization Criteria and Investment Limitations

Unless otherwise stated, all market capitalization criteria and percentage limitations on Fund investments listed in this Prospectus will apply at the time of investment. The Fund would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

References to assets in the percentage limitations on the Fund’s investments refer to total assets, unless otherwise indicated.

Unless otherwise stated, when the Fund is described as investing in a particular type of security or other instrument, the Fund may make such investments directly or indirectly. Indirect exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents. Indirect investments may include depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products. Indirect exposure may also be gained through investments in operating companies and pooled vehicles such as mutual funds, exchange traded funds (“ETFs”), private funds, and non-U.S. investment vehicles. Because the Fund is subject to various regulatory requirements and limitations, the Fund’s ability to obtain direct exposure to certain asset classes and investments may be prevented or restricted.

Cash Balances

Although the Fund will aim to remain fully invested in equities, the Fund may hold uninvested cash balances at the Fund’s custodian or invest in cash equivalent securities, such as money market funds, (including money market funds that operate as ETFs), U.S.

government securities (including U.S. Treasury notes and bills), repurchase agreements collateralized by such securities, and other high-quality debt investments, in order to facilitate daily portfolio operations and to take temporary defensive positions. As a result of taking a temporary defensive position, the Fund may not achieve its investment objective.

Considerations Related to Large Shareholders

To the extent that a significant portion of the Fund’s shares are held by a limited number of shareholders or their affiliates, there is a risk that the subscription and redemption activities of these shareholders with regard to Fund shares could disrupt the Fund’s investment strategies, which could have adverse consequences for the Fund and other shareholders. Such subscriptions could cause the Fund to maintain larger-than-expected cash positions pending acquisition of investments. A redemption by a large shareholder could require the Fund to sell investments, including at inopportune times, and could result in the Fund recognizing significant capital gains, including short-term capital gains, that would be distributed to shareholders in order for the Fund to meet the requirements for qualification as a regulated investment company and avoid a Fund-level tax. In addition, institutional separate accounts managed by the Manager may invest in the Fund and, therefore, the Manager at times may have discretionary authority over redemption decisions by a significant portion of the investor base holding shares of the Fund. In such instances, the Manager’s decision to make changes to or rebalance its client’s allocations in the separate accounts may impact the Fund’s performance.

CPO Exclusion

The Manager, with respect to the Fund, has claimed an exclusion from the definition of the term commodity pool operator (“CPO”) under the Commodity Exchange Act, as amended, (the “CEA”) pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.5. As a result, the Manager will not be subject to registration or regulation as a CPO under the CEA. To remain eligible for the exclusion, the Fund will, among other things, be limited in its ability to use certain financial instruments that are subject to regulation by the CFTC, including futures and options on futures and certain swaps transactions. In the event that the Manager no longer qualifies for the Rule 4.5 exclusion with respect to the Fund, the Manager would be required to register with the CFTC as a CPO with respect to the Fund which may increase Fund expenses and adversely affect the Fund’s total return.

Currency Hedging

The Fund has not historically used, but may in the future use, various investment products to hedge the risks to the Fund from exposure to local currency movements. These products include currency forward contracts and options thereon, and options and “spot” transactions directly in foreign currencies.

New financial products and risk management techniques continue to be developed and the Fund may use these new investments and techniques to the extent they are consistent with the Fund’s investment objective and strategies.

8

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Emerging Markets

The Fund may invest in issuers located in emerging markets. The Fund considers emerging market countries to be comprised of those that are represented in the MSCI Emerging Markets Index.

Frontier Markets

The Fund consider frontier markets countries to be comprised of those that the Manager considers to be more developed than the least developed countries but less developed than emerging market countries.

Growth Companies

The Fund may invest in growth companies. When assessing whether a company is “growth,” the Fund considers a range of factors, including, but not limited to, the ability of the company to grow earnings faster than the market expects.

Illiquid Investments

The Fund may not purchase or otherwise acquire any illiquid investments if, immediately after the acquisition, the value of illiquid investments held by the Fund would exceed 15% of the Fund’s net assets. The term “illiquid investment” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.

Illiquid investments may include those securities whose disposition is restricted by securities laws, such as Rule 144A or private placement securities.

If the Manager determines at any time that the Fund owns illiquid investments in excess of 15% of its net assets, the Manager will cease to undertake new commitments to acquire illiquid investments until the Fund’s holdings no longer exceed this 15% limit, report the occurrence in compliance with relevant requirements under the Investment Company Act of 1940, as amended (the “1940 Act”), and, depending on circumstances, may take additional steps to reduce the Fund’s holdings of illiquid investments.

Indian Foreign Investor Regulations

Only entities and persons that comply with certain statutory conditions and that are registered as foreign portfolio investors (“FPIs”) with the Securities and Exchange Board of India (“SEBI”) under the SEBI (FPI) Regulations, 2019 (“FPI Regulations”) are permitted to make direct investments in exchange-traded and certain other Indian securities. The Fund is not currently expected to seek registration as an FPI but may, in its sole discretion, choose to seek such registration in the future.

Should the Fund become an FPI, the Fund and any other FPIs belonging to the same “investor group” as the Fund (which may occur as a result of common majority ownership and/or common control, and which can include FPIs managed by an external third party) could only hold up to 10% of the paid-up capital, or 10% of the paid-up value of each series of convertible debentures or preference shares or share warrants of an Indian company on an aggregate basis (the “10% Threshold”). In addition to the 10% Threshold, FPI investment in Indian companies may not exceed any sectoral cap on ownership by an FPI that applies to a particular company and/or the aggregate cap on FPI investments in a company.

Compliance with FPI Regulations limits the Fund’s ability to invest in certain companies, and may continue to limit the Fund’s ability to invest in certain companies even if the Fund were to become an FPI, each of which may negatively impact the Fund’s investment performance. Should the Fund become an FPI, the Fund may have to sell portfolio holdings to maintain compliance with the regulatory limits in order to continue to hold those investments as an FPI. Investments held in excess of the limits would be reclassified as Foreign Direct Investment, which would restrict further investment and may lead to adverse tax implications for the Fund.

Investing in China through the Stock Connect programs and QFI program

The Fund may invest in China “A” Shares (“A Shares” or “China A Shares”). China A Shares are common stocks and other equity securities of issuers located in China that are listed or traded on the Shanghai Stock Exchange, the Shenzhen Stock Exchange, or any other stock exchange in China and which are quoted in renminbi (“RMB”), the official currency of China. The Fund may access China A Shares through the Shanghai-Hong Kong Stock Connect program and the Shenzhen-Hong Kong Stock Connect program (together the “Stock Connect programs”) or through the Manager’s qualified foreign investor (“QFI”) license. Historically, investments in stocks, bonds, and warrants listed and traded on a mainland Chinese stock exchange, investment companies, and other financial instruments (collectively referred to as “China Securities”) approved by the China Securities Regulatory Commission (“CSRC”) were limited for investment by non-Chinese investors. The CSRC has now granted the Manager a QFI license allowing the Manager to invest directly in China Securities and the Fund now has access to the Stock Connect programs.

The Stock Connect programs are securities trading and clearing link programs that enable international investors to invest in China A Shares. Trading under the Stock Connect programs is subject to an aggregate daily quota, which limits the maximum net buy value of cross-boundary trades under each of the Stock Connect programs each day. This is monitored by the Stock Exchange of Hong Kong on a real-time basis and reset every day. If the daily quota drops to zero or is exceeded, no further buy orders will be accepted for the remainder of that day (although sales of China A Shares are permitted regardless of the daily quota). The daily quota is not specific to any one particular investor. The Stock Connect programs are also subject to various other restrictions which may constrain the Fund’s ability to invest in a particular company at a particular time, such as limits on when markets are open and trades processed and additional regulations and listing rules imposed by China and the Shanghai and Shenzhen exchanges.

Under the QFI program, there are certain regulatory constraints including, without limitation, restrictions on the types of instruments available for purchase by the license holder, the ability of the license holder to repatriate funds, and the structure of custodial and brokerage accounts for trading in Chinese securities. In particular, with respect to the QFI custodial

9

Baillie Gifford Institutional Trust – Prospectus for Private Placement

arrangements, to the extent the Fund’s cash is commingled with the assets of other clients of a Chinese custodian and the Chinese custodian becomes insolvent, the Fund will not have any proprietary rights to the cash deposited in the account, and the Fund will become an unsecured creditor, ranking pari passu with all other unsecured creditors, of the Chinese custodian. Although the relevant QFI regulations have been revised to relax regulatory restrictions on the onshore capital management by QFI license holders (including removing investment quota limit and simplifying routine repatriation of investment proceeds). Further, QFI policies and rules are unique, evolving and subject to uncertainties as to how they will be implemented in practice and are subject to change and interpretation by People’s Republic of China authorities. Any of the above could have potential adverse effects on the Fund, including on a retroactive basis. For additional information regarding custody risks that may be applicable to both the QFI and Stock Connect programs, see “Principal Investment Risks—Non-U.S. Investment Risk” below and “Risks—Emerging Markets Risk—Custody Risk” in the Statement of Additional Information (the “SAI”).

See also “Principal Investment Risks—China Risk” below.

Industry Classification of Issuers

The Manager shall make reasonable determinations as to the appropriate issuer industry classification, or sector classification of security issuers. As part of this determination, the Manager may take into account internal analysis or third party information such as categories, data or methodologies from Bloomberg Industry Classification Systems (BICS), Global Industry Classification Standard (GICS) codes, Standard Industry Classification (SIC) Codes, North American Industry Classification System (NAICS) Codes, the FTSE/Dow Jones Industry Classification Benchmark (ICB system) or any other reasonable industry classification system (including systems developed by the Manager). The Manager may use information differently for different industries, sectors or clients. The Manager’s determinations may differ from the determinations of other investment professionals, or other third parties. Even where the Manager generally relies on a particular classification system, it may depart from that system in specific cases at its discretion.

Investment Companies

The Fund may invest in other investment companies, including ETFs, to the extent permitted under the 1940 Act. The 1940 Act places limits on the Fund’s ability to invest in other registered investment companies, though the Fund may invest in other registered investment companies beyond the statutory limits pursuant to Rule 12d1‑4 under the 1940 Act, subject to certain conditions. As a shareholder of these kinds of investment vehicles, the Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent permitted by law, the Fund may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an “Affiliated Vehicle”). Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by the Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager. Therefore, the Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

Location of Issuers

A number of the Fund’s policies are determined by reference to whether an issuer is “located in” a particular country or group of countries, whether its “principal activities” are in certain regions, or whether the issuer is located outside the U.S. more generally.

In determining where an issuer is located for these purposes, or where an issuer’s principal activities are, the Manager will consider a number of factors (together, designed to determine whether an issuer is economically tied to a country or region), including but not limited to:

—
the markets in which the issuer’s securities are principally traded;
—
where the issuer’s headquarters, principal offices or operations are located;
—
where the issuer is organized;
—
the percentage of the issuer’s revenues or profits derived from goods produced or sold, investments made, or services performed in the relevant country;
—
the Manager’s own internal analysis; and
—
information provided by third party data analytics service providers.

No single factor will necessarily be determinative nor must all be present for the Manager to determine where an issuer is located. The Manager may weight these factors differently with respect to different geographic policies, different countries or different series of the Trust.

By way of example, the Manager may consider a company that is organized in the U.S., with its principal place of business in the U.S. and whose securities are traded principally on a U.S. exchange to be located outside the U.S., or to have its principal activities outside the U.S., if, for instance, more than 50% of the company’s revenues are derived from activity outside the U.S. This may be true even if the Manager does not determine that the company is located in a specific non-U.S. country.

The categorization for compliance testing purposes may differ from how different portfolio managers, investment professionals, or third parties assign the location of individual issuers.

Our Stewardship Approach

Consistent with the long-term investment objective of the Fund, the Manager has adopted a set of guidelines, called “Our Stewardship Principles and Guidelines,” to, among other things, articulate the stewardship considerations that the Manager applies in evaluating portfolio companies, engaging with management, and voting proxies (the “Guidelines”). The Manager believes that a company selected for the Fund’s portfolio is unlikely to be financially sustainable in the long run if the portfolio managers believe that its approach to business is fundamentally out of line with changing societal expectations.

In connection with assessing the ability of a company to sustain financial growth over the long term, the Manager looks beyond current financial performance, undertaking proprietary research

10

Baillie Gifford Institutional Trust – Prospectus for Private Placement

to build up an in-depth knowledge of an individual company and a view on their long-term prospects. This includes the consideration of a range of factors which the Manager believes are likely to affect the financial condition or operating performance of a holding or a portfolio, with a positive or negative impact on long-term investment returns. As part of the Manager’s assessment of such factors, and consistent with the Manager’s long-term investment outlook, the portfolio managers typically integrate considerations of the environmental, social, and/or governance (“ESG”) characteristics of potential and current portfolio holdings that the portfolio managers view as material to managing investment risks and maximizing capital appreciation. Such considerations can include the portfolio managers’ evaluation of companies’ sustainable business practices, corporate culture, progress in mitigating climate-related risks and/or progress in accessing opportunities relating to the broader global transition to a low-carbon economy, in each case taken in context of the longer-term investment risks of the Fund and outlook of the Manager. In connection with ESG evaluations, the portfolio managers commonly use a variety of information sources, from company reports and meetings to third-party research and insights generated by academic partners and industry experts. The portfolio managers also have access to various third-party data tools, including ESG data sources as well as a range of proprietary ESG tools and analytical frameworks. However, the Manager is not bound by any third-party data and does not use third-party data providers to categorically exclude or restrict investments for ESG purposes.

ESG factors are evaluated on a case-by-case basis, and no individual factor (such as “E” or “S” or “G”) or set of factors consistently or categorically receives elevated consideration. The relevance and materiality of ESG considerations in the Fund’s process will differ from sector to sector, from issuer to issuer, and from portfolio manager to portfolio manager, and, in some cases (such as where the Manager lacks relevant ESG data or the portfolio managers do not deem such factors material to their investment thesis as to particular issues), ESG considerations are not assessed universally across all actual and potential holdings of the Fund. Given the flexible nature of the Guidelines and the inherent subjectivity of investment decision making, there can be no assurance that this process will result either in superior investment returns, or in a positive outcome for the environment or society.

Portfolio Holdings

A description of the Trust’s policies and procedures with respect to the disclosure of the Fund’s portfolio holdings is provided in the SAI.

Further Information

Further information about the Fund’s investment strategies and investment instruments is available in the SAI.

11

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Principal Investment Risks

The value of your shares of the Fund will change with the value of the Fund’s investments. Many factors can affect that value. The factors that are most likely to have a material effect on the Fund’s portfolio as a whole are called “principal risks.”

The principal risks most relevant to the Fund are summarized in the “Fund Summary.” The risks described below expand on, and add to, the discussion in the “Fund Summary.” The Fund may be subject to additional risks other than those identified below, because the types of investments made by the Fund can change over time. There is no guarantee that the Fund will be able to achieve its investment objective. It is possible to lose money by investing in the Fund.

Securities and techniques appearing in bold below but not otherwise defined below, are described in greater detail in the SAI, under the heading “Fund Investments—Investment Glossary.”

Asia Risk

The economies of countries in Asia are in all stages of economic development, and investing in companies located in or with exposure to Asian countries involves certain risks and considerations not typically associated with investing in securities of U.S. issuers. Many Asian economies, such as those of Hong Kong, South Korea, or Singapore, are heavily dependent on international trade and on only a few industries or commodities and, as a result, can be adversely affected by trade or policy disputes which may be accompanied by trade barriers, exchange controls and other measures imposed or negotiated by the countries with which they trade. Similarly, certain of these economies may be adversely affected by trade or policy disputes with its major trade partners. As export-driven economies, the economies of these countries are particularly vulnerable to any weakening in global demand of export products and are affected by developments in the economies and trade policies of their principal trading partners, which may include China, Japan, and the U.S.

Economic conditions in other countries within and outside Asia can impact Asian economies. Many Asian economies are also intertwined, such that the countries may experience recessions at the same time or respond similarly to adverse events. Economic events in any one Asian country may have a significant economic effect on the entire Asian region, and any adverse event in the Asian markets may have a significant adverse effect on some or all of the economies of the countries in which the Fund invests. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Also, securities of some companies in Asia can be less liquid than U.S. or other foreign securities, potentially making it difficult for the Fund to sell such securities at a desirable time or price.

Furthermore, many Asian economies, such as China, South Korea, and India, have experienced rapid growth and industrialization, and there is no assurance that their growth rate will be maintained. Companies in Asia may be subject to risks such as nationalization or other forms of government interference as governments of certain Asian countries have exercised, and continue to exercise, substantial influence over many industries. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, government actions could have a significant effect on the issuers of the Fund’s securities or on economic conditions generally. Further, some Asian countries have governments with relatively short histories, which may increase the risk of political instability. Flooding, monsoons, and other natural disasters also can significantly affect the value of investments.

Additionally, many Asian economies are considered emerging market economies. These countries are often characterized by undeveloped financial service sectors, high inflation, frequent currency fluctuations, devaluations, or restrictions, political and social instability, and less efficient markets. Investments in emerging Asian markets are generally subject to a greater risk of loss than investments in developed Asian markets. These factors, coupled with the lack of extensive accounting, auditing and financial reporting standards and practices, as compared to in the U.S., may increase the risk of loss.

Investing in issuers located in Asia also exposes the Fund to additional risks, as further described in this section under “China Risk”, “Emerging Markets Risk”, “Non-U.S. Investment Risk”, and “Market Disruption and Geopolitical Risk”, in “Selected Investment Techniques and Topics—Indian Foreign Investor Regulations”, and in the SAI under “Special Risks of Investing in Asian Securities”, “Special Risk Considerations of Investing in China”, “Special Risk Considerations of Investing in India” and “Special Risk Considerations of Investing in Taiwan.”

China Risk

Special Risk Considerations of Investing in China

Investing in securities of Chinese issuers, including by investing in China A Shares, involves certain risks and considerations not typically associated with investing in securities of U.S. issuers in part because the Chinese government exercises significant control over the Chinese economy through heavy involvement in economic and regulatory policy. Certain risks and considerations of investing in Chinese issuers include, among others, more frequent trading suspensions and government interventions (including by nationalization of assets and installation of party officials within certain companies), currency exchange rate fluctuations or blockages, limits on the use of brokers and on foreign ownership, different financial reporting standards, higher dependence on exports and international trade, restrictions on the size of permissible positions in individual Chinese issuers potential for increased trade tariffs, sanctions, embargoes and other trade limitations, greater political, economic, social, legal and tax-related uncertainty high market volatility caused by any potential regional territorial conflicts, social instability, or natural disasters, custody risks, risks associated with investments in variable interest entities, and potential adverse tax consequences. U.S. sanctions or other investment restrictions could preclude the Fund from investing in certain Chinese issuers or cause the Fund to sell investments at a disadvantageous time. Changes to political and economic relationships, including recent trade and policy disputes and strained international relations, between China and other countries and changes to China’s socioeconomic systems may adversely affect the Fund’s investments in China. For example, continued hostility and the

12

Baillie Gifford Institutional Trust – Prospectus for Private Placement

potential for future political or economic disturbances between China and the United States may have an adverse impact on the values of investments in China, the United States, and/or other countries. If the political climate between the U.S. and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets, and individual securities may be severely affected both regionally and globally, and the value of the Fund’s assets may go down.

Additionally, portions of the Chinese securities markets may become rapidly and unexpectedly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities and have exercised that ability in the past in response to market volatility and other events. If the liquidity of investments became impaired, it could make investments more difficult to value, limit the Fund’s ability to obtain cash to meet redemptions on a timely basis, hinder the Fund’s ability to honor redemption requests within the allowable time period, and force the Fund to sell securities at a reduced price or under unfavorable conditions.

Stock Connect Investing Risk

The Fund may directly invest in A Shares listed and traded on the Shanghai Stock Exchange or Shenzhen Stock Exchange through the Stock Connect programs, or on such other stock exchanges in China which participate in the Stock Connect programs from time to time. The Fund’s investments in Stock Connect A Shares are generally subject to Chinese securities regulations and listing rules, among other restrictions that may affect the Fund’s investments and returns, including daily limits on net purchases across the whole stock connect system and transfer restrictions. In addition, when investing through the Stock Connect programs, the Fund will not have access to the full market of China A Shares. Such investments are also subject to heightened tax and settlement risk and the risk of price fluctuations of A Shares during times when the Stock Connect programs are not trading. The Stock Connect programs are relatively new programs. Further developments are likely and there can be no assurance as to the programs’ continued existence or whether future developments regarding the programs may restrict or adversely affect the Fund’s investments or returns.

QFI Investing Risk

The Fund may directly access securities of companies listed on exchanges located in China through the Manager’s QFI license. Investing in eligible securities of Chinese issuers through the QFI program presents additional risks. Under the QFI program, there are certain regulatory restrictions relating to, among other things, investment scope (including restrictions on the types of instruments available for purchase by the license holder), repatriation of funds, foreign shareholding limits, and account structure (including the structure of custodial and brokerage accounts for trading in Chinese securities), which could change at any time and adversely affect the Fund’s investments. Additionally, there are ongoing uncertainties regarding how recent changes to the QFI program will be implemented.

ChiNext and Science and Technology Innovation Boards

The Fund may, either through the Stock Connect Programs or the Manager’s QFI license, access certain subsidiary boards of various Chinese stock exchanges (such boards, the

“Chinese Boards”), such as the ChiNext Board, a subsidiary of the Shenzhen Stock Exchange, or the Science and Technology Innovation Board, a subsidiary of the Shanghai Stock Exchange. Companies listed on the Chinese Boards are typically smaller capitalization companies with shorter operating histories and therefore their securities may be more vulnerable to market risks and market volatility than larger companies listed on the main boards of Shenzhen Stock Exchange or Shanghai Stock Exchange. Additionally, as the Chinese Boards have different listing processes and standards than those of the main boards of the Shenzhen Stock Exchange or Shanghai Stock Exchange, the Fund may be subject to a greater risk that a company it buys through the Chinese Boards is eventually delisted. If such a situation were to occur, the Fund may lose its ability to trade the delisted shares and may lose its invested capital in a company.

See also “Small- and Medium-Capitalization Securities Risk.”

Cross-Exchange Trading Risk

Trades do not cross between the Shanghai and Shenzhen stock exchanges and a separate broker is assigned for each exchange. If the Fund rebalances across both exchanges, the Fund must trade out of stocks listed on one exchange with a broker and trade into stocks on the other exchange with a separate broker. As a result, the Fund may incur additional fees.

Chinese Currency and Repatriation Risk

The Chinese government heavily regulates the domestic exchange of foreign currencies within China. Chinese law requires that all domestic transactions must be settled in RMB, which places significant restrictions on the remittance of foreign currencies and strictly regulates currency exchange from RMB. There is no assurance that there will always be sufficient amounts of RMB for the Fund to remain fully invested. Any restrictions on repatriation of the Fund’s portfolio investments may have an adverse effect on the Fund’s ability to meet redemption requests or achieve its investment objective.

China A Shares Tax Risk

Investments in A Shares could result in unexpected tax liabilities for the Fund. Chinese law imposes withholding taxes on dividends and interest paid to foreign investors by companies listed in China, as well as capital gains realized by such investors, subject to certain temporary exemptions applicable to capital gains and value-added tax on gains realized from investments in A Shares. Application of these rules, including as a result of revocation of any temporary exemptions, could result in tax liabilities for the Fund, which could negatively affect investment returns for shareholders. Any restrictions on repatriation could limit the Fund’s ability to satisfy the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund may be required to sell other investments (including when it is not advantageous to do so) to meet such distribution requirements. If the Fund were unable to meet such distribution requirements, the Fund would be subject to U.S. federal income tax at the Fund level.

Variable Interest Entity Risk

The Fund may also gain investment exposure to certain Chinese companies through variable interest entity (“VIE”) structures.

13

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Such investments are subject to the investment risks associated with the Chinese-based company. The VIE structure enables foreign investors, such as the Fund, to obtain investment exposure to a Chinese company in situations in which the Chinese government has limited or prohibited the non-Chinese ownership of such company. The VIE structure does not involve direct equity ownership in a China-based company, but instead establishes claims to the China-based company’s profits and control of the company’s assets through contractual arrangements. While VIEs are a longstanding industry practice that is well known to Chinese officials and regulators, they have not been formally recognized under Chinese law. There has historically been uncertainty whether Chinese officials or regulators would withdraw their implicit acceptance of the VIE structure or limit a VIE’s ability to pass through economic and governance rights to foreign individuals and entities. In 2023, the China Securities Regulatory Commission (“CSRC”) implemented new rules that permit the use of VIE structures, provided they abide by Chinese laws and register with the CSRC. The rules, however, may cause Chinese companies to undergo greater scrutiny and may make the process to create VIEs more difficult and costly. If, however, the Chinese government were to determine that the contractual arrangements establishing the VIE structure did not comply with Chinese law or regulations, the Chinese operating company could be subject to penalties, revocation of its business and operating license, or forfeiture of ownership interests. Further intervention by the Chinese government with respect to any existing VIE structures could significantly affect the relevant Chinese operating company’s performance and thus, the value of the Fund’s investment through a VIE structure, as well as the enforceability of the contractual arrangements of the VIE structure. It remains unclear whether any new laws, rules, or regulations relating to VIE structures will be adopted or, if adopted, what impact they would have on the interests of foreign shareholders. Control over a VIE may also be jeopardized if a natural person who holds the equity interest in the VIE breaches the terms of the contractual arrangements, is subject to legal proceedings, or if any physical instruments such as seals are used without authorization. In the event of such an occurrence, the Fund, as a foreign investor, may have little or no legal recourse. In addition to the risk of government intervention, investments through a VIE structure are subject to the risk that the China-based company (or its officers, directors, or Chinese equity owners) may breach the contractual arrangements, or Chinese law changes in a way that adversely affects the enforceability of the arrangements, or the contracts are otherwise not enforceable under Chinese law, in which case the Fund may suffer significant losses on its investments through a VIE structure with little or no recourse available.

Investing in issuers located in China also exposes the Fund to additional risks, as further described in this section and under “Asia Risk”, “Emerging Markets Risk”, “Non-U.S. Investment Risk”, and “Market Disruption and Geopolitical Risk” and in the SAI under “Special Risks of Investing in Asian Securities” and “Special Risk Considerations of Investing in China.”

Conflicts of Interest Risk

The following does not purport to be a comprehensive list or complete explanation of all potential conflicts of interest which may affect the Fund. The Fund may encounter circumstances, or enter into transactions, in which conflicts of interest may arise, which are not listed or discussed below.

Conflicts Relating to the Fund’s Mixed Shareholder Base

Due to the distribution strategy adopted by the Manager, the Fund expects that a significant portion of its shares will be held by institutional investors such as private defined benefit retirement plans, city and state retirement systems, endowments, foundations, and other pooled investment vehicles, including other mutual funds. These institutional investors will often have broader shareholder servicing relationships with the Manager and its affiliates than other Fund shareholders and will likely receive information or reporting regarding their accounts that is different from the regular reporting the Fund makes to shareholders as a whole. In some cases, these institutional investors will have separate contractual arrangements with the Manager relating to their investment in the Fund. The Manager and the Fund each maintains compliance policies, procedures and guidelines designed to promote equal treatment and fairness among Fund shareholders and to prevent the inappropriate flow of material, non-public information. Nevertheless, the Manager’s relationships with the Fund’s institutional investor base gives rise to various conflicts of interest, since the Manager will sometimes have an incentive to favor those shareholders over other shareholders in the Fund.

Furthermore, one or more of the Manager’s clients may invest in the Fund and, therefore, the Manager at times may have discretion to cause a significant portion of the Fund’s investor base to redeem their investments in the Fund. Such redemptions may be made to make changes to or rebalance client allocations, including to the Fund, and may impact the Fund’s performance. In addition, when a significant portion of the Fund’s assets are held by other clients of the Manager, redemptions from the Fund may be more correlated with one another, which could have a negative impact on the Fund’s liquidity.

Conflicts Relating to Side-by-Side Management of the Fund and Other Accounts

The Manager serves as investment adviser to various clients other than the Fund, including institutional separate accounts and other U.S. and non-U.S. pooled investment vehicles. Some of these clients may pursue strategies that are substantially similar or nearly identical to investment strategies pursued by the Fund. Other clients may pursue strategies that differ from the Fund’s but which involve investments in many of the same securities. This “side-by-side” management gives rise to various potential or actual conflicts of interest. For example, one client may be seeking to invest in (or divest from) the same securities at the same time as the Fund. In addition, the Manager may invest on behalf of other clients in a company’s securities issued prior to an IPO. Those client accounts may maintain their holdings, increase their holdings, or sell their holdings in connection with the company’s IPO. Since the Fund would generally invest only at the time of, or after, an IPO, the Manager could be subject to conflicts in connection with the Fund’s later investment in the company. For example, the Manager could have an incentive to have the Fund purchase shares at the time of, or after, the IPO if doing so would benefit the Manager’s other accounts. While the Manager maintains procedures to mitigate such conflicts, including procedures for the fair allocation of trades among its

14

Baillie Gifford Institutional Trust – Prospectus for Private Placement

clients, it may have an incentive to favor some clients over others, particularly where the Manager is acting for a client account whose management fee depends on the performance of the account. The Fund does not currently pay a performance fee of any kind, while other accounts managed by the Manager do pay performance fees.

In addition, different client types typically have different client service relationships with the Manager. For example, an institutional separate account client whose account pursues the same investment strategy as the Fund may receive different, more, or more timely information regarding investment performance, portfolio holdings, strategy developments and/or the Manager’s general market outlook than shareholders in the Fund. This informational advantage could provide an opportunity for a client to take actions that may have a detrimental impact on the Fund and its shareholders. For example, earlier reporting of negative news may cause a client to withdraw its investment with the Manager, causing a sale of portfolio securities that further depresses market prices for those securities and negatively impacts the net asset value of the Fund, in the event it is managed in parallel with that client’s account. Although the Fund’s investment objective and strategies are substantially similar to those of other accounts and funds, including an ETF, managed by the Manager, differences in purchase and redemption structure, investment restrictions and legal requirements, and the public nature of other funds’ positions lead to the use of different trading practices and potentially different portfolio decisions. ETFs are subject to daily portfolio transparency requirements, which could disadvantage a Fund with substantially similar investment objectives and strategies to the extent that market participants have more frequent access to information regarding the ETFs’ portfolio holdings and could use that information to trade against or front-run the Fund.

The Manager maintains various internal guidelines, procedures and processes to mitigate the conflicts of interest that arise from these diverse client relationships. Included among these are trade allocation policies designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities. While these guidelines, procedures and processes are designed to ensure that all the Manager’s clients are treated fairly, there is no guarantee that they will be effective in all cases.

Conflicts Relating to Investment Personnel Holding Positions in External Organizations

Subject to compliance oversight by the Manager, investment personnel may hold board or other non-executive positions in companies outside of Baillie Gifford (“External Organizations”), which could expose those individuals to material non-public information (“MNPI”). Any MNPI known could be imputed to the entire Baillie Gifford organization, including the Manager, which could impact trading across all Baillie Gifford strategies and limit the ability of the Manager to execute trades on behalf of the Fund. In addition to impacting the Fund’s ability to trade in the External Organization, the possession of MNPI could also restrict the Manager’s ability to trade the securities of public companies in which the External Organization also invests alongside the Fund. While the Manager has implemented compliance measures to mitigate the impact of this risk, there is no guarantee that exposure to MNPI can be completely prevented.

Because the Fund might not be able to buy or sell a company’s securities during times when the Manager is deemed to be in possession of MNPI, its performance could be negatively impacted. In addition, where a portfolio manager of the Fund holds an External Organization position, he or she may be restricted from participating in deliberations concerning certain investments related to that External Organization.

Conflicts Related to Service Providers, Vendors, and other Counterparties

A third-party service provider could also face conflicts of interest in carrying out its responsibilities relating to the Fund, including (without limitation) in relation to the further delegation of such responsibilities to other parties and the allocation of time, attention and resources to the Fund, as compared to the service provider’s other clients. Third-party service providers could have incentives to carry out their responsibilities in a manner that does not advance the interests of the Fund and often have no fiduciary obligation to act in the best interests of the Fund. The Fund is able to gain only limited visibility into what conflicts of interest a third-party service provider might face and the extent to which any such conflicts impact the service provider’s decision-making.

Currency Risk

If the Fund trades in securities quoted or denominated in currencies other than the U.S. dollar, or receives income in or takes a long position in a non-U.S. currency, and that currency declines in value relative to the U.S. dollar, the return to the Fund will be reduced. The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies directly. The Fund does not expect to engage in currency hedging and thus expects to be fully exposed to currency fluctuations relative to the U.S. dollar.

The values of non-U.S. currencies may fluctuate relative to the U.S. dollar in response to, among other factors, changes in supply and demand in the currency exchange markets, trade balances, actual or perceived interest rate changes, long-term opportunities for investment and capital appreciation, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. For further information, please see “Market Disruption and Geopolitical Risk” below.

If the Fund trades in securities quoted or denominated in currencies other than the U.S. dollar, or receives income in or takes a position in a non-U.S. currency, and that currency becomes illiquid, the Fund may not be able to convert that non-U.S. currency into U.S. dollars. As a result, the Manager may decide to purchase U.S. dollars in a parallel market in which the exchange rate is materially and adversely different. This will add to the cost of trading. For further information, please see “Liquidity Risk” below.

Exchange rates for many currencies (e.g., some emerging country currencies) are particularly affected by exchange control regulations.

Developed Markets Risk

Investing in securities of companies located in, or with exposure to, developed countries will subject the Fund to the regulatory,

15

Baillie Gifford Institutional Trust – Prospectus for Private Placement

political, currency, security, economic and other risks associated with such countries. In recent periods, countries with developed markets have generally experienced slower economic growth than some less developed countries. In addition, developed countries will be impacted by changes to the economic conditions of certain key trading partners, regulatory burdens, debt burdens and the price or availability of certain commodities, among other things.

Services sectors (e.g., the financial services sector) generally tend to represent the primary source of economic growth in developed markets, which can make them susceptible to the risks of individual service sectors. Increased regulatory burdens on certain markets, including labor and product markets, can impact certain issuers. Such regulations may negatively affect economic growth or cause prolonged periods of recession. Many developed market countries are heavily indebted, which may lead to downward pressure on the economies of these countries. As a result, it is possible that interest rates on debt of certain countries with developed markets may rise to levels that make it difficult for such countries to service their debt levels without significant help from other countries or from a central bank. Developed market countries can be dependent on the economies of certain key trading partners and their changes in any one economy may cause an adverse impact on several developed countries.

Emerging Markets Risk

Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets.

Emerging market economies may experience greater volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability than more established markets. Emerging markets economies may also have less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy when compared with typical developed markets. For example, the Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the Securities and Exchange Commission (the “SEC”), the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited.

Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets, which may result in problems realizing investments. See “Non-U.S. Investment Risk” below.

In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. They may also be reliant on a few industries, international trade or revenue from particular commodities. The existence of overburdened infrastructure and obsolete financial systems also present risks in certain countries, as do environmental problems. In certain emerging market countries, governments participate to a significant degree, through ownership or regulation, in their respective economies. Action by these governments could have a significant adverse effect on market prices of securities and payment of dividends.

Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Fund may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Fund’s obligations. For example, restrictive investment quotas controls and other dealing limitations may apply.

For these and other reasons, investments in emerging markets are often considered speculative. To the extent the Fund invests in emerging markets, it will be subject to all of the general risks described in the Prospectus as well as special risks (some of which are described in the SAI) that may affect the region where the Fund invests.

Equity Securities Risk

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities, rights and warrants. Different types of equity securities provide different voting and dividend rights and priority in the event of a bankruptcy and/or insolvency of the issuer. The Fund may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts as described under “Depositary Receipts” below.

Equity securities may experience significant price volatility, and the market prices of equity securities can decline in a rapid or unpredictable manner.

The value of a company’s equity securities may fall as a result of factors directly relating to that company, such as decisions or actions taken by its management or employees, which could include fraud or a criminal act, or lower demand for the company’s products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs.

The value of a company’s equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates, currency exchange rates, investor confidence, or market conditions, adverse circumstances involving the credit markets, or announcements of economic, political, or financial information. In addition, because a company’s equity securities rank junior in

16

Baillie Gifford Institutional Trust – Prospectus for Private Placement

priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. The market prices of equity securities trading at high multiples of current earnings often are more sensitive to changes in future earnings expectations than the market prices of equity securities trading at lower multiples.

The Fund may invest in the equity securities of issuers with smaller to medium-sized market capitalizations. See “Small- and Medium-Capitalization Securities Risk” below.

Depositary Receipts

The Fund may invest in depositary receipts, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. EDRs are receipts similar to ADRs and are issued and traded in Europe. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers, including political, regulatory, and economic risks because the value of a depositary receipt is dependent upon the market price of an underlying non-U.S. security. Investments in depositary receipts may similarly be less liquid and more volatile than the underlying securities in their primary trading market.

The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Investing in these instruments exposes the Fund to credit and counterparty risk with respect to the issuer of the ADR, EDR or GDR, in addition to the risks of the underlying investment. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. If a depositary receipt is denominated in a different currency than its underlying securities, the Fund will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may also have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action. In addition, a depositary or issuer may unwind its depositary receipt program, or the relevant exchange may require depositary receipts to be delisted, which could require the Fund to sell its depositary receipts (potentially at disadvantageous prices) or to convert them into shares of the underlying non-U.S. security (which could adversely affect their value or liquidity). Depositary receipts also may be subject to illiquidity risk, and trading in depositary receipts may be suspended by the relevant exchange.

Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and redemption fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer’s request. Holders of unsponsored depositary receipts generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and redemption of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders.

Convertible Securities

Convertible securities are generally bonds, debentures, notes, preferred stocks, synthetic convertible securities and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption or conversion, the Fund could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk.

Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible. Convertible securities may also be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings.

Participatory Notes

From time to time, the Fund may use participatory notes (“P-Notes”) to gain exposure to securities in certain foreign markets. P-Notes are generally traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker-dealers that issue them. Generally, banks and broker-dealers associated with non-U.S. based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes which are designed to replicate the performance of the securities and markets. The performance results of P-Notes will not replicate exactly the performance of the securities or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in

17

Baillie Gifford Institutional Trust – Prospectus for Private Placement

the underlying security. Additionally, P-Notes entail the risk that the counterparty or issuer of the P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a P-Note will be willing to repurchase such instrument when the Fund wishes to sell it. For further information about some of the risks, please see “Emerging Markets Risk,” “Liquidity Risk,” “Market Disruption and Geopolitical Risk,” and “Non-U.S. Investment Risk” in this section.

Preferred Securities

Preferred stocks (or “preferred securities”) represent equity interests in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred securities may pay fixed or adjustable rates of return and are subject to issuer-specific risks.

Dividends for preferred securities are typically paid after payments to debt and bond holders. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally under no obligation to pay dividends. A preferred security may therefore lose substantial value if the board of directors of the issuer decides not to pay dividends. Further, because many preferred securities pay dividends at a fixed rate, their market price can be sensitive to changes in interest rates. If the Fund owns a preferred stock that is deferring its distribution, it may also be required to recognize income for tax purposes despite the fact that it is not receiving current distributions with respect to this position. As a result, the Fund may be required to sell other investments (including when it is not advantageous to do so) to satisfy the distribution requirements applicable to regulated investment companies under the Code.

Preferred security holders commonly have no or limited voting rights with respect to the issuing company, which will limit the ability of the Fund to influence the issuer.

Many preferred securities allow holders to convert the preferred securities into common stock of the issuer. Consequently, their market price can be sensitive to changes in the value of the issuer’s common stock. Declining common stock values may also cause the value of the Fund’s investments to decline.

Preferred securities often have call features which allow the issuer to redeem the security at its discretion. The redemption of a preferred security having a higher than average yield may cause a decrease in the Fund’s yield.

Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

ESG Risk

To the extent that the Fund’s portfolio managers incorporate environmental, social and/or governance considerations (“ESG Factors”) into the Fund’s investment process as a part of the

Fund’s long-term investment approach, the Fund is subject to the risk that it may underperform funds that do not take ESG Factors into account.

In general, use of ESG Factors in the securities selection process will affect the Fund’s exposure to certain issuers, industries, sectors, regions, and countries; may lead to a smaller universe of investments than other funds that do not incorporate ESG Factor analysis; and may negatively impact the relative performance of the Fund over the short, medium or even long term depending on how successfully those ESG Factors are incorporated and whether such investments are in or out of favor. Additionally, the consideration of ESG Factors may prioritize long-term rather than short-term returns, and therefore may negatively impact the relative performance of the Fund over shorter periods.

Environmental considerations and risks are particularly relevant for the Fund, since its portfolio management team invests in companies that the portfolio managers expect will take action consistent with a successful climate transition in alignment with global efforts towards net zero greenhouse gas emissions. The Fund may be less likely to invest in some market opportunities as compared to funds that do not seek to invest in companies that the portfolio managers have deemed climate-fit, which may lead to underperformance for the Fund.

In addition, there is a risk that portfolio holdings will not operate as expected with respect to the potential transition to a net zero economy and the reduction of global greenhouse gas emissions. A company’s climate-fitness, including carbon-reduction performance or practices, or the portfolio managers’ assessment of climate-fitness could vary over time. There are significant differences in interpretations of what it means for a company to take adequate steps to reduce and/or offset its greenhouse gas emissions, to integrate the related challenges into business strategies, and to provide robust disclosure on climate change and other significant environmental issues. While the portfolio managers believe that their evaluation of these characteristics is reasonable, the views that the portfolio managers take in making decisions may differ from those of other investors or advisers regarding such characteristics.

In considering ESG factors or assessing ESG criteria or applying ESG-related exclusions, the portfolio managers may be dependent upon information and data obtained through reporting (which may be on a voluntary basis) by issuers or third-party sources or research that may be incomplete, inaccurate, out of date or unavailable. Such information and data may be based on backward looking and/or estimated analysis and the subjective nature of the ESG criteria means that a wide variety of outcomes are possible. Certain issuers may emphasize only one or two ESG factors, or a particular aspect of one or more factors, as part of their ESG practices. ESG data may also rely on the methodology of one provider, which may vary from other databases. The portfolio managers may, if appropriate, attempt to mitigate these limitations through the use of a variety of data sources (where available), active engagement with companies and the portfolio managers’ own in-house research. However, there is a risk that ESG information and data obtained by the portfolio managers may not adequately address the underlying detail around relevant material ESG considerations and this could impact the portfolio managers’ assessment of related risks and opportunities. See also “Long-Term Investment Strategy

18

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Risk” and “Selected Investment Techniques and Topics—Our Stewardship Approach.”

Focused Investment Risk

A fund whose investments are focused in related, or a limited number of, countries, regions, sectors, companies or industries (e.g., different industries within broad sectors, such as technology or financial services), or in securities from issuers with high positive correlations to one another, are subject to greater overall risk than funds whose investments are more diversified.

If the Fund invests in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers. In such cases, a decline in the market price of a particular security held by the Fund is likely to affect the Fund’s performance more than if the Fund invested in the securities of a larger number of issuers.

To the extent that the Fund focuses its investments in securities denominated in a particular foreign currency or in investments tied economically to (or related to) a narrowly defined geographic area, it will be subject to increased risks, when compared with more diversified funds. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. Similarly, a recession, debt crisis or decline in currency valuation in one country can spread to other countries. Furthermore, companies in a particular geographic region or country may be sensitive to the same events, such as weather, natural disasters, public health crises, or events affecting other companies in that region or country because of common characteristics, risk exposures and regulatory burdens. Issuers in the same area may also react similarly to specific economic, market, political or other developments. See also “Non-U.S. Investment Risk” below.

If the Fund focuses its investments in a certain type of issuer, it will be particularly vulnerable to events affecting such type of issuer. Also, the Fund may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or a “sector”). For example, the market prices of investments in the internet and semiconductor industries tend to fluctuate in response to investor sentiment regarding the broader technology sector. The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments.

Special Risks of Focused Investments in Growth Companies

As discussed herein, the Fund may take on significant exposure to a small number of growth stock issuers, or to a broader portfolio consisting predominantly of growth companies, which can create outsize risk. This is, in part, because, historically, growth companies are disproportionately prevalent in certain industries (such as those relating to the Internet and semiconductors), which tend to be particularly prone to loss and wide fluctuation in price. Furthermore, growth companies in these types of industries may have a tendency periodically to decrease in price at roughly the same time, which can further hinder the ability of portfolio managers to diversify risks of loss.

Geographic Focus Risk

The Fund expects to focus its investments in a limited number of countries or geographic regions, and as a result may not offer the same level of diversification of risks as a more broadly global fund because the Fund will be exposed to a smaller geographic area. The performance of a fund that is less diversified across countries or geographic regions will be closely tied to market, currency, economic, political, environmental, or regulatory conditions and developments in the countries or regions in which the Fund invests, and may be more volatile than the performance of a more geographically-diversified portfolio.

Government and Regulatory Risk

Governmental and regulatory authorities in the United States and other countries, have taken, and may in the future take, actions intervening in the markets in which the Fund invests and in the economy more generally. Governmental and regulatory authorities may also act to increase the scope or burden of regulations applicable to the Fund or to the companies in which the Fund invests. The effects of these actions on the markets generally, and the Fund’s investment program in particular, can be uncertain and could restrict the ability of the Fund to fully implement its investment strategies, either generally, or with respect to certain securities, industries, or countries. For example, sanctions or other investment restrictions imposed by governments could preclude the Fund from investing in certain issuers or cause the Fund to sell investments at a disadvantageous time; new anti-trust regulations could adversely affect the value of certain growth stocks held by the Fund; and new regulations promulgated by securities regulators could increase the costs of investing in the Fund by increasing expenses borne by the Fund in order to comply with such regulations.

By contrast, markets in some non-U.S. countries historically have been subject to little regulation or oversight by governmental or regulatory authorities, which could heighten the risk of loss due to fraud or market failures in those countries. For example, a foreign government’s decision not to subject companies to uniform accounting, auditing and financial reporting standards, practices, and requirements comparable to those applicable to U.S.-based companies could increase the risk that accounting fraud goes undetected. The lack of government-enforced oversight may result in investors having limited rights and few practical remedies to pursue shareholder claims.

Furthermore, governments, agencies, or other regulatory bodies may adopt or change laws or regulations that could adversely affect the Fund or the market value of an instrument held by the Fund. The Manager cannot predict the effects of any new laws or regulation that may be implemented, and there can be no assurance that any new laws or regulations will not adversely affect the Fund’s ability to achieve its investment objective. For example, financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation which may change frequently and have significant adverse consequences on the Fund. Similarly, investments in certain industries, sectors, or countries may also be subject to extensive regulation. For example, in October 2024, the U.S. Treasury Department issued a final rule implementing a new “outbound investment” regulatory regime, which prohibits or requires notifications with respect to certain transactions by U.S.

19

Baillie Gifford Institutional Trust – Prospectus for Private Placement

persons involving companies located in, or affiliated with, countries of concern (currently, China and the Special Administrative Regions of Hong Kong and Macau) that deal in certain categories of semiconductors and microelectronics, quantum information technologies, and artificial intelligence (“AI”). While exemptions are generally afforded for investments in listed equities, certain shareholder rights associated with such investments may implicate the outbound investment regulatory regime. Because the Fund invests globally, including in China and other regions in Asia, evolving sanctions, outbound investment restrictions, and similar regulatory regimes may restrict the Fund’s investment activities in certain countries or sectors, require regulatory disclosures, and/or restrict the counterparties with whom the Fund may transact, resulting in the Fund not making certain investments and/or imposing other adverse consequences. Additionally, economic downturns and political changes can trigger economic, legal, budgetary, tax, and other regulatory changes. Regulatory changes may impact the way the Fund is regulated or the way the Fund’s investments are regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude the Fund’s ability to pursue its investment strategy or achieve its investment objective.

Growth Stock Risk

The prices of growth stocks may be based largely on expectations of future earnings, and can decline rapidly and significantly in reaction to negative news about various factors, such as earnings, revenues, the economy, political developments, or other news. Growth stocks, such as those of many internet companies, may underperform stocks in other broad style categories (and the stock market as a whole) over any period of time. Growth stocks may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds investments in growth stocks, the Fund may underperform other investment funds that favor different investment styles. Because growth companies typically reinvest their earnings, growth stocks typically do not pay dividends at levels associated with other types of stocks, if at all.

Information Technology Risk

The Fund, its service providers, and other market participants increasingly depend on complex information technology and communications systems. These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks.

Unauthorized third parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems of the Fund, its service providers, counterparties, or other market participants or data within those systems (each, a “cyber-attack”). Successful cyber-attacks against, or security breakdowns of, the Fund, the Manager, or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Fund or its shareholders. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Power or communications outages, acts of God, war, terrorist attacks, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Continuing use of work-from-home arrangements may make the Fund and its service providers more susceptible to cyber-attacks, in part due to the increase in cyber-attack surface stemming from the use of personal devices and non-office or personal technology. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict.

Cyber-attacks, and other technical issues may interfere with the processing of shareholder or other transactions, affect the Fund’s ability to calculate its net asset value, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. They may render records of Fund assets and transactions, shareholder ownership of Fund shares, and other data integral to the functioning of the Fund inaccessible or inaccurate or incomplete. There is also a risk that cyber-attacks may not be detected. The ability of bad actors to execute successful cyberattacks may be increased by certain AI tools that are now available or may become available in the near future.

Market events may also occur at a pace that overloads current information technology and communication systems and processes of the Fund, the Fund’s service providers, or other market participants, affecting their ability to conduct the Fund’s operations.

Similar types of information technology risks are present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investments to lose value. Furthermore, as a result of cyber-attacks, technological disruptions, malfunctions or failures, an exchange or market may close or suspend trading in specific securities or the entire market, which could prevent the Fund from, among other things, buying or selling the securities or accurately pricing its securities.

The Fund and its service providers have established business continuity and other plans and processes to address the possibility of cyber-attacks, disruptions, or failures. However, there are inherent limitations in such plans and processes, including that they do not apply to third parties, the possibility that risks may not have been identified or new risks may emerge in the future. Because technology is frequently changing, new ways to carry out cyberattacks continue to develop. Therefore, there is a chance that certain risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the ability of the Fund and its service providers to plan for or respond to a cyberattack. Furthermore, geopolitical tensions could increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. The Fund also cannot directly control any information security plans and systems put in place by its service providers, counterparties, issuers in which the Fund invests, or securities markets and exchanges. In addition, such third parties may have limited indemnification obligations to the Manager or the Fund. Any problems relating to the performance and effectiveness of security procedures used by the Fund or its service providers to protect the Fund’s assets,

20

Baillie Gifford Institutional Trust – Prospectus for Private Placement

such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on an investment in the Fund.

Investment Style Risk

The Manager actively makes investment decisions for the Fund through bottom-up stock selection. Accordingly, the Fund will have risk characteristics that differ from its benchmark index. The Manager’s judgments about the attractiveness, relative value, or potential appreciation of a particular stock may prove to be incorrect and cause the Fund to lose money or underperform compared to its benchmark index. There can be no assurance that the Manager’s investment decisions will produce the desired results. There can also be no assurances that the Manager is able to identify a sufficient number of potential investments to meet the Fund’s investment strategy. This risk is heightened for funds with more focused investment strategies that rely on identifying a small number of companies the Manager believes present truly outstanding investment opportunities.

Initial Public Offering Risk

The Fund may purchase securities in Initial Public Offerings (“IPOs”). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and the length of the period for which information about the companies is available may be very limited. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund’s performance will generally decrease.

Large-Capitalization Securities Risk

Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by smaller companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.

Liquidity Risk

Liquidity risk is the risk that the Fund may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Fund currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Such investments may also be particularly susceptible to valuation risk. See “Valuation Risk” below.

Liquidity risk may be magnified during periods of changing interest rates, significant shareholder redemptions, or market turmoil. Additionally, liquidity risk may be amplified in situations where foreign countries close their securities markets for extended periods of time due to scheduled holidays, such as the week-long closure of Chinese securities markets that occurs annually in October.

The Fund is subject to the risk that low trading volume, lack of a market maker, large positions in securities of particular issuers, or legal restrictions (including daily price fluctuation limits or “circuit breakers”) could make any investment illiquid. The market for certain investments may also become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, including due to geopolitical events such as sanctions, trading halts or wars. For example, securities issued by the U.S. Treasury have exhibited periods of greatly reduced liquidity when disruptions in fixed income markets have occurred, such as during the global financial crisis in 2008.

An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. In addition, it may be difficult for the Fund to value illiquid investments accurately. Securities of issuers in emerging markets may be particularly susceptible to this risk. See “Emerging Markets Risk” above.

Illiquid investments may also trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquid investments are more susceptible than other securities to price declines when market prices decline generally.

Furthermore, disposal of illiquid investments may entail registration expenses and other transaction costs that are higher than those for liquid investments. For example, the Fund may hold restricted securities and there can be no assurance that a trading market will exist at any time for any particular restricted investment. Limitations on the resale of these investments may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the investments for resale and the risk of substantial delays in effecting the registration.

If the Fund holds illiquid investments, it may be forced to sell other securities or instruments that are more liquid, but at an unfavorable price or time, or under unfavorable conditions, in order to meet redemption requests. The Fund may seek to borrow money to meet its obligations (including, among other things, redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Fund. In some cases, due to unanticipated levels of illiquidity the Fund may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.

Mutual funds with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities, Rule 144A securities, derivatives or

21

Baillie Gifford Institutional Trust – Prospectus for Private Placement

securities with substantial market or credit risk tend to have the greatest exposure to liquidity risk.

Rule 22e‑4 under the 1940 Act requires the Fund to adopt a liquidity risk management program to assess and manage its liquidity risk. Under its program, the Fund is required to classify its investments into specific liquidity categories and monitor compliance with limits on investments in illiquid investments. While the liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and it may not reduce the liquidity risk inherent in the Fund’s investments.

Long-Term Investment Strategy Risk

The Fund pursues a long-term investment approach, typically seeking returns over a period of several years, which can comprise a full market cycle or more. This investment style may cause the Fund to lose money or underperform compared to its benchmark index or other mutual funds over extended periods of time, and the Fund may not perform as expected in the long term. The market price of the Fund’s investments will fluctuate daily due to economic and other events that affect particular companies and other issuers or the market as a whole, and market developments may not align with the Manager’s assessment for growth in the shorter- or longer-terms. Short- and medium-term price fluctuations may be especially pronounced in less developed markets or in companies with lower market capitalizations. As the Fund integrates ESG factors into its long-term investment approach, it is also subject to the risks described above. Additionally, since the Fund’s long-term investment approach integrates ESG Factors, the Fund may forego some market opportunities available to funds that do not integrate ESG Factors into their investment process, which may negatively impact the relative performance of the Fund. Similarly, as the Fund assesses climate fitness, the Fund is expected to have higher exposure to companies pursuing decarbonization, and such assessments may have the effect of limiting the number of investments that portfolio managers consider for Fund investment even if the Fund does not place formal limits on its investment universe (i.e., does not categorically “screen out” or “screen in” any particular category of investments based on climate considerations).

Investments in certain industries or markets may be subject to wider variations in performance as a result of special risks common to such markets or industries. For example, information technology companies may have limited product lines, markets or financial resources and may be affected by worldwide technological developments and their products and services may quickly become outdated. Similarly, emerging market economies may experience lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability than more developed markets, which may result in greater volatility and significant short- or medium-term price fluctuations.

An investment in the Fund may be more suitable for long-term investors who can bear the risk of short- or medium-term fluctuations in the value of the Fund’s portfolio, including short- or medium-term losses. See also “Selected Investment Techniques and Topics—Our Stewardship Approach.”

Market Disruption and Geopolitical Risk

Geopolitical, environmental and other events may disrupt securities markets and adversely affect global economies and markets. These disruptions could prevent the Fund from implementing its investment strategies and achieving its investment objective, and increase the Fund’s exposure to the other risks detailed in this Prospectus. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S.

War, terrorism, public health crises, and other geopolitical events, such as sanctions, tariffs, trade disputes, the imposition of exchange controls or other cross-border trade barriers, have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. For instance, the 2026 U.S. and Israeli military operation against Iran and the 2022 Russian invasion of Ukraine and the sanctions that followed had immediate negative effects on global financial markets, sovereign debt and the markets for certain securities and commodities, such as oil and natural gas. The Russian invasion of Ukraine and the sanctions that followed reduced the liquidity and value of Russian securities to zero or near zero. The risk of such events has meaningfully increased in recent periods due to heightened international tensions stemming from rivalry among the world’s dominant economic and military powers. Similarly, terrorism in the U.S. and around the world has resulted in increased geopolitical risk.

Natural and environmental disasters, such as earthquakes and tsunamis, can be highly disruptive to economies and markets, adversely impacting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. Similarly dramatic disruptions can be caused by communicable diseases, epidemics, pandemics, plagues and other public health crises.

Communicable diseases, including those that result in pandemics or epidemics, may pose significant threats to human health, and such diseases, along with any efforts to contain their spread, may be highly disruptive to both global and local economies and markets, with significant negative impact on individual issuers, sectors, industries, and asset classes. Significant public health crises, including those triggered by the transmission of a communicable disease and prolonged quarantines or other efforts to contain it may result in, among other things, border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, lower consumer demand for goods and services, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and prolonged quarantines, as well as general concern and uncertainty. As a result of the COVID‑19 outbreak and its subsequent variants, financial markets experienced and may continue to experience significant volatility and severe losses, and trading in many instruments was and may continue to be disrupted as a result. Liquidity for many instruments was and could be greatly reduced for periods of time. Measures taken by

22

Baillie Gifford Institutional Trust – Prospectus for Private Placement

governments and central banks, including the United States Federal Reserve, may continue to have political, social, economic, market and financial risks and adversely impact Fund performance as well as result in disruptions to the services provided to the Fund by its service providers. Other epidemics or pandemics that arise in the future may cause similar disruptions and require similar interventions.

Certain locations and industries may be particularly susceptible to this risk, and other risks may be heightened by such events. See, for example, “China Risk”, “Emerging Markets Risk”, “Information Technology Risk”, “Liquidity Risk”, “Service Provider Risk”, and “Valuation Risk.”

Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by the Fund.

Market disruptions, including sudden government interventions (e.g., currency controls), can also prevent the Fund from implementing its investment strategies efficiently and achieving its investment objective. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Fund’s derivatives counterparties to discontinue offering derivatives on some underlying securities, reference rates, or indices, or to offer them on a more limited basis.

The downgrade in the long-term U.S. credit rating by major rating agencies has heightened uncertainty about the ability of the U.S. to repay its obligations. Further credit rating downgrades or a U.S. credit default may result in increased volatility or liquidity risk, higher interest rates, lower prices for U.S. government securities, and increased costs for all kinds of debt. The value of the Fund’s shares may be adversely affected by rating agency downgrades of the U.S. government’s credit rating given that the Fund may invest in U.S. government securities. While the U.S. government has honored its credit obligations continuously for more than 200 years, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s investments. Similarly, political events within the U.S. can result in the shutdown of government services, which could negatively affect the U.S. economy, decrease the value of the Fund’s investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

If one or more countries leave the EU or the EU dissolves, the world’s securities markets would likely be significantly disrupted and face new legal and regulatory uncertainties. The Manager’s business may also be adversely affected. Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by the Fund.

Further, continuing uncertainty as to the status of the European Economic and Monetary Union (“EMU”) and the potential for certain countries to withdraw from the institution has created significant volatility in currency and financial markets generally. If one or more EMU countries were to stop using the euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to liquidity risk and the risk that the Fund may not be able to value investments accurately to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

In addition, unexpected political, regulatory and diplomatic events, such as trade wars and tariff regimes, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. The current political climate between the U.S. and China, including the renewal and escalation of the trade war and related reciprocal tariffs between the two countries, has had, and may continue to have, an adverse effect on either or both of the U.S. and Chinese economies. In addition, sanctions or other investment restrictions could preclude the Fund from investing in certain Chinese or other non-U.S. issuers or cause the Fund to sell investments at disadvantageous times. Events such as these and their impact on the Fund are difficult to predict, and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future. Similar trade disputes and tariffs between the U.S. and other non-U.S. countries, or among non-U.S. countries, have the potential to cause analogous disruptions to financial markets, the economies of such countries, and the broader global economy.

Because of the current trade and policy disputes between the U.S. and other countries, particularly China, there is a heightened risk that events occurring after the close of markets in other time zones may have a material impact on the value of non-U.S. securities held by the Fund. The likelihood of such an occurrence and impact of such events may be difficult to assess before the Fund’s Pricing Point (as defined below) on the same day, which may impact the accuracy of the NAV per share calculated by the Fund on a given day. The Fund maintains policies and procedures intended to mitigate this risk.

In 2025, the U.S. government indicated its intent to alter its approach to international trade policy and, in some cases, to renegotiate or potentially terminate certain existing bilateral or multilateral trade agreements and treaties with foreign countries and has made proposals and taken actions related thereto. In addition, the U.S. government has recently imposed tariffs on certain foreign goods and has indicated a willingness to impose tariffs on imports of other products. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Other countries, including Mexico, have threatened retaliatory tariffs on certain U.S. products.

23

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Global trade disruption, significant introductions of trade barriers, and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Fund and its investments. Trade policy may be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or having other adverse effects on international markets, international trade agreements, and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory, or otherwise). To the extent trade disputes escalate globally, there could be additional significant impacts on the sectors or industries in which the Fund invests and other adverse impacts on the Fund’s overall performance.

Rapid developments in AI technologies are expected to have profound effects on the global economy in general and the value of specific companies in particular. The timing, magnitude and directionality of these effects are difficult to predict with precision because the technology continues to evolve rapidly and will be integrated into specific sectors and companies to different degrees and on different timescales. Disruptions caused by the continued development and integration of AI technologies may result in significant market volatility and cause the value of certain companies held by the Fund to decline rapidly and unexpectedly. The use of AI in general may adversely impact markets, the overall performance of the Fund’s investments, or the services provided to the Fund by its service providers.

Market Risk

Market risk is the risk of unfavorable market-induced changes in the value of securities owned by the Fund.

Market prices of investments held by the Fund is volatile and will go up or down, sometimes rapidly or unpredictably. The prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest or currency rates, changes in actual or perceived creditworthiness of issuers, adverse investor sentiment generally, market liquidity, real or perceived adverse market conditions and the risks inherent in investment in securities markets.

Inflation risk is the risk that the value of assets or income from investments will be less in the future as inflation decreases the value of money. As inflation increases, the values of the Fund’s assets can decline. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy (or expectations that domestic or global economic policies will change), and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund investors or adversely affect the real value of shareholders’ investments in the Fund.

The total return of the Fund may consequently fluctuate within a wide range, so you could lose money over short or even long periods. Even if economic conditions do not change, the value of an investment in the Fund could decline if the particular industries, sectors or companies in which the Fund invests do not perform well or are adversely affected by certain events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.

An example of this variability of market risk over different time periods, and in response to diverse external factors, relates to certain risks associated with climate change. Fund performance can be adversely affected (directly or indirectly) by “transitional” factors (i.e., factors informed by market shifts in response to, or in anticipation of, climate change), as well as by the physical consequences of climate change itself. The transitional risks associated with climate change, including new policies, regulations, and/or technologies, may influence markets and portfolio company performance more immediately, while, over the longer term, companies may be more susceptible to a range of “physical” risks such as those stemming from chronic changes to climate patterns, sea level rise, or more acute severe weather events. Both of these transitional and physical risks may impact Fund holdings differently over short, medium or long timeframes and are likely to vary considerably under different predictive scenarios mapping the potential changes in the composition of global emissions and the course of climate change. The relative contributions of transitional and physical risks to the overall portfolio may vary across markets and time horizons and may negatively affect the value of the Fund’s investments differently across various time horizons. See also “ESG Risk” for further discussion of investment risks relating to environmental factors.

New and Smaller-Sized Funds Risk

New funds and smaller-sized funds (including funds that are thinly capitalized or that have lost significant assets through market declines or redemptions) will be subject to greater liquidity risk due to their smaller asset bases. A large shareholder redemption from a small fund could require the fund to sell securities at disadvantageous times or prices or to delay payment of redemption proceeds to a redeeming shareholder. In addition, in order to mitigate liquidity risk, new or smaller-sized funds may be more likely to borrow under a credit facility (which would increase fund expenses) or hold a proportionally higher percentage of their assets in cash to meet shareholder redemptions (which could hamper performance).

A fund that has been recently formed will have limited or no performance history for investors to evaluate. There can be no assurance that a new fund will reach or maintain a sufficient asset size to effectively implement its investment strategy. In addition, a fund’s gross expense ratio may fluctuate during its initial operating period because of the fund’s relatively smaller asset size and, until the fund achieves sufficient scale, a fund shareholder may experience proportionally higher fund expenses than would be experienced by shareholders of a fund with a larger asset base.

The failure of a new fund or a smaller-sized fund to attract or maintain a sufficient asset size could result in the fund being liquidated and terminated at any time without shareholder approval and at a time that may not be favorable for all shareholders. Such a liquidation could have negative tax consequences for shareholders.

Non-Diversification Risk

The Fund is classified as a “non-diversified” fund. A non-diversified fund may hold a smaller number of portfolio securities, with larger positions in each security it holds, than many other mutual funds. To the extent the Fund invests in a relatively small number of issuers, a decline in the market value

24

Baillie Gifford Institutional Trust – Prospectus for Private Placement

of a particular security held by the Fund may affect its value more than if it invested in a larger number of issuers. The value of the Fund’s shares may be more volatile than the values of shares of more diversified funds. See also “Focused Investment Risk.”

Non-U.S. Investment Risk

Investing in non-U.S. securities (i.e., those which are not primarily traded on a United States securities exchange) involves additional and more varied risks than those typically resulting from investing in U.S. markets. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by companies with significant exposure to non-U.S. countries.

The laws of some foreign countries may limit the Fund’s ability to invest in securities of certain issuers located in those countries.

The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. For example, the securities markets of many non-U.S. countries include securities of only a limited number of companies in a limited number of industries. As a result, the market prices of many of those securities fluctuate more than those of U.S. securities.

In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Fund’s investments in certain non-U.S. countries. There may be a greater risk of economic turmoil as a result of political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters, causing the Fund’s investments in that country to experience gains or losses. The securities of some non-U.S. entities could also become subject to sanctions or embargoes that adversely affect the Fund’s investment.

Issuers of non-U.S. securities are subject to different, and often less comprehensive, accounting, reporting, custody, auditing and disclosure requirements than domestic issuers. There may be less information publicly available about a non-U.S. entity than about a U.S. entity. Moreover, in certain non-U.S. countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. It may be difficult to obtain and enforce judgments against non-U.S. entities. In addition, some jurisdictions may limit the Fund’s ability to profit from short-term trading (as defined in the relevant jurisdiction). In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”) could cause securities of a foreign (non-U.S.) company, including ADRs (as defined below), to be delisted from U.S. stock exchanges if the company does not allow the U.S. government to oversee the auditing of its financial information. Although the requirements of the HFCAA apply to securities of all foreign (non-U.S.) issuers, the SEC has thus far limited its enforcement efforts to securities of Chinese companies. If securities are delisted, the Fund’s ability to transact in such securities will be impaired, and the liquidity and market price of the securities may decline.

Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In some non-U.S. markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. markets. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) could similarly expose the Fund to credit and other risks it does not have in the U.S. with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents, and issuers.

Non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar. Consequently, the value of the Fund’s assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. See “Currency Risk” above.

Non-U.S. countries may also have additional requirements with respect to the ownership of securities. For example, many non-U.S. countries have additional reporting requirements that may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund’s foreign portfolio securities, no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times. There are also special tax considerations which apply to securities of non-U.S. issuers and securities principally traded overseas. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. See “Tax” below and the SAI for further details.

Additionally, U.S. investors are required to maintain a license to invest directly in many non-U.S. markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund’s ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license is terminated or suspended, to obtain exposure to the market, the Fund may be required to purchase ADRs, GDRs, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager’s clients may preclude other clients, including the Fund, from obtaining a similar license, and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or revocation of a license and thereby limit the Fund’s investment opportunities.

Service Provider Risk

The Fund is subject to the risk that the Manager will apply techniques and analyses to the Fund’s investment practices that are not as successful as the techniques and analyses used by other investment advisers. There is no guarantee that the Manager will be able to enhance the returns of the Fund or preserve the Fund’s assets. The Manager also may fail to use derivatives effectively, including by choosing to hedge or not to hedge positions at disadvantageous times. The Manager’s judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging or allocation strategy may prove to be incorrect, and may cause the Fund to incur losses.

There can be no assurance that key personnel of the Manager will continue to be employed by the Manager. The loss of their services could have an adverse impact on the Manager’s ability to achieve the Fund’s investment objective. A change in laws or regulations due to political or economic events, such as the U.K.’s

25

Baillie Gifford Institutional Trust – Prospectus for Private Placement

departure from the E.U. single market and customs union, may impact the Manager’s ability to retain its portfolio managers and other key personnel.

The Fund is also subject to the risk of loss as a result of other services provided by the Manager and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. The Fund currently utilizes entities affiliated with the Bank of New York Mellon (“BNY”) to serve as transfer agent, administrator, custodian and fund accounting agent to the Fund. This arrangement could magnify losses resulting from a systems failure affecting BNY. Loss may be caused by inadequate procedures and controls, human error, system failures, negligence, misfeasance or fraud by a service provider or insolvency of a service provider. For example, trading delays or errors (both human and systematic) could prevent the Fund from benefiting from potential investment gains or avoiding losses on the security. As the Fund’s service providers increasingly incorporate AI into their operational workflows, this transition could result in changes to the nature, scope, or quality of services provided to the Fund.

Settlement Risk

Markets in different countries have different clearance and settlement procedures. Certain markets may from time to time be unable to keep pace with the volume of transactions.

Delays in settlement may increase credit risk to the Fund, or limit the ability of the Fund to reinvest the proceeds of a sale of securities. Delays in settlement may also subject the Fund to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Fund was delayed.

Delays in the settlement of securities purchased by the Fund may also limit the ability of the Fund to sell those securities at times and prices it considers desirable, and may subject the Fund to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Fund may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities it has sold, in order to meet its obligations to others.

Limits on the ability of the Fund to purchase or sell securities due to settlement delays could increase any variance between the Fund’s performance and that of its benchmark index.

Effective as of May 28, 2024, the standard settlement cycle for numerous types of U.S. securities, including many of the securities in which the Fund invests, moved to T+1 from T+2. This reduced settlement cycle will result in additional risks and costs to the Fund, including increased operational risks associated with the resolution of trade breaks and exceptions. These risks will be heightened for the Fund given its investments in non-U.S. securities and the effects of foreign exchange transactions.

Small- and Medium-Capitalization Securities Risk

The securities of small- and medium-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. Similarly, the securities of small- and medium-sized companies may trade less frequently and in smaller volumes than securities of larger companies. The prices of these securities may consequently fluctuate more sharply than those of other securities, and the Fund may experience difficulty in establishing or closing out positions in these securities at prevailing market prices. Moreover, there may be less publicly available information about the issuers of these securities or less market interest in these securities than in larger companies, both of which can cause significant price volatility.

Some securities of small- and medium-sized issuers may also be illiquid or may be restricted as to resale. The Fund may therefore be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Fund’s obligations.

Valuation Risk

In certain circumstances, some portfolio holdings may be valued on the basis of factors other than market quotations by employing fair value procedures. This may occur more often in times of market turmoil or reduced liquidity. The Manager serves as the Trust’s valuation designee pursuant to Rule 2a‑5 under the 1940 Act, with primary responsibility for the fair valuation of the Fund’s holdings. The Manager’s role with respect to fair valuation may present certain conflicts of interest given the impact valuations can have on Fund performance and the Manager’s asset-based fees. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. Technological issues or other service disruption issues involving third-party service providers may cause the Fund to value its investments incorrectly. In addition, there is no assurance that the Fund could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Fund would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Fund at that time. Investors who purchase or redeem shares on days when the Fund is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Fund had not fair-valued the holding(s) or had used a different valuation methodology.

The SAI includes more information about the Manager, the Fund, its investments and the related risks.

26

Baillie Gifford Institutional Trust – Prospectus for Private Placement

FUND MANAGEMENT

Investment Manager

The Fund is advised and managed by the Manager, Baillie Gifford Overseas Limited. The Manager’s principal place of business is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland. The Manager also has an office in New York City, New York, USA. The Manager is a wholly owned subsidiary of Baillie Gifford & Co, which is controlled by its working partners. The Manager, its parent, Baillie Gifford & Co, and their affiliates are referred to as “Baillie Gifford.”

Experience

The Manager is a registered investment adviser which, together with its affiliates, advises other funds, including other mutual funds and ETFs, and a variety of private accounts, including accounts managed on behalf of corporate and public pension plan sponsors, endowments, foundations, sovereign wealth funds, and family office clients. The Manager was organized in 1983 and had approximate assets under management of $125.2 billion as of March 31, 2026.

Investment Services

The Manager selects and reviews the Fund’s investments and provides executive and other personnel for the management of the Trust, pursuant to the Amended and Restated Investment Advisory Agreement between the Manager and the Trust on behalf of the Fund, as amended from time to time (the “Advisory Agreement”).

A discussion regarding the basis of the approval by the Board of Trustees of the Trust (the “Board”) of the Advisory Agreement insofar as it relates to the Fund will be included in the Fund’s first Form N-CSR filing.

Under the Advisory Agreement, the Fund pays the Manager an advisory fee quarterly (the “Advisory Fee”). The Advisory Fee is calculated and accrued daily as a percentage of the average daily net assets of the Fund.

The Advisory Fee paid by the Fund under the Advisory Agreement is calculated and accrued daily on the basis of the annual rate noted below and expressed as a percentage of the Fund’s average daily net assets.

Average Daily Net Assets of the Fund (billions)	Annual Advisory Fee Rate at Each Asset Level (percentage of the Fund’s average daily net assets)
$0 - $2	0.45%
>$2 - $5	0.41%
Above $5	0.39%

Upon termination of the Advisory Agreement at other than quarter end, the Advisory Fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

Shareholder Services

The Manager provides certain shareholder services to the Fund, pursuant to the Shareholder Servicing Agreement between the Manager and the Trust on behalf of the Fund (the “Shareholder Servicing Agreement”).

For these services, which include client and shareholder servicing, reporting and other support, each shareholder pays a shareholder servicing fee (the “Shareholder Service Fee”).

The principal economic difference among the various share classes of the Fund is the level of Shareholder Service Fee payable, as follows:

Shareholder Service Fees (percentage of the Fund’s average daily net asset)

Class 2	Class 3	Class 4	Class 5
0.17%	0.10%	0.07%	0.02%

Share class eligibility is determined by the total assets under management with the Manager, as detailed in the “Shares” section below. The Shareholder Service Fee payable decreases as the amount of total assets under management with the Manager increases. This is because the cost to service that client decreases as a percentage of the assets in that account.

The amount and complexity of these services (and costs) will vary between shareholders. Also note that some of these costs are variable (increasing as the assets increase) but some are fixed. As a result, the Shareholder Service Fees decline, in basis points terms, as the assets increase but, in general, rise, in dollar terms, as the assets increase.

The Trust has adopted a Shareholder Service Plan pursuant to Rule 12b‑1 under the 1940 Act with respect to the Fund’s multiple classes of shares (the “Shareholder Service Plan”). However, no distribution payments under Rule 12b‑1 have been authorized by the Board as of the date of this Prospectus, and no distribution fees under Rule 12b‑1 are currently payable under the Shareholder Service Plan. If the Board authorizes distribution payments pursuant to Rule 12b‑1 in the future for any class of shares, the Manager or another service provider might collect distribution fees under Rule 12b‑1, but only after appropriate authorization by the Board and after this Prospectus has been updated to reflect such additional fees. Should distribution payments under Rule 12b‑1 be collected, these fees would be paid out of the Fund’s assets on an ongoing basis, and over time these fees could increase the cost of your investment and may cost you more than paying other types of sales charges.

Participating Affiliate Arrangements

The Manager has entered into a personnel-sharing arrangement with its Hong Kong-based affiliate, Baillie Gifford Asia (Hong Kong) Limited (“Baillie Gifford Hong Kong”), and its Singapore-based affiliate, Baillie Gifford Asia (Singapore) Private Limited (“Baillie Gifford Singapore”). Pursuant to these arrangements, Baillie Gifford Hong Kong and Baillie Gifford Singapore act as “participating affiliates” of the Manager and certain employees of Baillie Gifford Hong Kong and Baillie Gifford Singapore are treated as “associated persons” of the Manager. In this capacity, these individuals are subject to the oversight of the Manager and its Chief Compliance Officer. Baillie Gifford Hong Kong’s associated persons, on behalf of the Manager, provide trade execution and related services to the Fund. Baillie Gifford Singapore’s associated persons have involvement in portfolio construction in relation to ESG matters. The personnel-sharing arrangement is based on no-action letters of the staff of the SEC that permit SEC-registered investment advisers to rely on and

27

Baillie Gifford Institutional Trust – Prospectus for Private Placement

use the resources of advisory affiliates, subject to certain conditions.

Baillie Gifford Hong Kong and Baillie Gifford Singapore are not registered as investment advisers with the SEC. The Manager may in the future enter into additional personnel-sharing or other arrangements, including with its non-U.S. unregistered investment advisory affiliates, for a variety of investment advisory services, including investment research and portfolio management.

ESG-related Organizations and Initiatives

Baillie Gifford participates in a range of organizations, initiatives, or other collaborative industry efforts, which enhance Baillie Gifford’s knowledge of specific ESG issues and also support broader ESG-related investing. The requirements for participation in these organizations and initiatives vary, though the Manager does not intend to introduce investment restrictions or goals with respect to the Fund for the purpose of meeting expectations associated with membership in any such organizations. Baillie Gifford’s participation in organizations or initiatives may change over time and is subject to the Manager’s fiduciary responsibilities to the Fund.

Expenses

The organizational and operational expenses of the Fund are borne by the Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, independent trustee compensation, interest charges, charges of custodians, auditing and legal expenses.

Certain expenses, not including advisory and custodial fees or other expenses related to the management of the Fund’s assets, may be allocated to a specific class of shares if those expenses are actually incurred in a different amount with respect to a class, or if services are provided with respect to a class that are of a different kind or to a different degree than with respect to other classes.

The Manager has contractually agreed to waive its fees and/or bear Other Expenses of the Fund as shown in the table below, to the extent that the Fund’s Total Annual Operating Expenses (excluding taxes and extraordinary expenses) exceed the amounts listed below. This contractual waiver will continue until April 30, 2029.

Class	Expense Limit (percentage of the Fund’s average daily net assets)
Class 2	0.70%
Class 3	0.63%
Class 4	0.60%
Class 5	0.55%

For the purposes of determining any such fee waiver and/or expense reimbursement, the expenses are calculated based on the percentage of the Fund’s average daily net assets.

Pursuant to the terms of the agreement governing the expense limitations, the Manager does not have a right to recover from the Fund any fees waived or expenses paid pursuant to these expense limitations. The expense limitation may be continued beyond April 30, 2029 for the Fund by agreement of the Board and the Manager.

The contractual agreement may only be terminated by the Board.

Investment Team

The Fund is jointly and primarily managed by a team of experienced portfolio managers organized for that purpose.

Baillie Gifford Institutional Long Term Global Growth Fund Team

Under normal circumstances, the Fund’s portfolio management team meets regularly to discuss individual stock selection, review portfolio holdings and potential stock purchases. The team also holds ad hoc meetings as required to discuss relevant developments in the portfolio. All of the members of the team are responsible for researching stocks and every investor contributes to the generation of new ideas, stock research and stock discussions. Once a stock has been fully researched and discussed by all in the team, the portfolio managers are responsible for making the ultimate decision on its inclusion (or otherwise) in the portfolio. Their decisions place an emphasis on backing enthusiasm rather than achieving a full consensus. Each portfolio manager has ownership and accountability for portfolio decisions.

Baillie Gifford Institutional Long Term Global Growth Fund is jointly and primarily managed by a team of experienced portfolio managers, which consists of:

Education	Investment Experience
Gemma Barkhuizen BA (Hons) in History BA double major in History and Philosophy Rhodes University in South Africa MA in Modern History (2017) University of Durham

Ms. Barkhuizen is a decision maker in the Long Term Global Growth Team and one of the managers of the Global Outliers strategy. She joined Baillie Gifford in September 2017. She graduated MA in Modern History from The University of Durham in 2017. Prior to this, Ms. Barkhuizen also graduated BA (Hons) in History and BA double major in History and Philosophy from Rhodes University in South Africa.

Ms. Barkhuizen has been a member of the portfolio management team since the Fund’s inception in 2025.

28

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Education	Investment Experience
John MacDougall MA in Ancient & Modern History (2000) University of Oxford

Mr. MacDougall is a portfolio manager and member of the Long Term Global Growth (“LTGG”) and China A-share Teams. He has been a partner of Baillie Gifford & Co since 2016. Mr. MacDougall joined Baillie Gifford in 2000 as a part of the North American department, and then went on to work in the Japan and Global Discovery teams before joining his current teams. He graduated MA in Ancient & Modern History from the University of Oxford in 2000. He joined the LTGG team in 2015.

Mr. MacDougall has been a member of the portfolio management team since the Fund’s inception in 2025.

Mark Urquhart BA in Philosophy, Politics, and Economics (1992) University of Oxford PhD in Politics (1996) University of Edinburgh

Mr. Urquhart joined Baillie Gifford in 1996 and is the head of the Long Term Global Growth Team, a strategy which he co-founded in 2003. Mr. Urquhart previously worked as an investment analyst and manager in the US, UK and Japanese Equities teams. He became a partner in 2004. Mr. Urquhart graduated BA in Philosophy, Politics, and Economics from the University of Oxford in 1992 and spent a year at Harvard as a Kennedy Scholar in 1993 before completing a PhD in Politics with a thesis on Nationalism in the EU at the University of Edinburgh in 1996.

Mr. Urquhart has been a member of the portfolio management team since the Fund’s inception in 2025.

Compensation

The SAI provides information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

29

Baillie Gifford Institutional Trust – Prospectus for Private Placement

SHARES

Share Classes

The Fund has four classes of shares: Class 2, Class 3, Class 4, and Class 5.

How Shares are Priced

Each share class has its own share price. The purchase price of each share class of the Fund is based on that class’s net asset value. The share price is computed for each share class as follows:

—
the total market value of all assets and Fund-level liabilities is calculated, then divided by the total amount of shares held in the Fund (the “Fund Asset Value”); then
—
the market value of the assets for each class is calculated on a pro-rata basis, based on the Fund Asset Value (the “Class Asset Value”); then
—
the market value of the class-specific liabilities attributable to each share class is calculated (the “Class Liabilities”); then
—
the share price for each class is calculated by deducting the Class Liabilities from the Class Asset Value.

When shares are priced

The net asset value for each share class will be determined as of a particular time of day (the “Pricing Point”) on any day on which the NYSE is open for unrestricted trading. The Pricing Point is normally at the scheduled close of unrestricted trading on the NYSE (generally 4:00 p.m. Eastern Time). In unusual circumstances, the Manager may determine that the Pricing Point shall be at an earlier, unscheduled close or halt of trading on the NYSE. The price at which purchase and redemption orders are effected is based on the next calculation of the net asset value after the order is received in good order. “Good order” means, among other things, that your request includes complete information. In general, an order is in “good order” if it includes: (i) the trade date of the purchase or redemption; (ii) the name of the Fund and share class; (iii) the U.S. dollar amount of the shares, in the case of a redemption you may also provide number of shares; (iv) the name and the account number set forth with sufficient clarity to avoid ambiguity; and (v) the relevant authorized signatories. In the case of a purchase, immediately available funds must also be received prior to the Pricing Point.

The net asset value for each class may be affected by changes in the value of currencies in relation to the U.S. dollar. This is because investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using currency exchange rates obtained from pricing services at the Pricing Point on each day that the NYSE is open for unrestricted trading. If you are buying or selling shares, the share price you receive will be the share price determined after the purchase or redemption request is received by the applicable Fund (or your financial intermediary) in good order.

The net asset value of the Fund’s shares may change on days when shareholders will not be able to purchase or redeem shares of the Fund. This is because the Fund may invest in securities that are primarily traded on foreign exchanges which may trade at times or on days when the Fund does not price its shares.

How assets are valued

In accordance with the Trust’s Valuation Procedures, the Fund’s investments are valued at their fair market value as follows:

1.
If reliable market quotations are readily available, the investments will generally be valued at the last quoted sale price on each business day or, if not traded on that business day, at the most recent quoted bid price.
2.
If reliable current market quotations are not readily available or quotations are not believed to be reliable due to market changes that occur after the most recent available quotations are obtained or for any other reason, the fair value of the investments will be assessed, by the Manager as the valuation designee, as more fully described in the SAI. Such market changes may:
º
relate to a single issuer or events relating to multiple issuers;
º
be considered to include changes in the value of U.S. securities or securities indices; or
º
occur after the close of the relevant market and before the time at which the applicable net asset value is determined.

Rule 2a‑5 under the 1940 Act permits a fund’s board to designate the fund’s primary investment adviser to perform the fund’s fair value determinations, which will be subject to board oversight and certain reporting and other requirements intended to ensure that the board receives the information it needs to oversee the fair value determinations. The Board has designated the Manager as the valuation designee. The Manager’s role with respect to fair valuation may present certain conflicts of interest given the impact valuations can have on Fund performance and the Manager’s asset-based fees.

Please see the section entitled “Purchase, Redemption, and Pricing of Shares—Determination of Net Asset Value” in the SAI for further information with respect to the valuation procedures.

How to Buy Shares

Purchase Process

You may purchase shares of the Fund by taking the following two steps:

1.
Request a Purchase.

You may request an initial purchase by submitting a purchase agreement to the Manager.

You may request a further purchase by submitting to the Manager a request (in the format prescribed by the Manager), which includes:

º
the name and class of the Fund;
º
the exact name in which shares are to be registered;
º
the shareholder account number;
º
the dollar amount of shares to be purchased;
º
a signature by all owners of the shares, in accordance with the form of registration;

30

Baillie Gifford Institutional Trust – Prospectus for Private Placement

º
the capacity of the signatory, if the signatory is acting in a fiduciary capacity, or as an agent on behalf of a corporation, partnership or trust; and
º
the trade date.

The email address for purchase requests sent to the Manager is: northamericanvehiclesteam@bailliegifford.com.

The Manager or Bank of New York Mellon (the “Transfer Agent”) may ask you for additional information. Federal law requires financial institutions to obtain, verify and record identification information relating to investors, to help the U.S. government fight the funding of terrorism and money laundering activities. The Fund may consequently be required to obtain, and potentially update, the following information from investors: (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) Social Security Number, taxpayer identification number, or other identifying number; and (v) completed Forms W‑8 or W‑9. Additional information may be required for corporations and other entities. The Fund or its service providers may release this information or any other information held by you to proper authorities if, in light of applicable laws or regulations concerning money laundering and similar activities, they determine it is in the best interests of the Fund or otherwise permitted by applicable law and appropriate to do so. The Fund or its service providers may also provide nonpublic personal financial information relating to shareholders or prospective shareholders to third parties as necessary to perform services for the Fund or to comply with requests from regulators or tax authorities.

The Fund will then decide whether to accept your application on behalf of the Trust. Assuming your request is accepted, you will receive the account details for payment.

2.
Pay for shares.

Payment for shares can be made by:

º
electronic bank transfer to the nominated account;
º
exchanging securities on deposit with a custodian acceptable to the Manager or the Fund’s distributor, BGFS; or
º
a combination of such securities and cash.

The Transfer Agent will then apply the payment to the purchase of full and fractional Fund shares of beneficial interest in the Fund, and will send you a statement confirming the transaction. Please see the back cover of this Prospectus for information on how to contact the Trust. Please see the section below on how to pay for shares by exchanging securities.

When you can buy shares

Unless otherwise indicated in this Prospectus or the SAI, shares of the Fund are offered on a continuous basis and can be purchased on any day on which the NYSE is open for unrestricted trading.

For a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds before the Pricing Point on such day.

The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase shares by wiring Federal Funds because Federal Funds wiring does not occur on days when the Federal Reserve is closed.

Cancelling an order

Purchase orders cannot be cancelled after the Trust has received immediately available funds. This is the case even if the cancellation request is received prior to the Pricing Point.

Paying for Fund shares with securities

If you are paying for Fund shares with securities, please note:

—
You must obtain instructions by contacting the Fund. See “Contacts and Further Information” below;
—
You must deliver all rights in the securities to the Fund to finalize the purchase of Fund shares;
—
You should obtain tax advice regarding the specific U.S. federal income tax consequences of this process.

Generally speaking, for U.S. federal income tax purposes, payment using securities may give rise to a gain or loss by an investor that is subject to U.S. federal income taxation. This depends on several factors, including the investor’s basis in the securities tendered and the extent to which the investor owns shares of the Fund following the exchange;

—
The securities will be valued in the same manner as the Fund’s assets as described under “How Shares are Priced,” subject to any charges or expenses which may be properly incurred as a consequence of such transaction;
—
The Manager will not approve the acceptance of securities in exchange for Fund shares unless:
º
The Manager, in its sole discretion, believes the securities are appropriate investments for the Fund;
º
You represent and agree that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, as amended, or that would otherwise impair the investors’ ability to transfer them to the Fund or the Fund’s ability to dispose of them subsequently; and
º
The securities may be acquired under the Fund’s investment policies and restrictions.
—
No investor owning 5% or more of the Fund’s shares may purchase additional Fund shares by exchange of securities, other than at the sole discretion of the Manager or BGFS in accordance with the applicable legal and regulatory restrictions on affiliated transactions.

Restrictions on Buying Shares

Accredited Investors

Purchases of shares in the Fund are limited to persons who are “accredited investors” as defined in Regulation D under the Securities Act, and who have completed and signed a purchase agreement. The Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own

31

Baillie Gifford Institutional Trust – Prospectus for Private Placement

account and for investment purposes only, or must otherwise be doing so in a manner acceptable to the Trust.

Share Class Eligibility

Eligibility for Share Class 2, Class 3, Class 4 and Class 5 is determined with reference to the market value of assets managed by the Manager and its affiliates for the shareholder, whether in the Fund, another pooled vehicle or otherwise (the “Total Investment”).

The minimum Total Investment for each class of shares is as follows:

Class	Total Investment(1)(2)(3)
Class 2	USD 25 Million
Class 3	USD 100 Million
Class 4	USD 200 Million
Class 5	USD 500 Million
(1)
The Fund may, at its discretion, permit a smaller minimum for any class of shares under certain circumstances.
(2)
The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.
(3)
In the case of shares held of record by retirement plans which are Participant Directed Plans, the shareholder for the purposes of the Total Investment for each class of shares is the Participant Directed Plan.

The Total Investment will be determined by the Manager on each “Determination Date”, which will be:

—
March 31 of each year, if exchanging into a more expensive class of shares; or
—
The close of business on the last day of the calendar quarter, if exchanging into a less expensive class of shares.

Each shareholder’s shares will then be converted to the available class of shares of the Fund with the lowest Shareholder Service Fee for which the shareholder is eligible. This conversion will occur within 15 business days following the Determination Date. This conversion generally should not result in the recognition of gain or loss in the converted Fund’s shares or the tax basis changing. Also, the holding period of the new class of shares should generally include the holding period of the converted shares.

Investors should be aware that all the classes of the Fund may not be available in all jurisdictions.

You must be a U.S. Person

Shares of the Fund are intended for investment by U.S. persons, and the Manager and BGFS will generally only accept purchases from U.S. persons. The Manager and BGFS each reserve the right to reject any purchase order from any investor outside the U.S.

Although the Manager is domiciled and headquartered in the United Kingdom (the “U.K.”), neither the Fund nor its shares are being offered or otherwise promoted to any natural or legal persons domiciled or with a registered office in the U.K., where the United Kingdom Alternative Investment Fund Managers Regulations 2013, as amended, including by the European Union (Withdrawal) Act 2018 and the Alternative Investment Fund Managers (Amendment etc.) (EU Exit) Regulations 2019 (the “AIFM Law”), are in force and effect. Furthermore, in light of the structure of the Fund and the manner in which it is managed, it does not fall within the scope of the AIFM Law, and shareholders of the Fund are not subject to the protections of the AIFM Law.

You must be purchasing for your own account

Purchasers must be acquiring shares for their own account and for investment purposes only, or must otherwise be doing so in a manner acceptable to the Trust.

Purchases may be rejected

The Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.

In all cases, the Manager and BGFS reserve the right to reject any particular investment. In particular, and without limiting the generality of the foregoing the Manager or BGFS may reject an investment:

—
if in the opinion of the Manager or BGFS, the size of the investment and/or the transaction costs associated with the investment are such that there would be a dilution in the Fund’s net asset value;
—
if the Fund is unable to verify your identity within a reasonable time; or
—
if you are proposing to purchase shares using securities and the Manager has determined that this is not appropriate.

Restrictions on Certain Fund Investors

The Fund is a U.S. mutual fund. As a U.S. mutual fund, the Fund is prohibited from allowing investment by certain other mutual funds and certain types of private funds in excess of specific thresholds. In particular, the Fund is required to limit investment by funds commonly known as “hedge funds” or “private equity funds.” Any investor or prospective investor in the Fund that is itself a fund should consider carefully what regulations may apply to it or the Fund, including Section 12(d)(1) of the 1940 Act, in connection with any prospective investment. The Fund reserves the right to reject a purchase order or require an investor to redeem its shares to comply with the foregoing limitations.

Fund may change the terms

The Fund reserves the right to suspend or change the terms of the offering of its shares. The Fund may stop offering shares completely or may offer shares only on a limited basis, for a period of time or permanently.

How to Sell Shares

Process

Redemption Request – You can redeem your shares by emailing the Manager a redemption request, in a format prescribed by the Manager, which includes:

—
the name and class of the Fund;
—
the exact name in which shares are registered;
—
the shareholder account number;
—
the number of shares or the dollar amount of shares to be redeemed;

32

Baillie Gifford Institutional Trust – Prospectus for Private Placement

—
a signature by all owners of the shares, in accordance with the form of registration;
—
the capacity of the signatory, if the signatory is acting in a fiduciary capacity, or as an agent on behalf of a corporation, partnership or trust; and
—
the trade date.

The email address for redemption requests sent to the Manager is northamericanvehiclesteam@bailliegifford.com.

Redemption orders cannot be cancelled after the Trust has received a redemption request. This is the case even if the request is received prior to the Pricing Point.

Redemption Payment – Cash payments will be transferred for payment into your account after a request for redemption is received by the Trust in good order. The Fund generally expects to pay out redemption proceeds to redeeming shareholders within 3 business days following the trade date indicated in the redemption request. The Fund typically meets redemption requests by using holdings of cash and cash equivalents or by selling portfolio assets. The Fund may also, under normal or stressed market conditions, trade portfolio holdings ahead of the trade date to meet significant requests for redemption. The Fund reserves the right to satisfy redemption requests up to 7 days following the trade date indicated in the redemption request. Payment is made at any time on the settlement date within the Federal Reserve hours (generally, 9:00 a.m. to 7:00 p.m. Eastern Time Monday through Friday excluding designated holidays). The possibility of delayed settlement is greater for smaller funds or for funds with particularly concentrated investor bases.

If you request a whole or part in-kind distribution of securities held by the Fund in lieu of cash, the Manager will grant this if it determines, in the Manager’s sole discretion, that to do so is lawful and will not be detrimental to the best interests of the remaining shareholders of the Fund. If you intend to request a distribution in kind, please note:

—
Securities distributed in connection with the request will be valued in accordance with the Fund’s procedures for valuation described under “How Shares are Priced.”
—
Securities and assets distributed will be selected by the Manager in accordance with procedures approved by the Board and generally will represent a pro-rata distribution of each holding in the Fund’s portfolio, subject to certain exceptions under relevant procedures.
—
You may incur taxes or charges in connection with assuming title to such securities from the Fund, and may incur brokerage charges and/or additional taxes on the sale of any such securities so received in payment of redemptions.

Change of Information – If you need to change or update your account information, you may do so by emailing the Trust a designation of the new accounts and any change in the accounts originally designated for the depositing of funds. This must be signed by the relevant authorized signatories of the subscriber. All redemptions and dividend disbursements will be processed according to the bank account details you provided upon your initial account set-up, unless you have contacted the Trust to change those details. Please see the back cover of this Prospectus for information on how to contact the Trust.

When you can redeem shares

Shares may be redeemed on any day on which the NYSE is open for trading.

Please note that the Trust may suspend the right of redemption and may postpone payment for the Fund for more than seven days during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the SEC for the protection of investors.

Automatic Redemptions

The Fund reserves the right to redeem or require the transfer of any individual’s shares if:

—
The holding of the shares by such person is unlawful;
—
In the opinion of the Board or the Fund’s service providers, the holding might result in the Fund or the shareholders as a whole incurring any liability to taxation or suffering pecuniary or material administrative disadvantage which the Fund or the shareholders as a whole might not otherwise suffer or incur;
—
A shareholder’s Total Investment falls below $1 million. Before doing so, the Trust shall notify the shareholder in writing and allow the shareholder 30 days to purchase additional shares to meet the minimum requirement. In the case of shares held of record by retirement plans which are Participant Directed Plans, the shareholder for the purposes of the Total Investment is the Participant Directed Plan; or
—
The Fund cannot verify your identity.

Short-Term Trading

The Trust encourages shareholders to invest in the Fund as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” These practices may present risks to the Fund, including increased transaction costs, interference with the efficient management of the Fund, and dilution of investment returns.

Frequent, short-term trading, abusive trading practices and market timing (together, “Frequent Trading”), often in response to short-term fluctuations in the market, are not knowingly permitted by the Fund. The Fund does not accommodate frequent purchases and redemptions of Fund Shares by Fund shareholders. Frequent Trading into and out of the Fund may harm the Fund’s performance by disrupting portfolio management strategies and by increasing expenses. These expenses are borne by all Fund shareholders, including long-term investors who do not generate such costs.

The Board has adopted a “Frequent Trading Policy” (the “Policy”) to discourage Frequent Trading. The following policies and procedures are applicable to the classes of shares offered in this Prospectus.

Monitoring Shareholder Activity – The Transfer Agent arranges for the compilation, monitoring and reporting of account-level information on shareholder activity on a risk-based approach designed to identify trading that could adversely impact the Fund.

33

Baillie Gifford Institutional Trust – Prospectus for Private Placement

Authority to Refuse Transactions – The Trust, the Manager and BGFS each reserves the right to reject any purchase order for any reason.

Purchase and Redemption Requests – Purchase and redemption requests by record shareholders must be made by written request by email to the Manager and/or BGFS. (Any exceptions to this written redemption request requirement may be made by the Manager. The Manager and BGFS expects that exceptions will be rare and only for extraordinary circumstances.)

Review of Shareholder Activity – The Manager and BGFS report to the Board regularly on purchases and redemptions of Fund shares.

Fair Valuation – Pricing adjustments may be made based on information received from a third-party, multi-factor fair valuation pricing service.

Redemption Fees – The Board may from time to time consider whether it is necessary or appropriate for the Fund to impose a redemption fee not exceeding 2% that, in the Board’s judgment, is necessary or appropriate to recoup the costs and limit any dilution resulting from frequent redemptions.

While the Fund attempts to discourage Frequent Trading, there can be no guarantee that they will be able to identify investors who are engaging in Frequent Trading or limit their trading practices. Additionally, frequent trades of small amounts may not be detected. The Fund recognizes that it may not always be able to detect or prevent Frequent Trading or other activity that may disadvantage the Fund or its shareholders.

The Fund shareholder’s right to purchase shares through an automatic investment plan or redeem shares in full (or in part through a systematic redemption plan) are unaffected by these restrictions.

Share Dividends and Distributions

It is the practice of the Fund to distribute, annually, all net investment income received from investments alongside any net realized capital gains earned through trading activities.

Distributions will be automatically reinvested in Fund shares unless you submit a request for a cash payment with at least ten days’ prior notice, before the record date for distribution, to the Transfer Agent.

Tax

The following discussion is for general information purposes only. Prospective and actual shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of the Fund.

The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below. The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters.

U.S. Shareholders

The following discussion addresses certain U.S. federal income tax considerations which may be relevant to investors that:

—
are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, estates that are subject to United States federal income taxation regardless of the source of their income or trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person; and
—
hold, directly or indirectly, shares of the Fund as a capital asset (each such investor a “U.S. shareholder”).

Tax Status

The Fund is treated as a separate taxable entity for U.S. federal income tax purposes.

The Fund intends to elect to be treated as a regulated investment company under Subchapter M of the Code and intends each year to qualify and be eligible for treatment as such. In order to qualify and be eligible for treatment as a regulated investment company under Subchapter M of the Code, the Fund must, among other things, derive at least 90% of its gross income each year from certain sources of “qualifying income” and comply with certain asset diversification and distribution requirements.

So long as the Fund qualifies for treatment as a regulated investment company, the Fund itself generally will not be subject to U.S. federal income tax to the extent that it distributes to its shareholders, in a timely manner, dividend, interest and certain other income, its net realized short-term capital gains and its net realized long-term capital gains.

The remainder of this discussion assumes that the Fund will qualify as a regulated investment company.

Excise Tax

The Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts, if it fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or for the one-year period ending

34

Baillie Gifford Institutional Trust – Prospectus for Private Placement

December 31 if the Fund so elects), plus any retained amount from the prior year. Distributions made in January will generally be deemed to have been paid by the Fund on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance it will make such distributions.

Personal Holding Company Rules

If the Fund were to be a “personal holding company,” it would potentially need to comply with additional requirements with respect to its distributions to shareholders in order to avoid a Fund-level tax under the personal holding company rules.

Distributions

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income.

Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long the shareholder has owned its shares.

Distributions of net capital gains from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends will be taxable as long-term capital gains and taxed to individuals at reduced rates relative to ordinary income. Distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less will be taxable as ordinary income. Distributions of investment income reported by the Fund as derived from “qualified dividend income”—as further defined in the SAI—will be taxed in the hands of individuals at the rates applicable to long-term capital gains provided that holding period and other requirements are met at both the shareholder and Fund level.

Distributions are taxable to a shareholder (other than a tax-exempt shareholder or a shareholder investing through a tax-advantaged account) even if they are paid from income or gains earned by the Fund before the shareholder’s investment (and thus were included in the price paid by the shareholder for Fund shares). Such distributions are likely to occur in respect of shares purchased at a time when a Fund’s NAV reflects income or gains that are either unrealized or realized but not distributed. Distributions from the Fund will be taxed as described above whether received in cash or in additional Fund shares.

Notwithstanding the foregoing, the Fund may retain (a) investment company taxable income, subject to the distribution requirements applicable for qualification as a regulated investment company under the Code and/or (b) net capital gains and pay a Fund-level tax on any such retained amounts.

Medicare Tax

A 3.8% Medicare contribution tax is imposed on the “net investment income” of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends, including any capital gain dividends paid by the Fund, and net gains recognized on the sale, exchange, redemption or other taxable disposition of shares of the Fund.

Sale, Exchange or Redemption

A sale, exchange, or redemption of shares of the Fund, including a redemption in-kind, is a taxable event to the selling, exchanging, or redeeming shareholder. Any gain resulting from a sale, exchange, or redemption of shares in the Fund will generally (except in the case of a tax-exempt shareholder or a shareholder investing through a tax-advantaged account) be subject to federal income tax at either short-term or long-term capital gain rates depending on how long the shareholder has owned the shares except that, if the Fund is not a “publicly offered” regulated investment company (as described below), in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

Non-”Publicly Offered”

It is expected that the Fund will not be considered a “publicly offered” regulated investment company.

As a result, certain redemptions of Fund shares may be treated as dividends. Shareholders who redeem all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (a “Section 301 distribution”) unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Fund’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in Fund shares, and thereafter as capital gain. If a redeeming shareholder is treated as receiving a dividend, there is a risk that non-redeeming shareholders whose interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution from the Fund.

In addition, since it is expected that the Fund’s shares will not be considered “publicly offered,” certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund. Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its advisory fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic Board and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses). Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in

35

Baillie Gifford Institutional Trust – Prospectus for Private Placement

the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Such shareholders cannot deduct such deemed distributions of expenses under current law. The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

Foreign Currency and Other Derivative Transactions

The Fund’s transactions in foreign currencies and certain derivative instruments, including options, futures contracts, forward contracts, swaps and straddles, as well as any of its hedging transactions may be subject to special tax rules and may produce a difference between the Fund’s book income and taxable income. The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders.

A difference between the Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company and to avoid a Fund-level tax.

Debt Transactions

The Fund’s investments in certain debt obligations may cause the Fund to recognize taxable income in excess of the cash generated by such obligations. As a result, the Fund could be required at times to liquidate other investments, including when it is not advantageous to do so, in order to satisfy its distribution requirements.

Foreign Taxes

The Fund may be subject to foreign withholding and other taxes on income, gains and proceeds derived from foreign investments. Such taxes would reduce the yield on the Fund’s investments. However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to their share of foreign taxes incurred by the Fund.

Foreign Tax Credit or Deduction

If more than 50% of the Fund’s assets at taxable year end consist of the securities of foreign corporations, the Fund may elect to permit shareholders who are U.S. citizens or residents or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro-rata portions of foreign income taxes paid by the Fund. In such case, income of the Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources. The amount of foreign income taxes paid by the Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction in respect of those taxes. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level). Prospective investors should also consult the discussion in the SAI regarding investment by the Fund in securities of certain foreign corporations.

Annual Tax Reports

Where required, the Fund will provide shareholders with federal tax information annually, including information about dividends and distributions paid during the preceding year.

IRS Returns

Shareholders may be required to file an information return with the Internal Revenue Service (“IRS”) including, but not limited to, if they recognize certain levels of losses with respect to shares in the Fund (at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder or $10 million in any single taxable year or $20 million in any combination of taxable years for a corporate shareholder), or are deemed to have participated in a confidential transaction involving shares in the Fund.

FinCEN Form 114

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts. Shareholders are urged to consult a tax advisor regarding the applicability to them of this reporting requirement.

Backup Withholding Tax

The Fund generally is required to apply backup withholding and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.

Non-U.S. Persons Tax Treatment

Fund shareholders who are not U.S. citizens or residents or that are foreign corporations, partnerships, trusts or estates may be subject to substantially different tax treatment with respect to distributions from the Fund.

36

Baillie Gifford Institutional Trust – Prospectus for Private Placement

FINANCIAL HIGHLIGHTS

The Fund is new and had not commenced operations as of December 31, 2025. Because the Fund is new, financial highlights information is not available for the Fund.

37

Baillie Gifford Institutional Trust – Prospectus for Private Placement

HISTORICAL PERFORMANCE

INFORMATION FOR SIMILAR ACCOUNTS

The Fund is new, and therefore has no performance history. As a result, the Fund has no performance history that is permitted to be shown in the “Fund Summary” section of this Prospectus. For the Fund, historical performance information for Similar Accounts, which are each managed by the Manager and its affiliates, including U.S. regulated open-end investment funds managed by the Manager and its affiliates that have substantially similar investment objectives, policies, strategies, risks and investment restrictions as the Fund, is provided.

The performance of the Similar Accounts may differ, sometimes significantly, from the performance of the Fund for a variety of reasons, including as a result of the timing of investments and redemptions and divergences in underlying investments resulting from various regulatory restrictions specific to mutual funds as well as other differences relating to jurisdiction and/or product design. In addition, the effect of taxes on any investor will depend on such person’s tax status, and the results have not been reduced to reflect any income tax that may have been payable.

The Similar Accounts are separate and distinct from the Fund, and the results presented below may not necessarily equate with the return experiences by any particular investor. The performance of the Similar Accounts is not intended as a substitute for the Fund’s performance and should not be considered a prediction of the future performance of the Fund or the Manager.

The returns of certain Similar Accounts have been converted to U.S. dollars. The Similar Accounts are managed in Canadian dollars, Great British pounds sterling, and Euros. For Similar Accounts managed in Canadian dollars, Great British pounds sterling, and Euros, the returns of the Similar Account would have been different if it had not been converted to U.S. dollars. All returns presented were calculated on a total return basis and include all dividends and interest, accrued income and realized and unrealized gains and losses. The performance for the Similar Account has been calculated in a manner that complies with local performance reporting requirements, which may differ from the standardized SEC method. All returns reflect the deduction of brokerage commissions and execution costs paid by the Similar Accounts, without provision for federal or state income taxes. “Net of fees” figures are net of all actual fees and reflect the deduction of investment advisory fees and for the Similar Accounts, reflect the deduction of all account-level fees, which include custodial fees.

Securities transactions are accounted for on the trade date and accrual accounting is utilized. Cash and equivalents are included in performance returns. Similar Accounts may be subject to lower expenses than the Fund and may not be subject to the same diversification requirements, specific tax restrictions and investment limitations imposed on the Fund by the 1940 Act or Subchapter M of the Code. Consequently, the performance results for a Similar Account may have been less favorable had it been subject to the same expenses as the Fund or had it been regulated as an investment company under the federal securities laws.

Similar Account Performance for Baillie Gifford Institutional

Long Term Global Growth Fund:

Annualized returns for periods ended December 31:

Period	Baillie Gifford Institutional Long Term Global Growth Composite (net of fees) (USD)	MSCI ACWI Index (USD)*
Since Inception (February 29, 2004)	12.5%	9.1%
10 Years	15.9%	12.3%
5 Years	2.1%	11.7%
3 Years	26.4%	21.2%
1 Year	16.9%	22.9%
*
The following information about the MSCI ACWI Index is current as of March 31, 2026:

The MSCI ACWI Index (previously the MSCI All Country World Index (“ACWI”)) captures large and mid-cap representation across 23 Developed Markets and 24 Emerging Markets countries. With 2515 constituents, the index covers approximately 85% of the global investable equity opportunity set. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indexes or any securities or financial products. This Prospectus is not approved, endorsed, reviewed or produced by MSCI. None of the MSCI data is intended to constitute investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such.
Year	Baillie Gifford Institutional Long Term Global Growth Composite (net of fees) (USD)	MSCI ACWI Index (USD)*
2025	16.9%	22.9%
2024	25.7%	18.0%
2023	37.3%	22.8%
2022	‑46.4%	‑18.0%
2021	2.4%	19.0%
2020	102.0%	16.8%
2019	34.1%	27.3%
2018	‑1.6%	‑8.9%
2017	54.0%	24.6%
2016	‑4.0%	8.5%
*
See MSCI ACWI Index description under the table above.

38

Baillie Gifford Institutional Trust – Prospectus for Private Placement

CONTACTS AND FURTHER INFORMATION

Fund	The SAI contains more detailed information about the Fund. The SAI is incorporated by reference into this Prospectus, which means that it is legally considered to be part of this Prospectus.
Investments

Additional information about the Fund’s investments can be found, when available:

—
In the SAI. The Trust’s policies on disclosing the Fund’s portfolio holdings are described in the SAI.
—
In the Fund’s first annual and semi-annual reports to shareholders and Form N-CSR. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year to date. In Form N-CSR, you will find the Fund’s annual and semi-annual financial statements.

Copies of Reports

The Prospectus, the SAI, the most recent annual and semi-annual reports to shareholders of the Fund, and other information such as Fund financial statements, may be obtained, when available, free of charge, by contacting the Trust using the contacts below and:

—
On the Fund’s website, at www.bailliegifford.com/en/usa/institutional-investor/funds/baillie-gifford-institutional-long-term-global-growth-fund/.

Reports and other information about the Fund are available:

—
On the EDGAR database on the SEC’s Internet site at http://www.sec.gov. This website includes reports and other information about the Fund. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

Books and Records

The books and records of the Fund are maintained at the offices of the Manager at Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, the offices of the Transfer Agent at 118 Flanders Road, Westborough, MA 01581, and the offices of the Custodian at 240 Greenwich Street, New York, NY 10286.

Other Shareholder Queries	Shareholders may request other information about the Fund and may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, or BGFS using the contacts below.

Contact the Trust

Email	northamericanvehiclesteam@bailliegifford.com
Mail	c/o Baillie Gifford Overseas Limited, One Greenside Row, Calton Square, Edinburgh EH1 3AN
Toll-Free Telephone	1‑844‑394‑6127

Contact the Transfer Agent

Email	bmi.instinquiry@bny.com
Mail	BNY Mellon Investment Servicing (US) Inc, 118 Flanders Road, Westborough, MA 01581
Toll-Free Telephone	1‑844‑741‑5143

39

Investment Company Act File No. 811‑24128

Statement of Additional Information

April 30, 2026

Baillie Gifford Institutional Long Term Global
Growth Fund

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI provides additional information in relation to the Prospectus for Private Placement of Baillie Gifford Institutional Long Term Global Growth Fund (the “Fund”), a series of Baillie Gifford Institutional Trust (the “Trust”), dated April 30, 2026, as revised or supplemented from time to time (together, the “Prospectus”), and should be read in conjunction therewith. The Fund is newly organized.

You may request, free of charge and as they become available, copies of the Fund’s Prospectus, the SAI, the most recent annual and semi-annual reports, and other information such as Fund financial statements by contacting the Trust using the details below.

Email	northamericanvehiclesteam@bailliegifford.com
Mail	c/o Baillie Gifford Overseas Ltd., Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN
Toll-Free Telephone	1‑844‑394‑6127

Baillie Gifford Institutional Trust – Statement of Additional Information

Background on the Trust and the Fund

The Trust

Baillie Gifford Institutional Trust (the “Trust”) is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company. The Trust was organized as a Massachusetts business trust on September 5, 2025.

Fund

The Trust consists of one series, as set out below.

Series	Share Classes	Diversified
Baillie Gifford Institutional Long Term Global Growth Fund	2, 3, 4, 5	No

The differences between the classes of shares of the Fund are addressed in the Prospectus under “Shares—Restrictions on Buying Shares.”

Baillie Gifford Institutional Trust – Statement of Additional Information

Fund Investments

This section sets out investment policies for the Fund, which apply in addition to the investment strategies summarized in the Prospectus under “Principal Investment Strategies” and “Selected Investment Techniques and Topics.” The investment policies of the Fund set forth in the Prospectus and in this SAI may be changed by the Trust’s Board of Trustees (the “Board”) without shareholder approval except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the Fund (which means the lesser of (i) 67% of the shares of the Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

Except as otherwise stated or as required under applicable law, all percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

Non-Fundamental Investment Policies

The Fund’s investment objective and policies set forth in the Prospectus are non-fundamental policies of the Fund.

Fundamental Investment Policies

In addition to the Fund’s diversification status as stated in the above “Background on the Trust and the Fund” section, the following are fundamental policies of the Fund. The Fund may:

1.
Act as underwriter of securities to the extent consistent with applicable law, regulation or order from time to time.
2.
Borrow money to the extent consistent with applicable law, regulation or order from time to time.
3.
Purchase, sell, or hold real estate or interests in real estate to the extent consistent with applicable law, regulation or order from time to time.
4.
Invest in commodities to the extent consistent with applicable law, regulation or order from time to time.
5.
Make loans to others to the extent consistent with applicable law, regulation or order from time to time.
6.
Not purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.
7.
Issue senior securities to the extent consistent with applicable law, regulation or order from time to time.

In determining whether a transaction is permitted by applicable law, regulation, or order, the Fund currently construes fundamental policies (2) and (7) above not to prohibit any transaction that is permitted under Section 18 of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder, including Rule 18f‑4, as interpreted or modified, or as may otherwise be permitted by regulators having jurisdiction from time to time. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. Provisions of the 1940 Act permit the Fund to borrow from a bank, provided that the borrowing Fund maintains continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with exceptions for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes. With respect to the percentages adopted by the Trust as maximum limitations on its investment policies and limitations, an excess above the fixed percentage will not be a violation of the policy or limitation unless the excess results immediately and directly from the acquisition of any security or the action taken.

Temporary Defensive Positions

The Fund may invest a portion of its assets in cash or cash equivalents, including money market funds or short-term commercial paper, to facilitate daily portfolio operations, and to take temporary defensive positions—for instance, by allocating substantial assets to cash, commercial paper, or other less volatile instruments—in response to adverse or unusual market, economic, political, or other conditions. In taking temporary defensive positions, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objective.

Other Investment Companies

The Fund may invest in securities of other investment companies or unit investment trust investment companies, including exchange-traded funds, to the extent that such investments are consistent with the Fund’s investment objective and policies and permissible under the 1940 Act and the rules thereunder. To the extent the Fund relies on Section 12(d)(1)(G) of the 1940 Act to invest without limit in shares of another series of the Trust (each, an “Underlying Fund”), such Underlying Fund may not acquire securities of other registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act. Subject to certain conditions, Rule 12d1‑4 under the 1940 Act also provides an exemption to permit acquiring funds to invest in the securities of other registered investment companies in excess of the limits of Section 12(d)(1).

Risks

The principal risks of investing in the Fund are summarized in the Prospectus under the Fund Summary and are discussed in more detail under “Principal Investment Risks.”

The discussion below is meant to supplement these sections of the Prospectus by addressing certain non-principal risks, and providing additional detail regarding certain of the principal risks.

Accelerated Transactions

For the Fund to take advantage of certain available investment opportunities, Baillie Gifford Overseas Limited (the “Manager”) may need to make investment decisions on an expedited basis. In such cases, the information available to the Manager at the

Baillie Gifford Institutional Trust – Statement of Additional Information

time of an investment decision may be limited. The Manager may not, therefore, have access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

Artificial Intelligence

The Manager uses a number of artificial intelligence (“AI”) tools to facilitate and enhance its operations, including its investment research processes, and will continue to explore and expects to deploy other tools in future. The Manager operates the “human in the loop” principle; AI tools are not used to make autonomous investment and/or operational decisions for the Fund. Baillie Gifford Group has adopted policies and procedures regarding its employees’ use of AI tools.

Use of AI, including generative AI, by the Manager or the Fund’s other service providers may give rise to regulatory, operational, and other risks which could have a negative impact on the Fund’s operations and/or performance. AI-generated outputs may be unexplainable and may be biased if underlying algorithms or inputs are biased. The Manager may not always identify where such outputs are inaccurate (including through AI “hallucinations”) or incomplete. In particular, there is a risk that an AI tool which may be used in the Manager’s investment research process could operate on flawed assumptions or incomplete data, which may have a negative impact on Fund performance. Additionally, the regulatory landscape in relation to use of AI is expected to continue to evolve, which would potentially impact the Manager and/or the Fund. There can be no assurance that the Manager’s use of AI will enhance the performance or operations of the Fund.

Further, there is a risk that the use of AI, and/or inaccurate or misleading statements about use of AI and its associated risks, by an issuer in which the Fund invests, could potentially result in adverse consequences for the value of the Fund’s investment in such issuer.

Banking Sector Risk

In March 2023, a number of U.S. domestic banks and foreign banks experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign financial institutions and economies. Other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any such developments, may reduce liquidity in the market generally or have other adverse effects on an economy, the Fund or issuers in which the Fund invests. In addition, issuers in which the Fund invests and the Fund may not be able to identify all potential solvency or stress concerns with respect to a financial institution or to transfer assets from one bank or financial institution to another in a timely manner in the event such bank or financial institution comes under stress or fails. In the event of failure of any of the financial institutions where the Fund maintains its cash and cash equivalents, there can be no assurance that the Fund would be able to access uninsured funds in a timely manner or at all, and the Fund may incur losses. Any such event could adversely affect the Fund.

Convertible Securities

The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because convertible securities may be converted at either a stated price or a stated rate into underlying shares of common stock. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption or conversion, the Fund could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security’s market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Fund may be forced to convert a security before it would otherwise choose, which may decrease the Fund’s return.

Derivatives

The Fund’s use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Fund to the potential for unlimited loss.

Management Risk

Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit and Counterparty Risk

The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the

Baillie Gifford Institutional Trust – Statement of Additional Information

contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. To the extent the Fund has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced. A party to a cleared derivatives transaction is subject to the credit risk of the clearinghouse and the clearing member through which it holds its cleared position.

Liquidity Risk

Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leverage Risk

Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Fund uses derivatives for leverage, investments in the Fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. Global legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the 1940 Act restrictions with respect to “senior securities,” have resulted in, and may in the future result in, increased regulation of derivative instruments and the Fund’s use of such instruments. Such regulations could, among other things, restrict the Fund’s ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Fund), and/or increase the costs of derivatives transactions (for example, as a result of margin requirements), and the Fund may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. See “Risks Associated with Derivatives Regulation,” below.

Lack of Availability

Suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Fund may wish to retain the Fund’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Fund will engage in derivatives transactions at any time or from time to time. The Fund’s ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks

Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Fund investments.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in collateral miscalculations, increased cash payment requirements to counterparties or a loss of value to the Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the derivatives markets and securities and other markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. In addition, the Fund’s use of derivatives may affect the amount, timing or character of distributions payable to, and thus taxes payable by, shareholders. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

Risks Associated with Derivatives Regulation

The U.S. government has enacted and is continuing to implement legislation that provides for the regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (the “E.U.”), the United Kingdom and certain other jurisdictions have also adopted and are continuing to implement similar requirements, which will affect the Fund when it enters into a derivatives transaction with a counterparty organized in that country or otherwise subject to that country’s derivatives regulations. Such requirements and other rules and regulations could, among other things, restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs.

While these rules and regulations (such as the rules requiring the central clearing of some derivatives transactions) are generally designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that they will achieve that result, and such requirements can expose the Fund to different kinds of costs and risks.

In the event of a counterparty’s (or its affiliate’s) insolvency, the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under the special resolution regimes adopted in the United States, the E.U., the United Kingdom and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, with

Baillie Gifford Institutional Trust – Statement of Additional Information

respect to counterparties who are subject to such proceedings in the E.U. and the United Kingdom, the liabilities of such counterparties to the Fund could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a “bail in”).

The Fund is required to comply with Rule 18f‑4 under the 1940 Act providing for the regulation of registered investment companies’ use of derivatives and certain related instruments (e.g., reverse repurchase agreements). Rule 18f‑4, among other things, limits derivatives exposure through one of two value-at-risk tests. The rule also requires certain funds to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements) and subjects funds to certain reporting requirements in respect of derivatives. Limited derivatives users (as determined by Rule 18f‑4) are not, however, subject to the full requirements under the rule. As of the date of this SAI, the Fund qualifies as a limited derivatives user as described under Rule 18f‑4 and related SEC guidance.

Additionally, United States regulators, the E.U., the United Kingdom and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. These regulations have had a material impact on the Fund’s use of uncleared derivatives. These rules impose minimum margin requirements on derivatives transactions between the Fund and its counterparties and in certain cases increase the amount of margin the Fund is required to provide. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.

The CFTC, certain foreign regulators, and many futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short speculative positions which any person, or group of persons acting in concert, may hold or control in particular options and futures contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, metals and energy commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Manager and its affiliates may be aggregated for this purpose. Although it is possible that the trading decisions of the Manager (acting in its capacity as investment manager of the Fund) may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits, the Manager (acting in its capacity as investment manager of the Fund) believes that this is unlikely. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy. The Fund may also be affected by other regimes, including those of the E.U. and UK, and trading venues that impose position limits on commodity derivative contracts.

These and other regulations are evolving and subject to change, so their ultimate impact on the Fund and the financial system may vary over time.

Emerging Markets Risk

Investments in emerging market countries pose additional risks when compared to investments in more developed markets. Those risks include:

Less Developed Economies Risk

The securities markets of emerging market countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and other developed foreign countries, and disclosure and regulatory standards in many respects are less stringent.

The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.

The domestic economies of emerging market countries are generally not as diversified as those of the U.S. and certain Western European countries. A significant portion of many of such countries’ national GDPs are represented by one commodity, such as oil, or groups of commodities. World fluctuations in the prices of certain commodities, such as the price of oil, may significantly affect the economy involved.

Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.

Emerging market economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

Due to the differences in the nature and quality of financial information of issuers of emerging market securities, including auditing and financial reporting standards, financial information and disclosures about such issuers may be unavailable or, if made available, may be considerably less reliable than publicly available information about other foreign securities. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited. As such, there is likely less recourse in the event of investor harm, and the Fund may not be able to protect its interests with respect to investments in emerging market countries.

Baillie Gifford Institutional Trust – Statement of Additional Information

Governmental & Political Risk

In addition, the securities markets of emerging market countries may be subject to a lower level of monitoring and regulation.

Government enforcement of existing securities regulations may be limited, and any such enforcements are typically arbitrary, and the results may be difficult to predict. In addition, reporting requirements of emerging market countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

In many cases, governments of emerging market countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. In addition, investor sentiment toward companies in otherwise unrelated markets may be influenced by adverse events in other foreign markets. Also, such local markets typically offer less regulatory protections for investors.

Furthermore, actions and policies of the U.S. government or other developed countries, such as those preventing certain investments, requiring disinvestment of certain holdings, or restricting economic transactions, may adversely impact the economic conditions in emerging market countries. Political change or instability, including the risks of war or terrorism, may also adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in the Fund’s loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, widespread corruption, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Fund’s investments in those countries.

Liquidity Risk

Lack of liquidity and efficiency and/or government-imposed quotas in certain of the stock markets or foreign exchange markets in certain emerging market countries may mean that from time to time the Manager may experience more difficulty in purchasing or selling holdings of securities than it would in a more developed market. Restrictions on day trading, manual trading, block trading and/or off-exchange trading may mean that the Fund’s investment options will be limited.

The financial markets in emerging market countries are also undergoing rapid growth and changes. This may lead to increased trading and pricing volatility, suspension risk and difficulties in settlement of securities.

Custody Risk

The custodial systems in countries with emerging markets may also not be fully developed.

There may be limited regulatory oversight of certain foreign sub-custodians that hold foreign securities subject to the supervision of the Fund’s primary U.S.-based custodian, the Bank of New York Mellon (“BNY”). The Fund may be limited in its ability to recover assets if a foreign sub-custodian becomes bankrupt or otherwise unable or unwilling to return assets of the Fund, which may expose the Fund to risk, especially in circumstances where the Fund’s primary custodian may not be contractually obligated to make the Fund whole for the particular loss.

Investments in emerging markets may also carry risks associated with failed or delayed settlement of market transactions and with the registration and custody of securities. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) may expose the Fund to credit and other risks. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets which may result in problems in realizing investments.

Currency Risk

Emerging market countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.

Special Risks of Investing in Asian Securities

In addition to the risks of foreign investments and emerging market countries investments described above, investments in Asia are subject to other risks.

The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development may exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility than more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below in the “Investment Glossary” section).

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in

Baillie Gifford Institutional Trust – Statement of Additional Information

currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.

The political and economic prospects of one Asian country or group of Asian countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries. Continuing hostility and the potential for future political or economic disturbances between China and Taiwan may have an adverse impact on the values of investments in either China or Taiwan, or make investments in China and/or Taiwan impractical or impossible. Any escalation of hostility between China and Taiwan would likely distort Taiwan’s capital accounts, as well as have a significant adverse impact on the value of the Fund’s investments in both countries, and in other countries in the region. If the political climate between the U.S. and China does not improve or continues to deteriorate, if China were to attempt unification of Taiwan by force, or if other geopolitical conflicts develop or get worse, economies, markets, and individual securities may be severely affected both regionally and globally, and the value of the Fund’s assets may go down.

Special Risk Considerations of Investing in China

Investing in securities of Chinese issuers, including by investing in China A Shares, involves certain risks and considerations not typically associated with investing in securities of U.S. issuers, including, among others, (i) more frequent (and potentially widespread) trading suspensions and government interventions with respect to Chinese issuers, resulting in a lack of liquidity and in price volatility, (ii) currency revaluations and other currency exchange rate fluctuations or blockage, (iii) the nature and extent of intervention by the Chinese government in the Chinese securities markets, whether such intervention will continue and the impact of such intervention or its discontinuation, (iv) the risk of nationalization or expropriation of assets, (v) the risk that the Chinese government may decide not to continue to support economic reform programs, (vi) limitations on the use of brokers, (vii) potentially higher rates of inflation, (viii) the unreliability of some economic data, (ix) the relatively small size and absence of operating history of many Chinese companies, (x) accounting, auditing and financial reporting standards in China are different from U.S. standards and, therefore, disclosure of certain material information may not be available, (xi) greater political, economic, social, legal and tax-related uncertainty, (xii) higher market volatility caused by any potential regional territorial conflicts or natural disasters, (xiii) higher dependence on exports and international trade, (xiv) the risk of increased trade tariffs, sanctions, embargoes and other trade limitations, (xv) restrictions on foreign ownership, (xvi) custody risks associated with investing through the qualified foreign investor program or other programs to access Chinese securities, (xvii) U.S. sanctions or other investment restrictions with respect to Chinese issuers which could preclude the Fund from making certain investments or cause the Fund to sell investments at a disadvantageous time, and (xviii) risks associated with variable interest entity (“VIE”) structures. Significant portions of the Chinese securities markets may become rapidly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities, and have shown a willingness to exercise that option in response to market volatility and other events. The liquidity of Chinese securities may shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions, whether or not accurate.

The Fund may invest in China A Shares listed and traded on the Shanghai Stock Exchange or Shenzhen Stock Exchange through the Stock Connect programs, or on such other stock exchanges in China which participate in the Stock Connect programs from time to time. The Stock Connect programs are securities trading and clearing link programs that enable international investors to invest in China A Shares. The Fund’s investments in China A Shares are generally subject to Chinese securities regulations and listing rules, among other restrictions that may affect the Fund’s investments and returns, including daily limits on net purchases across the whole Stock Connect system and transfer restrictions. In addition, trading under the Stock Connect programs may be subject to certain risk factors including, without limitation, those relating to trading, clearance and settlement procedures. While overseas investors currently are exempt from paying capital gains or value added taxes on income and gains from investments in China A Shares, these Chinese tax rules could be changed, which could result in unexpected tax liabilities for the Fund.

The Stock Connect programs will only operate on days when both the Chinese and Hong Kong markets are open for trading. There may be occasions when the Fund may be subject to the risk of price fluctuations of China A Shares during the time when the Stock Connect programs are not trading. Because of the way in which China A Shares are held in Stock Connect, the Fund may not be able to exercise the rights of a shareholder and may be limited in its ability to pursue claims against the issuer of a security and may suffer losses in the event the depository of the Shanghai or Shenzhen Stock Exchange becomes insolvent. Only certain China A Shares are eligible to be accessed through the Stock Connect programs. Such securities may lose their eligibility at any time, in which case they presumably could be sold but could no longer be purchased through the Stock Connect program. The Stock Connect programs are relatively new. Further developments are likely and there can be no assurance as to the program’s continued existence or whether future developments regarding the program may restrict or adversely affect the Fund’s investments or returns. In addition, the application and interpretation of the laws and regulations of Hong Kong and China, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Stock Connect programs are uncertain, and they may have a detrimental effect on the Fund’s investments and returns.

The Fund may also gain investment exposure to certain Chinese companies through VIE structures. Such investments are subject to the investment risks associated with the Chinese-based company. The VIE structure enables foreign investors, such as the Fund, to obtain investment exposure to a Chinese company in situations in which the Chinese government has limited or prohibited the non-Chinese ownership of such company. The VIE structure does not involve direct equity ownership in a China‑based company, but instead establishes claims to the China-based company’s profits and control of the company’s

Baillie Gifford Institutional Trust – Statement of Additional Information

assets through contractual arrangements. The Fund will typically have little or no ability to influence VIE through proxy voting or other means because it is not a VIE owner/shareholder. While VIEs are a longstanding industry practice that is well known to Chinese officials and regulators historically, they have not been formally recognized under Chinese law. It is uncertain whether Chinese officials or regulators will withdraw their implicit acceptance of the VIE structure or limit a VIE’s ability to pass through economic and governance rights to foreign individuals and entities. Effective March 31, 2023, the China Securities Regulatory Commission (“CSRC”) released new rules that permit the use of VIE structures, provided they abide by Chinese laws and register with the CSRC. The rules, however, may cause Chinese companies to undergo greater scrutiny and may make the process to create VIEs more difficult and costly. If, however, the Chinese government were to determine that the contractual arrangements establishing the VIE structure did not comply with Chinese law or regulations, the Chinese operating company could be subject to penalties, revocation of its business and operating license, or forfeiture of ownership interests. Further intervention by the Chinese government with respect to any existing VIE structures could significantly affect the relevant Chinese operating company’s performance and thus, the value of the Fund’s investment through a VIE structure, as well as the enforceability of the contractual arrangements of the VIE structure. It remains unclear whether any new laws, rules or regulations relating to VIE structures will be adopted or, if adopted, what impact they would have on the interests of foreign shareholders. Control over a VIE may also be jeopardized if a natural person who holds the equity interest in the VIE breaches the terms of the contractual arrangements, is subject to legal proceedings, or if any physical instruments such as seals are used without authorization. In the event of such an occurrence, the Fund, as a foreign investor, may have little or no legal recourse. In addition to the risk of government intervention, investments through a VIE structure are subject to the risk that the China-based company (or its officers, directors, or Chinese equity owners) may breach the contractual arrangements, or Chinese law changes in a way that adversely affects the enforceability of the arrangements, or the contracts are otherwise not enforceable under Chinese law, in which case the Fund may suffer significant losses on its investments through a VIE structure with little or no recourse available.

Special Risk Considerations of Investing in India

Securities laws in India are relatively new and unsettled and, as a result, there is a risk of significant and unpredictable change in laws governing foreign investment, securities regulation, title to securities and shareholder rights. Foreign investors in particular may be adversely affected by new or amended laws and regulations.

Investments in securities of issuers located in India involve heightened risks that include, among others, political and legal uncertainty, greater government control over the economy, and greater risk of hyperinflation, currency fluctuations, blockage of currency movements, repatriation of capital invested, and the nationalization or expropriation of assets. Moreover, India has experienced civil unrest and hostilities with neighboring countries, including Pakistan, and has confronted separatist movements, religious clashes, and border disputes. In addition, the availability of financial instruments with exposure to Indian financial markets may be substantially limited by the restrictions on foreign investors.

Government control over the economy, currency fluctuations or blockage, and the risk of nationalization or expropriation of assets offer higher potential for losses. Governmental actions could have a negative effect on the economic conditions in India, which could adversely affect the value and liquidity of investments made by the Fund.

Global factors and foreign actions may inhibit the flow of foreign capital on which India is dependent to sustain its growth. In addition, as discussed in the Prospectus under “Selected Investment Techniques and Topics—Indian Foreign Investor Regulations”, the Reserve Bank of India has imposed limits on foreign ownership of Indian companies, which may decrease the liquidity of the Fund’s portfolio and result in increased volatility in the prices of Indian securities. These factors, coupled with the lack of extensive accounting, auditing and financial reporting standards and practices applicable in the U.S., may increase the risk of loss for the Fund.

India’s tax regime is unique, and the Fund may be subject to Indian income tax on income earned from, or with respect to, Indian securities, to securities transaction tax in respect of dealings in Indian securities purchased or sold on the Indian stock exchanges and to Indian capital gains taxes in a manner the Fund may not be in other jurisdictions. Because the Fund’s shareholders ultimately bear the tax consequences of the Fund’s holdings, shareholders may bear the burden of Indian taxes on the Fund’s investments.

Special Risk Considerations of Investing in Taiwan

Continuing hostility and the potential for future political or economic disturbances between China and Taiwan may have an adverse impact on the values of investments in either China or Taiwan, or make investments in China and/or Taiwan impractical or impossible. Any escalation of hostility between China and Taiwan would likely distort Taiwan’s capital accounts, as well as have a significant adverse impact on the value of the Fund’s investments in both countries, and in other countries in the region.

Special Risks of Investing in Latin American Securities

Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems.

Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.

The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the U.S., and by world prices for oil and other commodities. Many Latin American countries are highly reliant on the exportation of commodities and their economies may be significantly impacted by fluctuations in commodity prices and the

Baillie Gifford Institutional Trust – Statement of Additional Information

global demand for certain commodities. In the past, certain Latin American economies have been influenced by changing supply and demand for a particular currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), and currency devaluations and revaluations. Other Latin American investment risks may include inadequate investor protection, less developed regulatory, accounting, auditing and financial standards, unfavorable changes in laws or regulations, natural disasters, corruption and military activity.

Special Risks of Investing in Eastern European Securities

Specific risks vary greatly between the various Eastern European markets, but they include, among others, corporate governance, fiscal stability, banking regulations, European Union accession and continued membership, global commodity prices, political stability and market liquidity.

For example, in February 2022, Russia commenced a military invasion of Ukraine. The invasion has had, and could continue to have, an adverse effect on the region and the markets for securities, as well as ramifications beyond just Russia and Ukraine. Russia’s invasion of Ukraine has led to, and may lead to additional, sanctions being levied by the United States, European Union and other countries and organizations against Russia and Belarus. These market disruptions have and may continue to result in the decline in the value and liquidity of Russian securities, extreme volatility in the Russian currency, a downgrade in Russia’s credit rating, the inability to freely trade sanctioned companies (either due to the sanctions imposed or related operational issues) and/or other impacts on the Russian economy. Sanctions have resulted, and could in the future result, in the immediate freeze of Russian securities, impairing the ability of the Fund to buy those securities. Both the current and potential future sanctions and other government actions against Russia also could result in Russia taking counter measures or retaliatory actions, which may impair further the value or liquidity of Russian securities and may negatively impact the broader global markets and therefore the Fund. Any or all of these potential results could lead Russian and other economic regions into a recession. Any additional sanctions or other intergovernmental actions that may be undertaken against Russia or other countries that support Russia’s military invasion in the future may result in the devaluation of Russian or other affected currencies, a downgrade in the sanctioned country’s credit rating, and a decline in the value and liquidity of Russian securities and securities of issuers in other countries that support the invasion.

Special Risks of Investing in South African Securities

Specific risks include the transfer of assets to Black Economic Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

Special Risks of Investing in Middle Eastern Securities

Specific risks include political uncertainty and instability, widespread unemployment and social unrest. In addition, many economies in the Middle East are highly reliant on income from sales of oil or trade with countries involved in the sale of oil, and their economies are therefore vulnerable to changes in the market for oil and foreign currency values. These risks have been heightened in recent periods due to joint U.S. and Israeli military operations against Iran and Iran’s retaliatory actions against its neighbors in the region. The conflict and its broader implications remain ongoing as of the date of this SAI, and its ultimate duration, scope, and impact on the region and global markets remain uncertain.

Special Risks of Focused Investments in Growth Companies

As described in the Prospectus, the Fund lists both “Focused Investment Risk” and “Growth Stock Risk” as principal risks, and may take on significant exposure to a small number of growth stock issuers, or to a broader portfolio consisting predominantly of growth companies, which can create outsize risk. This is, in part, because, historically, growth companies are disproportionately prevalent in certain industries (such as those relating to the Internet, software and semiconductors), which tend to be particularly prone to loss and wide fluctuation in price. Furthermore, growth companies in these types of industries may have a tendency periodically to decrease in price at roughly the same time, which can further hinder the ability of portfolio managers to diversify risks of loss.

For example, if the Fund takes focused positions in internet and software companies, it is particularly vulnerable to rapid price declines of its internet and software company holdings due to changes in technological product cycles, evolving industry standards, changes in government regulation and policies, loss or impairment of patents and other intellectual property, restrictions on Internet usage or access, damage to the internet infrastructure, obsolescence caused by scientific and technological advances, availability and price of components and acceptance of and changing customer demand. The failure of an internet or software company to adapt to such changes could have a material adverse effect on the company’s business, results of operations and financial condition and therefore the Fund with outsize positions in such companies is subject to greater loss than a more diversified fund.

Similarly, by way of further example, focused investments in the semiconductor industry could make the Fund particularly vulnerable to certain unique risks of investments. For example, semiconductor businesses are particularly vulnerable to loss as a result of wide fluctuations in securities prices due to risks of rapid obsolescence of products and related technology; economic performance of the customers of semiconductor and related companies; limited product lines, markets, financial resources or quality management and personnel. Additionally, investments in semiconductor companies may also be affected by risks that affect the broader technology sector, including: government regulation, dramatic and often unpredictable changes in growth rates and competition for qualified personnel, a small number of companies representing a large portion of the semiconductor industry as a whole, cyclical market patterns, significant product price erosion hampering company profits, periods of over-capacity and production shortages, changing demand, variations in manufacturing costs and yields and significant expenditures for capital equipment and product development.

Baillie Gifford Institutional Trust – Statement of Additional Information

Forward Foreign Currency Transactions

The Fund may invest in forward foreign currency transactions. In a forward foreign currency contract, the Fund agrees to buy in the future an amount in one currency in return for another currency, at an exchange rate determined at the time the contract is entered into. If currency exchange rates move against the Fund’s position during the term of the contract, the Fund will lose money on the contract. There is no limit on the extent to which exchange rates may move against the Fund’s position. The markets for certain currencies may at times become illiquid, and the Fund may be unable to enter into new forward contracts or to close out existing contracts. Forward currency contracts are entered into in the over-the-counter market, and the Fund’s ability to profit from a contract will depend on the willingness and ability of its counterparty to perform its obligations under the contract. Use by the Fund of foreign currency forward contracts may also give rise to leverage.

Initial Public Offerings

The Fund may purchase securities in initial public offerings (“IPOs”). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund’s performance will generally decrease.

Legal and Regulatory Risk

Legal, tax, and regulatory changes could occur that may adversely affect the Fund. New (or revised) laws or regulations or interpretations of existing law may be issued by the U.S. Internal Revenue Service (the “IRS”) or U.S. Treasury Department, the U.S. Commodity Futures Trading Commission (the “CFTC”), the SEC, the U.S. Federal Reserve or other banking regulators, or other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of rules pursuant to financial reform legislation in the U.S.

The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. In addition, the securities and derivatives (including futures) markets are subject to comprehensive statutes and regulations. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators, and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies.

The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government, self-regulatory organization, and judicial action. See “Risks Associated with Derivatives Regulation” above.

Finally, regulations require any creditor that makes a loan and any securitizer of a loan to retain at least 5% of the credit risk on any loan that is transferred, sold or conveyed by such creditor or securitizer. It is currently unclear how these requirements would apply to loan participations, syndicated loans, and loan assignments.

LIBOR Transition and Reference Benchmarks

The London Interbank Offered Rate (“LIBOR”) was the offered rate for short-term Eurodollar deposits between major international banks. The terms of investments, financings or other transactions (including certain derivatives transactions) to which the Fund may be a party have historically been tied to LIBOR. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023 and its publication ended completely on September 30, 2024. Alternative reference rates to LIBOR have been established in most major currencies and markets in these alternative rates are continuing to develop. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly but the full impact of the transition on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined.

For example, the Secured Overnight Financing Rate (“SOFR”) is the replacement rate for U.S. dollar LIBOR and is published by the Federal Reserve Bank of New York. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (repo) market. SOFR is published in various forms including as a daily, compounded, and forward-looking term rate. As noted above, markets in these new rates such as SOFR are continuing to develop.

While LIBOR was an unsecured rate, SOFR is a secured rate. SOFR, unlike LIBOR, reflects actual market transactions. Accordingly, SOFR is not the economic equivalent of LIBOR. Consequently, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, monetary policy, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

In addition, interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (as amended), subject to amendments made by various UK statutory measures. Following the implementation of these reforms, the manner of

Baillie Gifford Institutional Trust – Statement of Additional Information

administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.

Liquidity Risk

Illiquid investments are any investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Liquidity risk is the risk that the Fund may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Fund currently values them. Liquidity risk may be magnified during periods of changing interest rates, significant shareholder redemptions or market turmoil. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid investments may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Fund to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer, including due to geopolitical events such as sanctions, trading halts or wars. Disposal of illiquid investments may entail registration expenses and other transaction costs that are higher than those for liquid investments. The Fund may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Fund.

In accordance with Rule 22e‑4 under the 1940 Act, the Board has appointed the Manager as the Fund’s liquidity risk management program administrator and has approved a liquidity risk management program for the Fund. The Manager expects to continue to implement the program through its liquidity risk management team. Under the program, the Fund must assess and manage its liquidity risk, including classifying investments into specific liquidity categories, and maintaining a portion of its holdings in cash and assets that can be converted to cash within three business days. While the Fund’s liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and may not reduce the liquidity risk inherent in the Fund’s investments. The SEC has in the past proposed amendments to certain rules under the 1940 Act that, if adopted, would have caused more investments to be treated as illiquid, which could have prevented the Fund from investing in securities that the Manager believes are attractive investment opportunities. While the SEC has withdrawn that particular proposal, there can be no assurance that the SEC will not re-propose similar or related rulemaking in the future, which could adversely affect the Fund’s ability to implement its investment strategies.

Non-U.S. Tax Risk

The Fund may be subject to non-U.S. taxation, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends, interest, or other amounts it realizes or accrues in respect of non-U.S. investments; (ii) transactions in those investments; and (iii) repatriation of proceeds generated from the sale or other disposition of those investments. The Fund may seek a refund of taxes paid, but its efforts may not be successful, in which case the Fund will have incurred additional expenses for no benefit. The Fund’s pursuit of such refunds may subject the Fund to various administrative and/or judicial proceedings. The Fund’s decision to seek a refund is in its sole discretion, and, particularly in light of the cost involved, it may decide not to seek a refund, even if it is entitled to one. The outcome of the Fund’s efforts to obtain a refund is inherently unpredictable. Accordingly, a refund is not typically reflected in the Fund’s net asset value until it is received or until the Manager is confident that the refund will be received. In some cases, the amount of a refund could be material to the Fund’s net asset value.

Preferred Stocks

Investment in preferred stocks involves certain risks. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Prospectus or this SAI regarding equity securities or interest rates. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred stock that is deferring its distribution, it may be required to recognize income for tax purposes despite the fact that it is not receiving current income on this position. As a result, the Fund may be required to sell other investments (including when it is not advantageous to do so) to satisfy the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”). Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

Repurchase Agreements

If the seller under a repurchase agreement becomes insolvent, the Fund’s right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before the Fund is able to dispose of them.

The SEC finalized rules that will require certain transactions involving U.S. Treasuries, including repurchase agreements, to be centrally cleared. Compliance with these rules is currently expected to be required in the middle of 2027. Although the

Baillie Gifford Institutional Trust – Statement of Additional Information

impact of these rules on the Fund is difficult to predict, they may reduce the availability or increase the costs of such transactions and may adversely affect the Fund’s performance.

Restricted Securities

Restricted securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.

Section 4(a)(2) Commercial Paper and Rule 144A Securities

The Fund may invest in Section 4(a)(2) paper, which is sold to institutional investors who agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”). Section 4(a)(2) paper normally is resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper. As a result, to the extent the Fund purchases such securities, the Fund will be exposed to liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers. Section 4(a)(2) paper and Rule 144A securities will be presumed illiquid for purposes of the Fund’s limitation on illiquid investments unless the Manager (pursuant to the liquidity risk management program adopted by the Board) as the program administrator determines that the securities in question can be sold within five trading days. If the Fund determines at any time that it owns illiquid investments in excess of 15% of its net assets, it will cease to undertake new commitments to acquire illiquid investments until its holdings are no longer in excess of 15% of its net asset value, report the occurrence in compliance with Rule 22e‑4 and Rule 30b1‑10 under the 1940 Act and, depending on circumstances, may take additional steps to reduce its holdings of illiquid investments. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(a)(2) paper or Rule 144A securities.

Special Purpose Acquisition Companies

The Fund may also invest in stock, rights, warrants, and other securities offered in IPOs of special purpose acquisition companies or similar special purpose entities (collectively “SPACs”). A SPAC is a publicly traded company that raises investment capital in the form of a blind pool via an IPO for the purpose of acquiring an existing company.

The typical SPAC IPO involves the sale of units consisting of one share of common stock combined with one or more warrants or fractions of warrants to purchase common stock at a fixed price upon or after consummation of the acquisition. Shortly after the SPAC’s IPO, such units typically are split into publicly listed common stock and warrants (and rights, if applicable) which are each listed and traded separately. The proceeds from the IPO are placed in trust until such time that the SPAC identifies and consummates the acquisition. A SPAC generally invests the proceeds of its IPO (less a portion retained to cover expenses), which are held in trust, in U.S. government securities, money market securities and cash. If the SPAC does not complete the acquisition within a specified period of time after going public, the SPAC is dissolved, at which point the invested funds are returned to the entity’s shareholders (less certain permitted expenses), possibly on a delayed timeframe and at an unfavorable price, and any rights or warrants issued by the SPAC expire worthless.

The Fund may be delayed in receiving any redemption or liquidation proceeds from a SPAC to which it is entitled, and an investment in a SPAC may be diluted by additional later offerings of interests in the SPAC or by other investors exercising existing rights to purchase shares of the SPAC. The values of investments in SPACs may be highly volatile and may depreciate significantly over time.

Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices.

Warrants

The risks of a warrant are similar to the risks of a purchased call option. Warrants may lack a liquid secondary market for resale. The prices of warrants may fluctuate as a result of changes in the value of the underlying security or obligation or due to speculation in the market for the warrants or other factors. Prices of warrants do not necessarily move in tandem with the prices of their underlying securities; their prices may have significant volatility and it is possible that the Fund will lose its entire investment in a warrant. The Fund’s failure to exercise a warrant or subscription right to purchase common shares in an issuer might result in the dilution of the Fund’s interest in the issuing company.

Disclosure of Fund Investments

The Board has adopted policies and procedures with respect to the disclosure of the Fund’s portfolio holdings (the “Disclosure Policies”). The Board may modify the Disclosure Policies at any time without notice.

The Disclosure Policies permit specific details about securities or other instruments held by the Fund, non-public information about the Fund’s recent trading strategies (i.e., since the last public disclosure of the Fund’s portfolio holdings), or the Fund’s pending or anticipated transactions (such details, “Portfolio Holdings Information”) to be disclosed prior to the time that such information is publicly disclosed only to (i) the Manager and its affiliates, (ii) third party service providers who require access

Baillie Gifford Institutional Trust – Statement of Additional Information

to the information to fulfill their duties to the Fund (including the Trust’s custodian and administrator, transfer agent, independent registered public accounting firm, legal counsel, financial printer and filing agent, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective shareholders (or their consultants and agents) of the Fund under the circumstances described below.

Disclosure to Shareholders

In accordance with the Disclosure Policies, the Manager may also disclose the portfolio holdings of the Fund to Fund shareholders (or their consultants or agents). Such information may be disseminated by e-mail, hard copy, the Manager’s password-protected extranet or any other manner and will be made available to all shareholders of the Fund in the same scope, at the same time, with the same frequency and after the same length of lag time. The subscription agreement signed by shareholders who invest in the Fund after the Disclosure Policies were adopted shall contain a confidentiality agreement which contains provisions substantially similar to the following: (1) the Portfolio Holdings Information is the confidential property of the Trust and may not be traded upon; (2) the recipient of the non-public portfolio holdings information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Manager, the recipient of the Portfolio Holdings Information shall promptly return or destroy the information.

Ongoing Arrangements

The Manager has entered into ongoing arrangements to provide Portfolio Holdings Information to the following persons or entities in order to fulfill their duties with respect to the Fund:

Entity	Reason for disclosure	Frequency	Delay Before Dissemination
Baillie Gifford Overseas Limited and its affiliates	To fulfill duties as Manager of the Fund	Daily	None
The Bank of New York Mellon	To fulfill duties as custodian, administrator, and transfer agent of the Fund	Daily	None
Cohen & Company, Ltd.	To fulfill duties as independent registered public accounting firm of the Fund	During annual audit and semi-annual cursory review	None
Ropes & Gray LLP	To fulfill duties as legal counsel to the Trust	For regulatory filings, board meetings, and other relevant legal issues	None
Entity	Reason for disclosure	Frequency	Delay Before Dissemination
Toppan Merrill	To fulfill duties as financial printer and filing agent for the Fund	For regulatory filings and other printing purposes	None
Broker-dealers	When requesting bids for or price quotations on securities and brokers in the normal course of trading	Upon request	Five days

Conditional Disclosure

In accordance with the Disclosure Policies, the Manager may also disclose Portfolio Holdings Information to other persons if the following three conditions are met:

1.
The recipients are subject to a confidentiality agreement with respect to such information, which includes a prohibition on trading on such information and the recipient’s agreement to destroy the information upon a written request from the Manager.
2.
The Trust’s Chief Executive Officer or Chief Compliance Officer (each, being an “Authorizing Person”) determines that disclosure is in the best interest of the Fund and its shareholders.

In determining whether disclosure is in the best interests of the Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders and the Manager and its affiliates.

3.
The information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.

The Manager must also report any such disclosures to the Board at their next regularly scheduled meeting. This report must then be maintained by the Chief Compliance Officer or his/her designee for 6 years from the end of the fiscal year in which any exception was granted, the first 2 years in an easily accessible place. The Trust may modify its policies and procedures regarding disclosure of Portfolio Holdings Information at any time without notice.

Disclosure Practices for Other Parties

The Manager and its affiliates advise and/or sub-advise registered investment companies and other pooled investment vehicles, which may be subject to different portfolio holdings disclosure policies than the Fund. Neither the Manager nor the Board exercises control over such policies. In addition, the separate account clients of the Manager and its affiliates have access to their portfolio holdings and are not subject to the Fund’s portfolio holdings disclosure policies. In addition, some of these funds or separately managed accounts advised by the Manager have substantially similar investment objectives and strategies as the Fund and therefore potentially similar portfolio holdings as the Fund.

Baillie Gifford Institutional Trust – Statement of Additional Information

Compensation for Disclosure

The Fund’s Portfolio Holdings Information may not be disclosed for compensation.

Disclosure for Parallel Vehicle

The Manager also serves as investment manager to an ETF that engages in investment strategies that are substantially similar to the investment strategies pursued by the Fund. The ETF is required to disclose its complete portfolio holdings to the public on a daily basis in accordance with Rule 6c‑11 under the 1940 Act. While the portfolio investments of the ETF will not be identical to the Fund’s, they will be substantially similar.

Investment Glossary

This section provides definitions of various terms, securities and investment techniques included in the Prospectus and this SAI. This SAI does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Fund. As with any mutual fund, investors in the Fund must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers.

Asia

References in the Prospectus and this SAI to “Asia” denote the region encompassing China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, the Philippines, Singapore, Taiwan and Thailand as well as other countries located in Asia, as determined by the Manager.

Australasia

References in the Prospectus and this SAI to “Australasia” denote the region encompassing New Zealand, Australia, Papua New Guinea, and neighboring islands in the Pacific Ocean.

Common Stocks

Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests.

Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Currency Forward Contracts

In a forward foreign currency contract, the Fund agrees to buy in the future an amount in one currency in return for another currency, at an exchange rate determined at the time the contract is entered into.

Cyber-attacks

Cyber-attacks include, among other things, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption.

Depositary Receipts

Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded.

American Depositary Receipts are typically publicly traded trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity.

Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

Derivatives

Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes.

Eastern European Securities

References in the Prospectus and this SAI to “Eastern European Securities” denote securities issued by companies located in Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, Greece,

Baillie Gifford Institutional Trust – Statement of Additional Information

Hungary, Latvia, Lithuania, Macedonia, Poland, Romania, Russia, Serbia, Slovak Republic, Slovenia, Turkey or Ukraine, as well as other countries in Eastern Europe, as determined by the Manager.

Far Eastern Securities

References in the Prospectus and this SAI to “Far Eastern Securities” denote securities issued by companies located in China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, the Philippines, Taiwan, Thailand or Singapore, as well as other Asian countries, as determined by the Manager.

Industry

References in the Prospectus and this SAI to “Industries” have the meaning ascribed to this term by the Manager, from time to time.

Latin American Securities

References in the Prospectus and this SAI to “Latin American Securities” denote securities issued by companies located in Argentina, Brazil, Chile, Colombia, Mexico or Peru, as well as other countries located in Latin America, as determined by the Manager.

Non-U.S. Securities

The Fund may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S. dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in “non-U.S. securities” for the Fund, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may define non-U.S. securities for purposes of the Fund’s asset tests and investment restrictions, see the Fund’s principal investments and strategies under “Principal Investment Strategies” in the Prospectus. For more information about how the Manager may determine whether an issuer is located in a particular country, see “Selected Investment Techniques and Topics—Location of Issuers” in the Prospectus.

Middle Eastern Securities

References in the Prospectus and this SAI to “Middle Eastern Securities” denote securities issued by companies located in Egypt, Israel, Qatar or United Arab Emirates, as well as other Middle Eastern countries as determined by the Manager.

Preferred Stocks

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation.

Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer.

Repurchase Agreements

The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.

Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

Restricted Securities

The Fund may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration.

Rule 144A Securities

Rule 144A securities are securities that may be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act.

Section 4(a)(2) Commercial Paper

The Fund may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(a)(2) of the 1933 Act. This commercial paper is commonly called “Section 4(a)(2) paper.” Section 4(a)(2) paper is sold to institutional investors who must agree to purchase it for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(a)(2) paper normally is resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper.

Baillie Gifford Institutional Trust – Statement of Additional Information

Sector

References in the Prospectus and this SAI to “Sectors” have the meaning ascribed to this term by the Manager, from time to time.

Senior Securities

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made.

South African Securities

References in the Prospectus and this SAI to “South African Securities” denote securities which are issued by companies located in South Africa.

Synthetic Convertible Securities

“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments.

Warrants

The holder of a warrant or right typically has the right to acquire securities or other obligations from the issuer of the warrant or right at a specified price or under specified conditions.

Yankee Bonds

The Fund may invest in U.S. dollar-denominated bonds sold in the U.S. by non-U.S. issuers (“Yankee bonds”). As compared with bonds issued in the U.S., such bond issues normally carry a higher interest rate but are less actively traded.

Baillie Gifford Institutional Trust – Statement of Additional Information

Purchase, Redemption, and Pricing of Shares

How to Buy & Redeem Shares

The procedures for purchasing shares of the Fund are summarized in the Prospectus under “Shares—How to Buy Shares.”

The procedures for redeeming shares of the Fund are summarized in the Prospectus under “Shares—How to Sell Shares.”

Determination of Net Asset Value

As described in the Prospectus under the heading “Shares—How Shares are Priced,” the net asset value per share of the Fund’s shares of a particular class is determined by dividing the total market value of the Fund’s portfolio investments and other assets attributable to that class, less any liabilities, by the total number of shares outstanding of that class. The Fund’s liabilities are allocated among its classes. The total of such liabilities allocated to a class plus any other expenses specially allocated to that class are then deducted from the class’s proportionate interest in the Fund’s assets, and the resulting amount for each class is divided by the number of shares of that class outstanding to produce the class’s net asset value. The Prospectus further notes that the net asset value will be determined as of a particular time of day (the “Pricing Point”) on any day on which the New York Stock Exchange (“NYSE”) is open for unrestricted trading. The Pricing Point is normally at the scheduled close of unrestricted trading on the NYSE (generally 4:00 p.m. Eastern Time). In unusual circumstances, the Manager may determine that the Pricing Point shall be at an earlier, unscheduled close or halt of trading on the NYSE.

Rule 2a‑5 under the 1940 Act addresses valuation practices and the role of the board of directors with respect to the fair value of the investments of a registered investment company. Among other things, Rule 2a‑5 permits a fund’s board to designate the fund’s primary investment adviser to perform the fund’s fair value determinations, which is subject to board oversight and certain reporting and other requirements intended to ensure that the board receives the information it needs to oversee the investment adviser’s fair value determinations.

The Board has adopted valuation procedures for valuing portfolio securities and other assets. The Manager periodically reviews and reports to the Board on the appropriateness and accuracy of the methodologies used to fair value the Fund’s securities. BNY, as the Fund’s administrator, is responsible for the operational execution of the valuation process, and the Manager is responsible for the supervision of compliance with NAV calculation and pricing requirements. When readily available market quotations for portfolio securities and other assets are not available, fair value must be employed to calculate the Fund’s NAV. Pursuant to Rule 2a‑5, the Board has designated the Manager as the “valuation designee” to determine the fair value, in good faith, of securities and other instruments for which no readily available market quotation exists. Baillie Gifford Group’s Valuation Committee is a committee that oversees this responsibility on behalf of the Manager, and Baillie Gifford Group’s Fair Value Pricing Group is responsible for the day-to-day administration of the Manager’s duties, including the Manager’s responsibilities as “valuation designee.” The

Manager’s role with respect to fair valuation may present certain conflicts of interest given the impact valuations can have on Fund performance and the Manager’s asset-based fees.

Pricing Methodologies

The following summarizes the methods typically used to determine values for the noted types of securities or instruments by the administrator. If a security price cannot be obtained from an independent, third-party pricing agent, the administrator shall seek to obtain a bid price from at least one independent broker from a list provided by the Manager.

—
Equity securities listed on a securities exchange, market or other automated quotation system (including equity securities traded over the counter) for which quotations are readily available are valued at the last quoted trade price on the primary exchange or market (foreign or domestic) on which they are most actively traded on the date of valuation (or at approximately 4:00 p.m. Eastern Time if a security’s primary exchange is normally open at that time), or, if there is no such reported sale on the date of valuation, at the most recent quoted bid price.
—
Debt instruments are generally fair valued by the valuation designee unless a particular instrument is determined to have readily available market quotations.
—
Futures contracts are generally valued at the settlement price established each day by the board of the exchange on which they are traded.
—
Over-the-counter derivatives and other financial derivatives for which no readily available market quotations exist are generally fair valued by the valuation designee.
—
Swaps are generally fair valued by the valuation designee.
—
Redeemable securities issued by open-end investment companies are generally valued at the investment company’s applicable net asset value per share, with the exception of exchange-traded funds, which are generally priced as equity securities.
—
Foreign (non-U.S.) securities and instruments are priced based on the particular type of security (e.g., equity securities, debt securities, etc.), and may require fair valuation adjustments. Securities and other instruments traded on markets in time zones that differ significantly from Eastern Time may be routinely subject to the use of third-party fair valuation vendors and other fair value qualifications.

Baillie Gifford Institutional Trust – Statement of Additional Information

Board Members and Trust Officers

Trustee Responsibilities and Powers

The Board is responsible for the overall management and supervision of the Trust’s affairs and for protecting the interests of shareholders. The Board is composed of six Trustees, also referred to as Board members. Each Board member oversees, and each officer serves, the one series of the Trust.

The Trust’s Amended and Restated Agreement and Declaration of Trust dated October 2, 2025, as amended from time to time (the “Declaration of Trust”) permits the Board to:

—
Issue shares. The Board can issue an unlimited number of full and fractional shares of beneficial interest of each series of the Trust (each a “Series Fund”). Each share of a Series Fund represents an equal proportionate interest in such Series Fund with each other share of that Series Fund and is entitled to a proportionate interest in the dividends and distributions from that Series Fund. The only Series Fund of the Trust as of the date hereof is the Fund.
—
The Board can also subdivide any Series Fund into sub-series (or “Classes”) of shares with such dividend preferences and other rights as the Board may designate. The Fund is currently divided into four Classes. This power to subdivide Series Fund is intended to allow it to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a Series Fund to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. Each share of a Series Fund represents an equal proportionate interest in that Series Fund with each other share, subject to the different preferences of each Class of that Series Fund.
—
Establish new portfolios or series. The Board may establish one or more additional separate Series Fund (i.e., a new fund) or merge two or more existing Series Fund. Shareholders’ investments in such an additional or merged portfolio may be evidenced by a separate Series Fund.
—
Charge shareholders. The Board may charge shareholders directly for custodial, transfer agency and servicing expenses.
—
Allocate other expenses. Any general expenses of the Trust that are not readily identifiable as belonging to a Series Fund are allocated in such a manner as to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Series Fund, certain expenses may be legally chargeable against the assets of all Series Funds.
—
Terminate the Trust or the Fund. The Board may terminate the Trust or any Series Fund upon written notice to the shareholders.

Trustee Appointments

The substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the current Board members should serve as a Trustee. Generally, no one factor was decisive in the nomination or appointment of an individual to the Board.

Among the factors the Board considers when concluding that an individual should serve as a Board member are the following:

—
the individual’s business and professional experience and accomplishments;
—
the individual’s ability to work effectively with the other Trustees;
—
the individual’s prior experience, if any, in the investment management industry; and
—
how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

Trustee Nominations by Shareholders

Any shareholder may nominate a person to become a Trustee. To nominate a person for the Nominating and Governance Committee’s consideration, a shareholder must submit their recommendation in writing to the Trust, to the attention of the Trust’s Secretary at c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN. The recommendation must include:

—
biographical information regarding the candidate, the number of shares of the Fund owned of record and beneficially by the candidate (as reported to the recommending shareholder by the candidate), any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Trust, and, if not an “interested person,” information regarding the candidate that will be sufficient for the Trust to make such determination;
—
the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected;
—
the recommending shareholder’s name as it appears on the Trust’s books;
—
the number of all shares of the Fund owned beneficially and of record by the recommending shareholder; and
—
a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder.

Baillie Gifford Institutional Trust – Statement of Additional Information

In addition, the Nominating and Governance Committee may require the candidate to furnish such other information as it may deem necessary or appropriate to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Nominating and Governance Committee considers and evaluates nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. The Nominating and Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that it will determine to nominate any person, even if properly recommended and considered in accordance with this paragraph.

The following table sets out information on each of the Trustees, including an overview of the considerations that led the Board to conclude that each individual currently serving as a Trustee should serve as a Trustee.

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served as Trustee	Principal Occupation and Other Directorships Held During Past 5 Years	Considerations relevant to appointment as Trustee (see also “Board Members and Trust Officers–Trustee Appointments” above)	Number of Portfolios in Fund Complex(2) overseen by Trustee	Dollar range(3) of Shares held in the Fund (USD)	Aggregate Dollar Range(3) of Shares in All Registered Investment Companies Overseen by Trustee in Fund Complex (USD)
Independent Trustees
Howard W. Chin 1952	Trustee	Since 2025	Retired. Formerly: Managing Director, Investments, Guardian Life Insurance (financial services).	Howard W. Chin has over 25 years of professional experience in the asset management industry. Most recently, as Managing Director of Fixed Income Securities at Guardian Life Insurance Company of America until 2013, Mr. Chin was responsible for managing multi-billion dollar structured products portfolios for Guardian’s mutual funds, and general account. In addition, Mr. Chin was a member of the Investment Committee that determined Guardian’s asset allocation among the various fixed income sectors.	15	None	Over $100,000
Pamela M. J. Cox 1952	Trustee, Chair of the Nominating and Governance Committee	Since 2025	Retired. Formerly: Senior Vice President; Vice President East Asia, World Bank Group (international bank & financial services).	Pamela M. J. Cox has over 30 years of professional experience in the World Bank Group, providing investment project financing and economic policy advice. At the time of her retirement in 2013, she was Senior Vice President, leading strategy and business development. She previously held positions as Vice President East Asia and Vice President Latin America, overseeing business strategy, investment portfolios, operations, client relationships, policy formulation and governance. Since retiring, she has held positions on nonprofit boards.	15	None	Over $100,000

Baillie Gifford Institutional Trust – Statement of Additional Information

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served as Trustee	Principal Occupation and Other Directorships Held During Past 5 Years	Considerations relevant to appointment as Trustee (see also “Board Members and Trust Officers–Trustee Appointments” above)	Number of Portfolios in Fund Complex(2) overseen by Trustee	Dollar range(3) of Shares held in the Fund (USD)	Aggregate Dollar Range(3) of Shares in All Registered Investment Companies Overseen by Trustee in Fund Complex (USD)
John D. Kavanaugh 1962	Trustee, Chair of the Audit Oversight Committee	Since 2025	Retired. Formerly: Partner, Ernst and Young, LLP (public accounting).

John D. Kavanaugh is a CPA with over 37 years of public accounting experience with Ernst & Young (EY) providing audit, accounting and advisory services to a wide variety of clients in the financial services industry including registered investment companies and registered investment advisers. At the time of his retirement from EY in June of 2022, he was an assurance partner based in Dallas and the leader of EY’s Financial Services Organization South Region Wealth and Asset Management Assurance Group. Mr. Kavanaugh also has previous experience on non-profit boards dedicated to assisting and mentoring financially constrained students through high school and college.

					15	None	Over $100,000
Maureen A. Miller 1960	Trustee	Since 2025	Retired. Formerly: Shareholder, Vedder Price P.C. (law firm).	Maureen A. Miller is an attorney with over 35 years of professional experience gained through working at a financial services firm and law firms. Until her retirement from Vedder Price P.C. in 2024, she worked with a variety of investment companies, investment advisers, broker-dealers and fund boards on a range of issues including SEC regulations and compliance matters. She has also served on non-profit boards.	15	None	Over $100,000
Donald P. Sullivan Jr. 1954	Trustee	Since 2025	Retired. Formerly: Senior Vice President, Agency Distribution, Guardian Life Insurance (financial services).	Donald P. Sullivan Jr. has over 38 years of professional experience in the banking, securities, and financial services industries. At the time of his retirement in 2015, he was Senior Vice President of Agency Distribution at Guardian Life Insurance Company of America responsible for the growth and development of the National Career Agency Distribution Network. He previously served as President of Park Avenue Securities, Guardian’s broker-dealer and registered investment adviser, overseeing product, compliance, operations, and strategy, as well as internal and external relationships.	15	None	Over $100,000

Baillie Gifford Institutional Trust – Statement of Additional Information

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served as Trustee	Principal Occupation and Other Directorships Held During Past 5 Years	Considerations relevant to appointment as Trustee (see also “Board Members and Trust Officers–Trustee Appointments” above)	Number of Portfolios in Fund Complex(2) overseen by Trustee	Dollar range(3) of Shares held in the Fund (USD)	Aggregate Dollar Range(3) of Shares in All Registered Investment Companies Overseen by Trustee in Fund Complex (USD)
Interested Trustee (as defined in the 1940 Act)(4)
Michael Stirling-Aird 1977	Trustee, Chair of the Board. President(5)	Since 2025	Partner, Baillie Gifford & Co (parent of investment adviser).	Michael Stirling-Aird has over 24 years of professional experience in the investment management and financial services industries. Mr. Stirling-Aird is a partner of the Manager’s parent firm, Baillie Gifford & Co, and with respect to the Manager, a Client Relationship Director with responsibility for servicing North American clients and Deputy Chair of the Manager’s North American Management Group. He has served as the President of Baillie Gifford Funds since 2023.	15	None	None
(1)
The address of each Trustee is c/o Baillie Gifford Overseas Limited, 780 Third Avenue, 43rd Floor, New York, NY 10017.
(2)
The “Fund Complex” includes the Fund and all series of (1) Baillie Gifford Funds (9 portfolios) and (2) Baillie Gifford ETF Trust (5 portfolios).
(3)
Values given are as of December 31, 2025.
(4)
Previous positions during the past five years with Baillie Gifford & Co, the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.
(5)
Mr. Stirling-Aird serves as a Trustee (Chair of the Board) and President for all companies in the Fund Complex.

Five of the Trustees are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (“Independent Trustees”). One Trustee, who serves as Chair of the Board, is an “interested person” of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust. The Trust does not have a lead independent trustee. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Fund, after taking into account the characteristics of the Fund and its investment strategies and policies. In forming this belief as to the reasonableness of having an interested Chair and no lead independent Trustee, the Board considered several factors in respect of its service of other funds in the Baillie Gifford fund complex, which the Board believes will be equally applicable in respect of their service of the Trust, including the following: the relatively small size of the Board, and the fact that each Independent Trustee serves on every committee of the Board; in light of the Manager’s overseas location, the Chair’s ability to efficiently mobilize the Manager’s resources at the Board’s behest and on its behalf; that the board of other funds in the Baillie Gifford fund complex has had an interested Chair since its inception and that, during this time, the interested Chair has demonstrated the ability to facilitate the flow of information between the Independent Trustees and the Manager; and that the collaborative functioning of the Board has not been hindered by this historical governance structure. For a discussion of the Board’s role in risk oversight of the Fund, please see “Manager—Oversight by the Board” below.

An Independent Trustee may serve as a member of the Board until December 31 in the earlier of (i) the year of their 15th year of service as a Board member, and (ii) the year of their 75th birthday. The Chair of the Board and the officers of the Trust, including the President of the Trust, are elected annually by the Board.

To the Trust’s knowledge, as of the date hereof, none of the Independent Trustees or their immediate family members owned securities in the Manager or Baillie Gifford Funds Services LLC (the “Distributor” or “BGFS”), nor did they own securities in any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Distributor.

Trustee Meetings

The Board meets periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with certain service providers, monitor compliance with regulatory requirements, and review performance.

Baillie Gifford Institutional Trust – Statement of Additional Information

Committees

The Board has two standing committees, as follows:

Committee	Functions	Membership	Chair	Meetings during last fiscal year(1)
Audit Oversight Committee	Oversees the Trust’s accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust’s financial statements. Acts as liaison between the Trust’s independent registered public accounting firm and the Board.	Independent Trustees only	Mr. Kavanaugh	0
Nominating and Governance Committee	Identifies, evaluates and recommends candidates to serve as Independent Trustees(2) and reviews the composition of the Board. Reviews and recommends Independent Trustee compensation.	Independent Trustees only	Ms. Cox	1
(1)
Information is provided for the fiscal period from the inception date of the Trust through December 31, 2025.
(2)
The Nominating and Governance Committee will consider nominees recommended by shareholders. For a description of the procedures to be followed by security holders to submit recommendations, see “Board Members and Trust Officers—Trustee Nominations by Shareholders” above.

Trustee Compensation

The following table sets forth a summary of the compensation received by each Independent Trustee for services rendered as a Trustee and, if applicable, committee chair, for the fiscal year ended December 31, 2025. The Trust pays no compensation to its officers and interested Trustee. For their services to the Trust, Baillie Gifford Funds, and Baillie Gifford ETF Trust during such period, each Independent Trustee, other than Ms. Miller, received a retainer fee of $165,000, and the chairs of the Audit Oversight Committee and the Nominating and Governance Committee received additional aggregate compensation of $15,000 and $7,000, respectively, each allocated among the trusts. As compensation for her services to the Trust, Baillie Gifford Funds, and Baillie Gifford ETF Trust from September 1, 2025 through the fiscal year ended December 31, 2025, Ms. Miller received $55,000. The Trust did not pay any compensation to the Independent Trustees prior to December 31, 2025.

Howard W. Chin, Trustee		Pamela M.J. Cox, Trustee and Chair of the Nominating and Governance Committee	John D. Kavanaugh, Trustee and Chair of the Audit Oversight Committee	Maureen A. Miller, Trustee(1)	Donald P. Sullivan Jr., Trustee
Total Compensation from all Funds of the Fund Complex(2)(3)(4)	$165,000	$172,000	$180,000	$55,000	$165,000
(1)
From September 1, 2025 to April 28, 2026, Ms. Miller served as a Trustee Advisor to the Board of Baillie Gifford Funds. Ms. Miller has served as a Trustee of Baillie Gifford Funds since April 29, 2026.
(2)
All Trustees receive reimbursements for reasonable expenses related to their attendance at the meetings of the Board or committees, which are not included in the amounts shown. The amounts shown indicate the aggregate compensation paid to the Trustees for their service with respect to each of the Trust, Baillie Gifford ETF Trust, and Baillie Gifford Funds and their respective series. During the 2025 fiscal year, no Trustee accrued pension or retirement benefits as part of the Trust’s expenses, and no Trustee is expected to receive annual benefits upon retirement.
(3)
The “Fund Complex” includes the Trust and two separate investment companies: (1) Baillie Gifford Funds and (2) Baillie Gifford ETF Trust.
(4)
This total includes compensation from Baillie Gifford International Smaller Companies Fund, which was terminated as a series of Baillie Gifford Funds on October 2, 2025. The total also includes compensation from Baillie Gifford Developed EAFE All Cap Fund, Baillie Gifford EAFE Plus All Cap Fund, and Baillie Gifford International All Cap Fund which merged with and into Baillie Gifford International Alpha Fund on February 2, 2026, each such fund a series of Baillie Gifford Funds.

Trust Officers

The following table sets out the officers of the Trust, their principal occupations during the last five years, and certain other information.

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served(2)	Principal Occupation During Past 5 Years(3)
Officers (other than officers who are also Trustees(4))
David W. Salter 1975	Vice President	Since 2025	Partner, Baillie Gifford & Co (parent of investment adviser); Formerly CEO & Chairman, Baillie Gifford Funds Services LLC (broker-dealer)
Julie Paul 1975	Vice President	Since 2025	Senior Manager, Funds Operations, Baillie Gifford & Co (parent of investment adviser)
Lindsay Cockburn 1978	Treasurer	Since 2025	Director of Investment Operations, North American Funds Operations Department, Baillie Gifford & Co (parent of investment adviser)

Baillie Gifford Institutional Trust – Statement of Additional Information

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served(2)	Principal Occupation During Past 5 Years(3)
Neil Riddell 1988	Chief Risk Officer	Since 2025	Partner and Head of Group Risk, Baillie Gifford & Co (parent of investment adviser)
Gareth Griffiths 1973	Secretary, Chief Legal Officer, Chief Compliance Officer and AML Compliance Officer	Since 2025	Head of Business Partners Legal for Baillie Gifford & Co (parent of investment adviser)
Lesley-Anne Archibald 1988	Vice President	Since 2025

Head of North American Shareholders Services, North American Funds Operations Department, Baillie Gifford & Co (parent of investment adviser); Chairperson and Director of Baillie Gifford Funds Services LLC (broker-dealer)

Kelly Cameron 1989	Vice President	Since 2025	Relationship Director, Baillie Gifford & Co. (parent of investment adviser)
(1)
The address of each officer of the Trust is c/o Baillie Gifford Institutional Trust, 780 Third Avenue, 43rd Floor, New York, NY 10017.
(2)
The officers of the Trust will be elected annually by the Board.
(3)
Previous positions during the past five years with Baillie Gifford & Co, the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.
(4)
Michael Stirling-Aird serves as a Trustee (Chair of the Board) and President of the Trust. His information is set forth in the table relating to Trustees above.

Trust Officer Compensation

The Trust currently pays no compensation to officers of the Trust.

Board Member and Trust Officer Liability

The Declaration of Trust provides that the Board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Board member against any liability to which the Board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Board members and officers of the Trust are indemnified by the Trust for any and all liabilities and expenses actually and reasonably incurred in any proceeding brought or threatened against a Board member or officer by reason of any alleged act or omission as Board member or officer, unless such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust, under the Declaration of Trust and the Bylaws of the Trust. No officer or Board member may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Investment in the Fund by Trust, Manager and Distributor Personnel

The Trust, the Manager and the Distributor have each adopted a code of ethics pursuant to Rule 17j‑1 of the 1940 Act. This code of ethics permits personnel of the Trust, the Manager and the Distributor to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

Baillie Gifford Institutional Trust – Statement of Additional Information

Manager

The Manager is a wholly-owned subsidiary of Baillie Gifford & Co, which is generally engaged in the business of investment management. Both the Manager and Baillie Gifford & Co are authorized and regulated in the U.K. by the Financial Conduct Authority. The Manager and its affiliates are referred to herein as the “Baillie Gifford Group.”

Oversight by the Board

The Board oversees the Manager, including by overseeing the following activities of the Manager:

—
Risk Management. As part of this process, the Board receives a report from, and meets periodically with, the Trust’s chief risk officer. The Board also meets periodically with representatives of the Manager to receive reports regarding the management of the Fund, including their investment risks.
—
Compliance with Relevant Laws. To assist this process, the Board meets periodically with the Fund’s chief compliance officer and receives reports regarding the compliance of the Fund and the Manager with the federal securities laws and the Fund’s own compliance policies and procedures.
—
Financial Accounting and Reporting. The Board, either itself or through its committees, meets periodically with officers of the Trust and representatives from the Manager and the auditor of the Fund, to review and consider the financial accounting and reporting of the Fund.
—
All Management activities. In the course of providing oversight, the Board meets periodically with officers of the Trust and representatives from the Manager, and receives a broad range of reports on the Fund’s activities, including regarding the Fund’s investment portfolio.
—
Appointment of the Manager. The Board also reviews the appointment of the Manager at least annually.

Management Services

The Manager serves as the investment manager of the Fund under the Amended and Restated Investment Advisory Agreement dated December 9, 2025, as amended from time to time (the “Advisory Agreement”).

Responsibilities

Under the Advisory Agreement, the Manager manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to oversight by the Board as described above. The Manager also furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services.

Investment Advisory Fee

For these services, the Advisory Agreement provides that the Fund pays the Manager an investment advisory fee. This fee is based on a percentage of the Fund’s average daily net assets and is paid quarterly.

As the Fund is newly organized, it had not paid any investment advisory fees as of December 31, 2025.

The advisory fee paid by the Fund under the Advisory Agreement is calculated and accrued daily on the basis of the annual rate noted below and expressed as a percentage of the Fund’s average daily net assets:

Average Daily Net Assets of the Fund (billions)	Annual Advisory Fee Rate at Each Asset Level (percentage of the Fund’s average daily net assets)
$0 - $2	0.45%
>$2 - $5	0.41%
Above $5	0.39%

Investment Advisory Fee Waiver

In order to limit the expenses of the Fund, the Manager has contractually agreed to waive its fees and/or bear other expenses of the Fund to the extent that the annual expenses (excluding taxes and extraordinary expenses) exceed 0.70% for Class 2 Shares, 0.63% for Class 3 Shares, 0.60% for Class 4 Shares, and 0.55% for Class 5 Shares until April 30, 2029. These waivers are described in the Prospectus under “Fund Management.”

How to Change the Investment Advisory Agreement

The Advisory Agreement may be amended in a manner consistent with the 1940 Act. Amendments to the Advisory Agreement will require shareholder approval, unless (a) the amendments do not increase the compensation of the Manager or otherwise fundamentally alter the relationship of the Trust with the Manager and (b) the amendments are approved by the requisite majority of the Trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any such party.

Term of Manager’s Appointment

The Advisory Agreement will continue in effect for two years from its date of execution. After this two year period, it will continue if its continuance is approved at least annually by:

—
the Board or by vote of a majority of the outstanding voting securities of the relevant Fund; and
—
vote of a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

The Advisory Agreement may be terminated without penalty by:

—
vote of the Board or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days’ written notice; or
—
the Manager upon sixty days’ written notice.

The Advisory Agreement also terminates automatically in the event of its assignment.

Manager Liability

The Advisory Agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad

Baillie Gifford Institutional Trust – Statement of Additional Information

faith, gross negligence or reckless disregard of its obligations and duties.

Other Clients

The Manager acts as investment adviser to numerous other corporate and fiduciary clients. Certain officers and the interested Trustee of the Trust also serve as officers, directors and Trustees of other investment companies and clients advised by the Manager.

These other investment companies and clients sometimes invest in securities in which the Fund also invests. The Manager also acts as investment adviser to an ETF that pursues strategies that are substantially similar or nearly identical to investment strategies pursued by the Fund. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the Board that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

For a description of potential conflicts of interest that may arise in connection with management of the Fund and management of other clients please see “Principal Investment Risks—Conflicts of Interest Risk” in the Prospectus.

Shareholder Services

Responsibilities

Pursuant to a shareholder servicing agreement, the Manager furnishes certain services to shareholders of Class 2, Class 3, Class 4 and Class 5 of the Fund.

Fee

For these services, the shareholder servicing agreement provides that each share Class receiving the services pays the Manager a shareholder servicing fee. This fee is based on a fixed percentage of the Fund’s average daily net assets and is paid quarterly.

As the Fund is newly organized, it had not paid any shareholder servicing fees as of December 31, 2025.

Investment Decisions by Portfolio Managers

Investment decisions made by the Manager for the Fund are made by teams of portfolio managers organized for that purpose.

Portfolio Manager Conflicts of Interest

In addition to managing the Fund, individual portfolio managers are commonly responsible for managing other registered investment companies, other pooled investment vehicles and/or other accounts. These other types of accounts have similar investment strategies to the Fund.

For a description of potential conflicts of interest that may arise in connection with the portfolio managers’ management of the Fund and the portfolio managers’ management of other types of accounts please see “Principal Investment Risks—Conflicts of Interest Risk” in the Prospectus.

Other Accounts

The following table shows information regarding other accounts managed by the portfolio managers. The information is provided as of December 31, 2025, except where otherwise noted. As of December 31, 2025, no portfolio manager to the Fund owned beneficially any equity securities of the Fund.

			Where advisory fee is based on account performance:
Account Type	Total Accounts	Total Assets in Accounts (US$m)	Accounts	Assets in Accounts (US$m)
John MacDougall
Registered Investment Companies	—	—	—	—
Other Pooled Investment Vehicles	8	9,917	—	—
Other Accounts	75	44,799	3	1,530
Gemma Barkhuizen
Registered Investment Companies	—	—	—	—
Other Pooled Investment Vehicles	5	9,149	—	—
Other Accounts	75	44,766	4	1,630
Mark Urquhart
Registered Investment Companies	—	—	—	—
Other Pooled Investment Vehicles	5	9,149	—	—
Other Accounts	72	44,447	3	1,530

Proxy Voting

The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund. The Manager does not use an automated proxy voting advisory service.

Voting Guidelines

The Manager has adopted certain guidelines, called “Our Stewardship Principles and Guidelines” (the “Guidelines”) to, among other things, govern the Manager’s proxy voting processes.

The Guidelines are developed and administered by the Voting Team of the Baillie Gifford Group. The Voting Team sits alongside the investment teams and oversees voting analysis and execution

Baillie Gifford Institutional Trust – Statement of Additional Information

in conjunction with the Fund’s portfolio managers. The Voting Team forms part of the Manager’s ESG function and reports to the Head of ESG, and ultimately to Baillie Gifford & Co’s ESG Oversight Group.

The Guidelines articulate the Manager’s approach to governance and sustainability matters including the following areas:

—
Governance fit for purpose
—
Alignment in vision and practice
—
Long-term value creation
—
Sustainable business practices

The Manager recognizes that given the range of markets in which the Fund invests, one set of standards is unlikely to be appropriate. The Guidelines consequently take an issues based approach covering standards from a global perspective.

Pragmatic & Flexible Approach

The Manager recognizes that companies within particular markets operate under significantly differing conditions. The Guidelines are intended to provide an insight into how the Manager approaches voting and engagement on behalf of clients with it being important to note that the Manager assesses every company individually. With respect to voting, the Manager will evaluate proposals on a case-by-case basis, based on what it believes to be in the best long-term interests of clients, rather than rigidly applying a policy.

In evaluating each proxy, the Voting Team follows the Guidelines, while also considering third party analysis, the Manager’s and its affiliates own research and discussions with company management.

The Voting Team oversees voting analysis and execution in conjunction with the investment teams.

The Manager may elect not to vote on certain proxies. While the Manager endeavors to vote the Fund’s shares in all markets, on occasion this may not be possible due to a practice known as share blocking, whereby voting shares would result in prevention from trading for a certain period of time. When voting in these markets, the Manager assesses the benefits of voting clients’ shares against the relevant restrictions. The Manager may also not vote where it has sold out of a stock following the record date.

Conflicts of Interest

The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship. The Voting Team of the Baillie Gifford Group is responsible for monitoring possible material conflicts of interest with respect to proxy voting.

In most instances, applying the Guidelines to vote proxies will adequately address any possible conflicts of interest.

For proxy votes that involve a potential conflict of interest or that are inconsistent with (or not covered by) the Guidelines, the Manager has an internal process to review the proposed voting rationale. The review considers whether business relationships between the Baillie Gifford Group and the company have influenced the proposed vote and decides the course of action to be taken in the best interests of our clients.

Further Information

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge upon request by:

—
calling toll-free, 1‑844‑394‑6127; or
—
by accessing the Fund’s Form N-PX on the SEC’s website at http://www.sec.gov.

Investment Process – Best Execution

In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager seeks to obtain the best price and execution.

Under a participating affiliate arrangement, the Manager may engage personnel and resources from its affiliate, Baillie Gifford Asia (Hong Kong) Limited , to execute trades for the Fund. Under normal circumstances, this arrangement will be utilized for executing trades in relation to Asia-Pacific securities. However, the Manager may also utilize this arrangement for non-Asia-Pacific securities.

Use of Brokers or Dealers for Unlisted Investments

The use of brokers or dealers for unlisted investments is based on the most favorable price which can be obtained for the Fund.

Transactions in unlisted securities are carried out directly with company management when they are issuing primary equity. On occasion investment banks can be engaged as advisers in the trade but the monies are generally paid direct to the company. If, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers, the trading desk will direct the trade through broker-dealers who make the primary market for such securities.

Selection of Brokers or Dealers

Broker selection for trading is determined entirely by the requirement to achieve best execution for the Fund.

The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

Baillie Gifford Institutional Trust – Statement of Additional Information

Execution only approach

The Manager pays execution-only commission rates and does not pay “bundled” fees for brokerage and research. The Manager assumes full responsibility for payment for non-execution services from brokers, such as reports on economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with analysts and specialists. The receipt of such services does not factor in the selection of brokers.

Foreign Currency Transactions – Custodians

Although the Manager executes certain foreign currency transactions internally through its foreign currency trading desk, the Manager may determine that:

—
certain transactions may not be most efficiently executed by its trading desk. Such transactions may be administered by a third party such as the Fund’s custodian. Such transactions tend to be in smaller amounts (for example, income repatriation), and such transactions may be executed by such third parties in accordance with standing instructions received from the Manager; or
—
due to local market regulations, responsibility has to pass to the client’s custodian for execution under standing instruction.

Also, income received into the portfolios will automatically be swept into U.S. dollars by means of standing instruction foreign exchange carried out by the custodian.

Given the nature of such transactions and the general size of the markets, the Manager has limited ability to analyze or review the specific details and efficiency of trading in these amounts.

Directed Brokerage Transactions

The Fund had not yet commenced operations as of December 31, 2025, and therefore, during the fiscal year ended December 31, 2025, did not engage in any directed brokerage commissions.

Brokerage Commissions

As mentioned above, the Manager pays execution-only commission rates for trading. The Manager believes this helps to mitigate any potential conflicts of interest that might arise from the purchase of two sets of services paid out of the Fund’s dealing commission.

Research services permitted to be paid from client dealing commissions under Section 28(e) (the “safe harbor”) of the Exchange Act are now paid for directly by the Manager under separate agreements with brokers.

The Fund had not yet commenced operations as of December 31, 2025, and therefore, during the fiscal year ended December 31, 2025, did not pay any brokerage commission fees.

Affiliated Broker-Dealers

The Fund had not yet commenced operations as of December 31, 2025, and therefore, during the fiscal year ended

December 31, 2025, did not pay any brokerage commissions to any affiliated broker/dealers.

Portfolio Turnover

The buying and selling of the securities held by the Fund is known as “portfolio turnover.” Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to individual shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses) and may adversely impact the Fund’s after-tax returns. See the “Tax” section below.

Because the Fund had not commenced operations as of December 31, 2025, the Fund’s portfolio turnover rate for the most recent fiscal year end is not yet available.

Other Services

The Trust, on behalf of the Fund, has entered into a Shareholder Servicing Agreement (the “Shareholder Servicing Agreement”) with the Manager, under which the Manager has agreed to act as shareholder servicer for the Fund.

The Trust has adopted a plan pursuant to Rule 12b‑1 under the 1940 Act (the “Shareholder Service Plan”) to compensate the Manager for services provided to Classes 2‑5. The Shareholder Service Fees collected by the Manager (as described in the Prospectus under “Shares—Restrictions on Buying Shares”) are for services that are not primarily intended to result in the sale of Fund shares.

The Board has adopted the Shareholder Service Plan to allow the Fund, the Manager and its affiliates, including BGFS, to incur certain expenses that might be considered indirect payments by the Fund for distribution of Fund shares. Under the Shareholder Service Plan, if the payment of fees to the Manager for recordkeeping, sub-accounting, sub-transfer agency or other services, should be deemed to constitute indirect financing by the Trust of the distribution of Fund shares, such payments are authorized by the Shareholder Service Plan. However, no distribution payments under Rule 12b‑1 have been authorized by the Board as of the date of this SAI, and no distribution fees under Rule 12b‑1 are currently payable under the Shareholder Service Plan. If the Board authorizes distribution payments under Rule 12b‑1 in the future for any class of shares, the Manager or another service provider might collect distribution fees under Rule 12b‑1. This would also require the Prospectus to be updated to reflect such additional fees.

The Manager and BGFS, directly or through an affiliate, may use its fee revenue, past profits, or other resources, without limitation, to pay promotional and administrative expenses in connection with the offer and sale of shares of the Fund. In addition, the Manager and BGFS may use their respective resources, including fee revenues, to make payments to third parties that provide assistance in selling the Fund’s shares or to financial

Baillie Gifford Institutional Trust – Statement of Additional Information

intermediaries that render recordkeeping, sub-accounting sub-transfer agency and other services.

The Shareholder Service Plan has been approved by the Board in accordance with Rule 12b‑1. As required by Rule 12b‑1, the Board carefully considered all pertinent factors relating to the implementation of the Shareholder Service Plan prior to its approval and determined that there is a reasonable likelihood that the Shareholder Service Plan will benefit the Fund and its shareholders.

In accordance with the requirements of Rule 12b‑1, the Manager provides quarterly reporting to the Board regarding all payments made by the Fund to the Manager under the Shareholder Servicing Agreement, including reporting of the purposes for which such payments were made. To the extent that the Shareholder Service Plan gives the Manager or its affiliates greater flexibility in connection with the distribution of shares of the Fund, additional sales of the Fund’s shares may result.

Compensation

The portfolio managers’ compensation arrangements within the Manager vary depending upon whether the individual is an employee or partner of Baillie Gifford & Co.

Employees of Baillie Gifford & Co

A portfolio manager’s compensation generally consists of:

—
base salary;
—
a company-wide all staff bonus;
—
a performance related bonus; and
—
the standard retirement benefits and health and welfare benefits available to all Baillie Gifford & Co employees.

A portfolio manager’s base salary is determined by the manager’s experience and performance in the role, taking into account the ongoing compensation benchmark analyses, and is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs.

A portfolio manager’s performance related bonus is determined by team and individual performance. Team performance will generally be measured on investment performance over a three, four or five year basis and is based on performance targets that are set and reviewed annually by the Chief of Investment Staff. Individual performance will be determined by the individual’s line manager at the annual appraisal at which staff are assessed against key competencies and pre-agreed objectives. The bonus is paid on an annual basis.

A proportion of the performance related bonus is mandatorily deferred. Currently recipients defer between 20% and 40% of their performance related bonus. Awards will be deferred over a period of three years and will be invested in a range of funds managed by the Baillie Gifford Group.

Partners of Baillie Gifford & Co

Gemma Barkhuizen, John MacDougall, and Mark Urquhart are partners of Baillie Gifford & Co.

The remuneration of Baillie Gifford & Co partners comprises Baillie Gifford & Co partnership profits, which are distributed as:

—
base salary; and
—
a share of the partnership profits.

The profit share is calculated as a percentage of total partnership profits based on seniority and role within Baillie Gifford & Co. The basis for the profit share is detailed in the Baillie Gifford & Co Partnership Agreement.

The main staff benefits such as pension schemes are not available to partners and therefore partners provide for benefits from their own personal funds.

Partners in their first few years additionally receive a bonus. The bonuses are calculated in the same way as those for staff but exclude the deferred element. A proportion of the bonus paid will be retained to be used to buy capital shares in the partnership.

Baillie Gifford Institutional Trust – Statement of Additional Information

Other Key Service Providers

Administrator – BNY

BNY of 240 Greenwich Street, New York, NY 10286 serves as the Fund’s administrator pursuant to the Fund Administration and Accounting Agreement between the Trust, on behalf of the Fund, and BNY.

The Fund had not yet commenced operations as of December 31, 2025, and therefore, during the fiscal year ended December 31, 2025, did not pay any administration fees.

Custodian – BNY

BNY is also the Trust’s custodian. As such, BNY or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund.

Upon instruction, BNY or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

Transfer Agent – BNY Mellon Investment Servicing (US) Inc

BNY Mellon Investment Servicing (US) Inc of 118 Flanders Road, Westborough, MA 01581, serves as the Trust’s transfer agent, registrar and dividend disbursing agent.

Independent Registered Public Accounting Firm – Cohen & Company, Ltd.

Cohen & Company, Ltd. serves as independent registered public accounting firm to the Trust and conducts an annual audit of the financial statements of the Fund and provides other audit related services. Cohen & Co Advisory, LLC, an affiliate of Cohen & Company, Ltd., provides tax services as requested. The principal business address of Cohen & Company, Ltd. is 342 North Water Street, Suite 830, Milwaukee, Wisconsin 53202.

Underwriter – BGFS

Baillie Gifford Funds Services LLC, of 1 Greenside Row, Calton Square, Edinburgh EH1 3AN, United Kingdom, a wholly-owned subsidiary of the Manager, serves as the sole distributor and principal underwriter of the shares of the Fund.

The Trust has entered into a distribution agreement with BGFS. BGFS offers and sells shares to investors as agent of the Fund either directly or through brokers, dealers and other financial institutions which enter into selling agreements with BGFS, and/or the Trust. The distribution agreement provides that BGFS will use all reasonable best efforts in connection with the distribution of shares of the Fund. The Fund’s shares will be offered on a continuous basis.

The Fund had not yet commenced operations as of December 31, 2025, and therefore, during the fiscal year ended December 31, 2025, did not pay BGFS any underwriting commissions or other compensation.

Trust Legal Counsel – Ropes & Gray LLP

Ropes & Gray LLP, of Prudential Tower, 800 Boylston Street, Boston, MA 02199, is legal counsel to the Trust.

Independent Trustee Legal Counsel – Vedder Price P.C.

Vedder Price P.C., of 222 North LaSalle Street, Chicago, IL, 60601, is legal counsel to the Independent Trustees.

Baillie Gifford Institutional Trust – Statement of Additional Information

Shareholders

Principal Holders of Securities

A shareholder will be considered a “principal holder” of shares if that shareholder owns of record or is known by the Trust to own beneficially 5% or more of any class of the Fund’s outstanding shares. The principal holders as of March 31, 2026 are listed in the table below. Each principal holder owns of record and beneficially, except as otherwise indicated.

The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of the Fund.

Investor	Investor Address	Percentage Ownership of Class
Longwood Foundation Inc – Class 2	100 W 10th Street Suite 1109 Wilmington, DE 19801	93.71%
State Highway Patrol Retirement System – Class 3	1900 Polaris Pkwy Ste 201 Columbus, OH 43240-4037	72.27%
Mt Sinai Health Care Foundation – Class 3	10501 Euclid Avenue 2nd Floor Cleveland, OH 44106-2204	14.70%
Stockton University – Class 2	101 Vera King Farris Drive Galloway, NJ 08205-9441	6.28%

Control Persons

A controlling person’s vote could have a more significant effect on matters presented to shareholders of the Fund for approval than the vote of other shareholders of the Fund.

As of March 31, 2026, the name, address and percentage of ownership of each person who may be deemed to be a “control person” (as that term is defined in the 1940 Act) of the Fund because it owns greater than 25% of the outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise, is shown below. The Trust does not have knowledge in every case as to whether all or any portion of shares owned of record are also owned beneficially.

Investor	Investor Address	Percentage Ownership of the Fund
Longwood Foundation Inc	100 W 10th Street Suite 1109 Wilmington, DE 19801	50.12%
State Highway Patrol Retirement System	1900 Polaris Pkwy Ste 201 Columbus, OH 43240-4037	38.65%

Management Ownership

As of March 31, 2026, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding equity securities of each class of the Fund.

Shareholder Rights

Rights to Dividends

Shareholders are entitled to dividends as declared by the Board, and, in liquidation of the relevant Series’ portfolio, are entitled to receive the net assets of the portfolio.

Voting Rights

Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the series will be held if, at any time, less than a majority of the Trustees then in office have been elected by shareholders of the series.

Shareholders are entitled to one vote for each full share held, and fractional votes for each fractional share held. Voting rights are not cumulative.

Shareholders may vote in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders, to the extent provided in the Declaration of Trust.

On any matter affecting all shareholders, all shares shall be voted together. Shareholders of all series vote together, irrespective of series, on:

—
the election of Trustees;
—
the removal of Trustees;
—
the selection of the Trust’s independent registered public accounting firm; and
—
amendments to the Declaration of Trust, unless the amendment only: (i) changes the Trust’s name, responds to or ensures compliance with applicable legislation or regulation or cures technical problems in the Declaration of Trust, (ii) establishes, changes or eliminates the par value of any shares (currently all shares have a par value of $0.00000001 per share) or (iii) issues shares of the Trust in one or more series, or subdivides any series of shares into various classes of shares with such dividend preferences and other rights as the Board may designate.

For the purpose of electing Trustees, there will normally be no meetings of shareholders except where, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the Board, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.

In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the

Baillie Gifford Institutional Trust – Statement of Additional Information

written request of the holders of not less than 10% of the outstanding shares.

Shareholders may wish to communicate with other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee. The Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials at the expense of the requesting shareholders, upon receiving a written request by shareholders having a net asset value constituting 1% of the outstanding shares of the Trust stating that such shareholders wish to communicate with the other shareholders.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.

Matters Affecting a Particular Series or Share Class

On matters only affecting a particular series or share class, only shareholders of that series or class will be entitled to vote. Rule 18f‑2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. Consistent with the current position of the SEC, shareholders of each series vote separately on matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.

Preemptive Rights

The shares of the Fund do not have any preemptive rights.

Trustee Nominations

Any shareholder may nominate a person to become a Trustee. See “Trustees and Trust Officers—Trustee Nominations by Shareholders” above.

Rights on Termination

Upon termination of the Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

Tax Reporting

As required by U.S. federal law, U.S. federal tax information will be furnished to applicable shareholders for each calendar year early in the succeeding year.

Liability

Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

Complaints

The Fund has adopted a policy with respect to handling of shareholder complaints. The Fund’s policy works with existing policies of the Manager to receive and address complaints with respect to its pooled vehicles. As shareholders of this privately placed Fund have a direct client relationship with Baillie Gifford, shareholders should contact their client contact with respect to any complaint.

Contractual Arrangements

The Trust enters into contractual arrangements with various parties, including, among others, the Fund’s investment adviser, custodian, transfer agent, accountants, and their affiliates, who provide services to the Fund. Shareholders are not parties to any such contractual arrangements, and those contractual arrangements are not intended to and will not create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.

This SAI provides information concerning the Trust and the Fund that you should consider in determining whether to purchase shares of the Fund. Neither this SAI, nor the related Prospectus, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Fund and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

Distributions

It is generally the policy of the Fund to declare and pay out, at least annually, dividends to its shareholders as follows:

—

Investment Company Taxable Income
The Fund will distribute substantially all of its investment company taxable income (which, computed without regard to the dividends-paid deduction, includes dividends and any interest it receives from investments and the excess of net short-term capital gain over net long-term capital loss, in each case determined with reference to any loss carryforwards).
—

Net Capital Gains
The Fund will distribute substantially all of its net capital gains (that is, the excess of net long-term capital gains over net short-term capital loss, in each case determined with reference to any loss carryforwards), if any.

The Fund may make such distributions more frequently as determined by the Trustees of the Trust to the extent permitted by applicable regulations.

Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income, so computed, subject to the distribution requirements applicable to regulated investment

Baillie Gifford Institutional Trust – Statement of Additional Information

companies under the Code, and/or net capital gain, and pay the Fund-level tax on any such retained amounts.

Distributions Are Payable in Shares

Except as provided below, distributions of income and capital gain are generally payable in full and fractional shares of the Fund, based upon the net asset value determined as of the close of unrestricted trading on the NYSE on the record date for each dividend or distribution.

Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust ten days prior to such dividend or distribution.

Tax

The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the U.S., or corporations, partnerships, or other entities created or organized under the laws of the U.S. or any political subdivision thereof, or estates that are subject to U.S. federal income taxation regardless of the source of their income or trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person and (b) hold, directly or indirectly, shares of the Fund as a capital asset (“U.S. shareholders”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of the Fund.

The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters. The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only. Prospective and actual shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

The Fund – Separate Tax Entity

The Fund is treated as a separate entity for U.S. federal income tax purposes. The Fund intends to elect to be treated as a regulated investment company eligible for taxation under the provisions of Subchapter M of the Code and intends to qualify each year as such.

Test for Special Tax Treatment

In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

1.
derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below) (collectively, “qualifying income”);
2.
diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund’s assets consists of cash and cash items (including receivables), U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and
3.
distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gain over net long-term capital loss) and net tax-exempt interest income, if any, for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (1) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.

However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (i) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (1)(i) above) will be treated as qualifying income.

Baillie Gifford Institutional Trust – Statement of Additional Information

In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Section 7704(c)(2) of the Code.

In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (2) above, identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment.

In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (2) above.

Also, for purposes of the diversification test in (2) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If the Fund qualifies as a regulated investment company that is accorded special tax treatment, it will not be subject to U.S. federal income tax on income or gains paid to its shareholders in a timely manner in the form of dividends (including Capital Gain Dividends, as defined below).

Failure to Meet Test for Special Tax Treatment

If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying the Fund-level tax, paying interest, making additional distributions, or disposing of certain assets.

If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, it would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net capital gain, would be taxable to U.S. shareholders as dividend income.

Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below).

In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

Retaining Net Capital Gains

As noted above, the Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gains.

Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income and/or net capital gains, and pay a Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Code.

If the Fund retains any net capital gains, it will be subject to tax at the regular corporate rate on the amount retained, but may designate the retained amount as undistributed capital gains in a timely notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities.

If the Fund timely makes the designation discussed in the prior sentence, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gains, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, its net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31) as if incurred in the succeeding taxable year.

Excise Tax

If the Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or for the one-year period ending December 31 of such year if the Fund so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.

For these purposes, the Fund’s ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year, unless the Fund has made an election to use December 31, instead of October 31, for

Baillie Gifford Institutional Trust – Statement of Additional Information

purposes of the excise tax; if the Fund makes the election to use December 31, no such gains or losses will be so treated.

Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year.

The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that the Fund will be able to do so.

Personal Holding Companies

In addition, if the Fund is a “personal holding company” (as defined in Section 542 of the Code) for U.S. federal income tax purposes, the Fund will potentially need to adjust the timing of its distributions to its shareholders in order to avoid a Fund-level tax on its “undistributed personal holding company income” (as defined in Section 545 of the Code). Generally, the Fund will be a personal holding company if, at any time during the last half of its taxable year, more than 50% of its shares are owned, directly or indirectly, by five or fewer individuals and/or certain pension trusts, private foundations, charitable trusts or trusts providing for the payment of supplemental unemployment benefits. In the event that the Fund is a personal holding company, the Fund will seek to make distributions sufficient to avoid the Fund-level tax under the personal holding company rules, although there can be no assurance it will be able to do so.

Tax on Fund Distributions

Distributions are generally taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for its shares). Such distributions are likely to occur in respect of shares purchased at a time when a Fund’s NAV reflects income or gains that are either unrealized or realized but not distributed.

Distributions are taxable whether shareholders receive them in cash or in additional shares.

A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

Investment Income

For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders as ordinary income.

Distributions of investment income reported by the Fund as derived from “qualified dividend income” are taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level as described more fully below.

In order for some portion of the dividends received by the Fund shareholder to be “qualified dividend income” that is eligible for taxation at long-term capital gain rates, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.

In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level):

1.
if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date that is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date);
2.
to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property;
3.
if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest; or
4.
if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established security market in the U.S.), or (b) treated as a passive foreign investment company (“PFIC”).

If the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly reported Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations to the extent they are properly reported by the Fund as being attributable to the amount of eligible dividends received by the Fund from domestic corporations for the taxable year.

In general, a dividend received by the Fund will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock—generally, stock acquired with borrowed funds).

Baillie Gifford Institutional Trust – Statement of Additional Information

There can be no assurances that a significant portion of the Fund’s distributions will be eligible for the corporate dividends-received deduction. The percentage of ordinary income distributions eligible for the corporate dividends-received deduction for the Fund for the prior fiscal year is disclosed in the Fund’s Form N-CSR filing, which is available on the SEC’s website.

Any distribution of income that is attributable to dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

Capital Gains

Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares.

Tax rules can alter the Fund’s holding period on investments and thereby affect the tax treatment of gain or loss on such investments. Distributions of net capital gain from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) are generally taxable to shareholders as long-term capital gains, taxed to individuals at reduced rates relative to ordinary income. Distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less are generally taxable to shareholders as ordinary income.

Distributions from capital gains are generally made after applying any available capital loss carryforwards.

The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code.

Medicare Contribution Tax

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gain, including Capital Gain Dividends, as described above, and (ii) any net gain from the sale, exchange, redemption, or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

Sale, Exchange or Redemption of Shares

A sale, exchange or redemption of shares in the Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under Section 301 of the Code.

In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held by a shareholder for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held by a shareholder for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.

Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased (including as a result of dividend reinvestment) within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In some circumstances, a redemption of shares in a fund that is not a “publicly offered” regulated investment company (as described below) may be treated as resulting in a distribution to which Section 301 of the Code applies (a “Section 301 distribution”) rather than as a payment in exchange for Fund shares. The Fund will not be considered a “publicly offered” regulated investment company unless the Fund has at least 500 shareholders at all times during a taxable year or its shares are continuously offered pursuant to a public offering. It is expected that the Fund will not be a publicly offered regulated investment company.

As a result, all or a portion of certain redemptions of Fund shares may be treated as dividends. Shareholders who redeem all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a Section 301 distribution unless the redemption is treated as being either (i) “substantially disproportionate” with respect to such shareholder or (ii) otherwise “not essentially equivalent to a dividend” under the relevant rules of the Code.

If amounts received by a shareholder upon a redemption are treated as a Section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of Capital Distributions” below).

Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-redeeming shareholders whose interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution from the Fund.

The determination of whether a redemption from the Fund will be treated as a Section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the

Baillie Gifford Institutional Trust – Statement of Additional Information

extent to which the redemption reduces the shareholder’s percentage stock ownership interest. As an example, if a redemption does not reduce a shareholder’s percentage stock ownership interest in the Fund, the redemption may well be treated as a Section 301 distribution. Furthermore, certain attribution rules apply for purposes of determining a shareholder’s percentage stock ownership interest in the Fund at any given time.

The rules for determining when a redemption will be treated as giving rise to a distribution under Section 301 of the Code, and the tax consequences of Section 301 distributions, are complex and depend on the relevant facts and circumstances. Shareholders are accordingly urged to consult their tax advisors with respect to these rules.

Return of Capital Distributions

If the Fund makes a distribution to a shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter as capital gain.

A return of capital is not taxable, but it reduces the shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

Capital Loss Carryforwards

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund is able to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years.

Distributions from capital gains are generally made after applying any available capital loss carryforwards.

Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.

The Fund may carry net capital losses forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character.

The amounts of any capital loss carryforwards available to the Fund will be shown in the notes to the financial statements once available.

Deemed Distributions of Certain Expenses

Because the Fund is expected not to be treated as a “publicly offered” regulated investment company, certain shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.

Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s organization as a registered investment company (such as its registration fees, Trustees’ fees, expenses of periodic Trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).

Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary. Such shareholders cannot deduct such deemed distributions of expenses under current law. The deemed distributions of expenses could as a result increase a shareholder’s net taxes owed, reducing the Fund’s effective yield with respect to such a shareholder.

Hedging and Similar Transactions

Transactions in Derivative Instruments

The Fund’s transactions in derivative instruments (e.g., futures or options transactions, forward contracts and swap agreements), or any other hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, constructive sale, mark-to-market, straddle, wash sale, and short sale rules).

These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate income to the Fund, defer losses to the Fund, or cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

The Fund will determine whether to make any available elections pertaining to such transactions. Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid the Fund-level tax.

Book Income and Taxable Income

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and its taxable income.

If the Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits, (ii) thereafter, as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.

If the Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and to avoid a Fund-level tax.

Baillie Gifford Institutional Trust – Statement of Additional Information

Foreign Currency Transactions and Related Hedging Transactions

The Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Foreign currency gains are generally treated as qualifying income for purposes of the 90% gross income requirement described above. There is a remote possibility that the Secretary of the Treasury will issue contrary tax regulations with respect to foreign currency gains that are not directly related to a regulated investment company’s principal business of investing in stocks or securities (or options or futures with respect to stocks or securities), and such regulations could apply retroactively.

Investments in Other Regulated Investment Companies

The Fund’s investments in shares of other mutual funds, ETFs or other companies that are treated as regulated investment companies (each, an “underlying RIC”), can cause the Fund to be required to distribute greater amounts of net investment income or net capital gain than the Fund would have distributed had it invested directly in the securities held by the underlying RIC, rather than in shares of the underlying RIC. Further, the amount or timing of distributions from the Fund qualifying for treatment as a particular character (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the underlying RIC.

If the Fund receives dividends from an underlying RIC, and the underlying RIC reports such dividends as qualified dividend income, then the Fund is permitted in turn to report a portion of its distributions as qualified dividend income, provided it meets holding period and other requirements with respect to shares of the underlying RIC.

If the Fund receives dividends from an underlying RIC and the underlying RIC reports such dividends as eligible for the dividends-received deduction, then the Fund is permitted in turn to report its distributions derived from those dividends as eligible for the dividends-received deduction as well, provided it meets holding period and other requirements with respect to shares of the underlying RIC.

Investment in Securities of Certain Foreign Corporations

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.

Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at taxable year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders who are U.S. citizens or residents or U.S. corporations to claim a credit or deduction (but not both) on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.

A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction (if any) for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 31-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend.

Shareholders that do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.

Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

The Fund’s investments that are treated as equity investments for U.S. federal income tax purposes in certain PFICs could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on gains from the sale of its investment in such PFIC. This tax cannot be eliminated by making distributions to shareholders of the Fund. However, if certain conditions are met, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect, pursuant to Sections 1293 and 1295 of the Code, to treat a PFIC as a “qualified electing fund” (a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gain annually, regardless of whether it receives any distribution from the company. The Fund also may make an election, pursuant to Section 1296 of the Code, to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year (a “mark-to-market election”). Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.

Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

A foreign corporation is a PFIC if: (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.

Baillie Gifford Institutional Trust – Statement of Additional Information

Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.

Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business activities and certain income received from related persons. Because it is not always possible to identify a foreign corporation as a PFIC, in some instances, the Fund may incur the tax and interest charges described above.

A foreign corporation in which the Fund invests will not be treated as a PFIC with respect to the Fund if such corporation is a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes and the Fund holds (directly, indirectly, or constructively) 10% or more of the voting interests in or total value of such corporation. In such a case, the Fund generally would be required to include in gross income each year, as ordinary income, its share of certain amounts of the CFC’s income, whether or not the CFC distributes such amounts to the Fund.

Investments in Certain Debt Obligations

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount.

Generally, the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed by the Fund over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no cash payment on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.

The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received.

Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so. These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to shareholders at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than if the Fund had not held such obligations.

Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity—that is, at a premium—the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.

Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount; whether or to what extent the Fund should recognize market discount on a debt obligation; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

Baillie Gifford Institutional Trust – Statement of Additional Information

Tax Shelter Reporting Regulations

Under Treasury regulations, if a shareholder recognizes a loss of at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder or $10 million in any single taxable year or $20 million in any combination of taxable years for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.

Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.

Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Shares Purchased Through Tax-Advantaged Accounts

Special tax rules apply to investments though defined contribution plans and other tax-qualified plans or tax-advantaged accounts.

Shareholders should consult their tax advisors to determine the suitability of shares of the Fund as an investment through such plans and arrangements and the precise effect of such an investment in their particular tax situations.

Tax-Exempt Shareholders

Under current law, the Fund serves to “block” (that is, prevent the attribution to shareholders of) unrelated business taxable income (“UBTI”) from being realized by tax-exempt shareholders.

Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code.

Backup Withholding

The Fund generally is required to withhold and remit to the U.S. Department of the Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Backup withholding is not an additional tax.

Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

For a foreign person (as defined below) to qualify for exemption from the backup withholding tax and for reduced withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements. Foreign investors in the Fund should consult their tax advisors in this regard.

Foreign Shareholders

Distributions by the Fund to shareholders that are not “U.S. persons” within the meaning of the Code (“foreign persons”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign person, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders.

The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (a) distributions to an individual foreign person who was present in the U.S. for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign person of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests.

The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the U.S., or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a CFC. If the Fund invests in an underlying RIC that pays Capital Gain Dividends, short-term capital gain dividends or interest-related dividends to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders. The Fund is permitted to report such part of its dividends as short-term capital gain and/or interest-related dividends as are eligible, but is not required to do so.

In the case of Fund shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of such payments as short-term capital gain or interest-related dividends to shareholders.

Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.

Distributions by the Fund to beneficial holders of shares who are foreign persons other than Capital Gain Dividends, short-term capital gain dividends and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

Baillie Gifford Institutional Trust – Statement of Additional Information

A beneficial holder of Fund shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on a sale, exchange or redemption of such shares of the Fund unless (i) such gain is “effectively connected” with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

If a foreign person is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the U.S. More generally, foreign persons who are residents in a country with an income tax treaty with the U.S. may obtain different tax results than those described herein, and are urged to consult their tax advisors.

A beneficial holder of Fund shares who is a foreign person may be subject to state, local or foreign taxes, and to the U.S. federal estate tax in addition to the U.S. federal income tax rules described above.

Certain Additional Withholding and Reporting Requirements

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR).

Shareholders should consult a tax advisor regarding the applicability to them of this reporting requirement.

Sections 1471‑1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government.

If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays.

If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign persons described above (e.g., short-term capital gain dividends and interest-related dividends).

Each prospective investor is urged to consult its tax advisor regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Financial Statements

The Fund is new and had not commenced operations as of December 31, 2025. Because the Fund is new, financial highlights information is not available for the Fund.

PART C. OTHER INFORMATION

Item 28. Exhibits.

The following Exhibits are filed herewith or incorporated by reference:

(a)	Amended and Restated Agreement and Declaration of Trust of Registrant, dated October 2, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(b)	Copy of Amended and Restated By-Laws of Registrant, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(c)	Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders’ Rights. (See (a) and (b) above).

(d)	Amended and Restated Investment Advisory Agreement between Baillie Gifford Overseas Limited and the Registrant, on behalf of the Fund, dated December 9, 2025, incorporated by reference to Amendment No. 1 to the registration statement of the Trust on Form N-1A filed December 12, 2025.

(e)	Distribution Agreement between Baillie Gifford Funds Services LLC and the Registrant, on behalf of the Fund, dated October 10, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(f)	Not applicable.

(g)	1.	Custody Agreement between Baillie Gifford Funds and Bank of New York Mellon dated September 29, 2000, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(i)	Amendment to Custody Agreement between Baillie Gifford Funds and Bank of New York Mellon dated December 30, 2013, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(ii)	Supplement to the Custody Agreement Hong Kong-China Stock Connect Service — SPSA Account Model between Baillie Gifford Funds and Bank of New York Mellon dated November 14, 2016, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(iii)	Supplement to the Custody Agreement Hong Kong-China Connect — SPSA Account Model for Stock and Bond Connect between Baillie Gifford Funds and The Bank of New York Mellon dated April 25, 2019, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(iv)	Eighteenth Amendment to Custody Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon dated October 10, 2025, adding the Registrant, filed herewith.

(v)	Ninth Amendment to the Custody Agreement Hong Kong-China Stock Connect Service — SPSA Account Model between Baillie Gifford Funds, the Registrant and Bank of New York Mellon dated October 10, 2025, adding the Registrant, filed herewith.

2.	Form of Foreign Custodian Manager Agreement dated, September 29, 2000, between Baillie Gifford Funds and Bank of New York Mellon, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(i)	Thirteenth Amendment Agreement, dated October 10, 2025, to the Foreign Custodian Management Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon, adding the Registrant, filed herewith.

(h)	1.	Fund Administration and Accounting Agreement between Baillie Gifford Funds and Bank of New York Mellon dated September 29, 2000, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(i)	Form of Amendment to Fund Administration and Accounting Agreement between Baillie Gifford Funds and Bank of New York Mellon, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(ii)	Fourteenth Amendment Agreement, dated October 10, 2025, to the Fund Administration and Accounting Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon, adding the Registrant, filed herewith.

2.	Form of Subscription Agreement for the purchase of shares, filed herewith.

3.	Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., dated September 1, 2014, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(i)	Amendment No. 2, dated February 20, 2018, to the Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(ii)	Amendment No. 4, dated September 28, 2018, to the Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., effective as of June 30, 2018, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(iii)	Amendment No. 6, dated December 13, 2018, to the Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(iv)	Amendment No. 12, dated December 15, 2021, to the Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(v)	Amendment No. 14, dated January 20, 2025, to the Transfer Agency Agreement between Baillie Gifford Funds and BNY Mellon Investment Servicing (US) Inc., incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(vi)	Amendment No. 15, dated October 10, 2025, to the Transfer Agency Agreement between Baillie Gifford Funds, the Registrant and BNY Mellon Investment Servicing (US) Inc., adding the Registrant, filed herewith.

4.	Form of Indemnification Agreement between the Registrant and each Trustee, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

5.	Expense Limitation Agreement between Baillie Gifford Overseas Limited and the Registrant dated October 10, 2025 on behalf of its series, Baillie Gifford Institutional Long Term Global Growth Fund, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm, filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	1.	Shareholder Service Plan, dated October 10, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

2.	Shareholder Servicing Agreement between the Registrant and Baillie Gifford Overseas Limited, dated October 10, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(n)	Plan Pursuant to Rule 18f-3, dated October 10, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(o)	Reserved.

(p)	1.	Code of Ethics of the Registrant, filed herewith.

2.	Code of Ethics of Baillie Gifford Overseas Limited and Baillie Gifford Funds Services LLC, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

(q)	Power of Attorney for Howard W. Chin, Pamela M. J. Cox, John D. Kavanaugh, Maureen A. Miller, Donald P. Sullivan Jr., Michael Stirling-Aird, and Lindsay Cockburn, dated October 2, 2025, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

Item 29. Persons Controlled By or Under Common Control With the Registrant.

Not applicable.

Item 30. Indemnification.

Article VIII of the Registrant’s Amended and Restated Agreement and Declaration of Trust (as further amended from time to time, the “Declaration of Trust”) (See Exhibit (a) hereto) provides for indemnification of trustees and officers. The effect of this provision is to provide indemnification for each of the Registrant’s trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant’s trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

The Registrant has also contractually agreed to indemnify each Trustee. The contractual agreement between the Trust and each Trustee delineates certain procedural aspects relating to indemnification and advancement of expenses and provides for indemnification and advancement to the fullest extent permitted by the Declaration of Trust and By-Laws of the Trust, as amended, and the laws of The Commonwealth of Massachusetts, the Securities Act of 1933, as amended, and the 1940 Act, as amended.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of the Investment Adviser.

The Registrant’s investment adviser, Baillie Gifford Overseas Limited (“BGO”), is registered under the Investment Advisers Act of 1940 and regulated by the Financial Conduct Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and private investment pools and private accounts. Except as set forth below, the directors and officers of BGO have been engaged during the last two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors or officers of BGO or certain of BGO’s corporate affiliates. The business and other connections of the officers and directors of BGO are listed in Schedules A and D of its Form ADV as currently on file with the SEC, the text of which Schedules are hereby incorporated herein by reference. The file number of BGO’s Form ADV is 801-21051. The address of BGO and its corporate affiliates is Calton Square, 1 Greenside Row, Edinburgh, UK.

Name and Title	Non-Baillie Gifford business, profession, vocation or employment

N/A

Item 32. Principal Underwriters.

(a) Baillie Gifford Funds Services LLC, the principal underwriter of the Registrant, also serves as principal underwriter for Baillie Gifford Funds and Baillie Gifford ETF Trust.

(b) Directors, Officers or Partners of the Distributor:

(1) Name and Principal Business Address	(2) Positions and Offices with Underwriter	(3) Positions and Offices with Fund
Lesley-Anne Archibald 780 Third Avenue, 43rd Floor, New York, NY 10017	Chairperson and Director	Vice President
Nick Wood Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chief Executive Officer and Director	N/A
Garry Porteous Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chief Compliance Officer and Director	N/A
Janice Parise Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Financial and Operations Principal	N/A
Kathrin Hamilton Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Director	N/A
Claire Mazur 780 Third Avenue, 43rd Floor, New York, NY 10017	Director	N/A
Kirsten Ross 780 Third Avenue, 43rd Floor, New York, NY 10017	Director	N/A
Sally Mayer Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Secretary	N/A
Jane Hogg Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Finance Officer	N/A

(c) Not applicable.

Item 33. Location of Accounts and Records.

The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) Transfer Agent (located at 118 Flanders Road, Westborough, MA 01581) and Custodian (located at 240 Greenwich Street, New York, NY 10286) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

Item 34. Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Edinburgh, Scotland, on the 29th day of April, 2026.

BAILLIE GIFFORD INSTITUTIONAL TRUST

By:	/s/ Michael Stirling-Aird
Name:	Michael Stirling-Aird
Title:	President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
(g)(1)(iv)	Eighteenth Amendment to Custody Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon dated October 10, 2025, adding the Registrant.

(g)(1)(v)	Ninth Amendment to the Custody Agreement Hong Kong-China Stock Connect Service — SPSA Account Model between Baillie Gifford Funds, the Registrant and Bank of New York Mellon dated October 10, 2025, adding the Registrant.

(g)(2)(i)	Thirteenth Amendment Agreement, dated October 10, 2025, to the Foreign Custodian Management Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon, adding the Registrant.

(h)(1)(ii)	Fourteenth Amendment Agreement, dated October 10, 2025, to the Fund Administration and Accounting Agreement between Baillie Gifford Funds, the Registrant and Bank of New York Mellon, adding the Registrant.

(h)(2)	Form of Subscription Agreement for the purchase of shares.

(h)(3)(vi)	Amendment No. 15, dated October 10, 2025, to the Transfer Agency Agreement between Baillie Gifford Funds, the Registrant and BNY Mellon Investment Servicing (US) Inc., adding the Registrant.

(j)	Consent of Independent Registered Public Accounting Firm.

(p)(1)	Code of Ethics of the Registrant.